SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities and Exchange Act of 1934

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DCP Holding Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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October 7, 2013

Dear DCP Holding Company Shareholder:

We invite you to attend our special meeting of shareholders on Tuesday, November 12, 2013, at 6:30 p.m., local time, at the Cooper Creek Event Center, 4040 Cooper Road, Blue Ash, Ohio 45241.

Over the last few years, our Corporate Affairs Committee and the Board of Directors have undertaken a detailed review of our organizational and capital structure, our future growth plans and capital requirements, and our shareholders’ desire for increased liquidity. We must have access to additional capital for the following reasons:

•	To fund share repurchase obligations with respect to retiring dentists. We anticipate that requests to redeem our common shares will significantly increase each of the next 10 years.

•	To meet obligations and expenses associated with our continued growth.

•	To meet state insurance regulatory standards.

To meet these additional capital requirements, our current available alternatives are:

•

Offering Class A and Class B shares – The only eligible owners of our Class A and Class B shares are network dentists whose practice is located within our service area in Ohio and Kentucky, Company officers and employees and members of our Board of Directors. We have experienced limited interest from eligible dentists in the purchase of Class A and Class B shares.

•

Offering preferred shares – We are able to offer preferred shares to institutional investors, but we believe that there are a limited number of institutional investors that will invest their capital with the Company without being able to fully participate in any growth of the shareholder value of the Company.

•

Retain some of our earnings – We have been required to retain some of our earnings due to the limitation on raising new capital, and we believe that this limitation may inhibit our ability to continue our consistent trend of premium growth. We expect that we may be required to retain more of our earnings to meet the anticipated increase in redemption requests from retiring dentists and still retain our viability and growth, unless we are able to raise new capital.

At the meeting, we will ask you to approve several amendments to our Amended and Restated Articles of Incorporation and our Amended and Restated Code of Regulations. The amended governance documents are designed to improve our capital structure with the following purposes:

•

Permitting certain non-dentist individuals to purchase and own a new class of voting shares (Class C shares), while ensuring that the Company always remains controlled by dentists and Company officers, directors and employees who own Class A and Class B shares.

•	Moving from a “one dentist, one vote” model to a “one share, one vote model.”

•

Eliminating the current geographic restrictions on the dentist ownership of our common shares, thus allowing dentists who relocate or retire to be able to continue to own and purchase our common shares.

•	Enhancing liquidity and transferability of our common shares.

The Board of Directors recommends that you vote FOR each of the proposals.

The attached Notice of Special Meeting of Shareholders and Proxy Statement describes the business we will conduct at the special meeting and provides information about the Company that you should consider when you vote your shares. On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to greeting as many of our shareholders as possible.

Sincerely,

STEPHEN T. SCHULER, DMD	ANTHONY A. COOK
Chairman of the Board	President, Chief Executive Officer and Director

DCP HOLDING COMPANY

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held on November 12, 2013

To Our Shareholders:

The Special Meeting of Shareholders (the “special meeting”) of DCP Holding Company, an Ohio corporation (the “Company”), will be held on Tuesday, November 12, 2013, at 6:30 p.m., local time, at the Cooper Creek Event Center, 4040 Cooper Road, Blue Ash, Ohio, for the following purposes:

1.	To approve the Second Amended and Restated Articles of Incorporation, to include the following amendments:

a)	To increase the number of authorized Class B Common Shares from 100,000 shares to 120,000 shares;

b)	To amend the terms of the Class B Common Shares to provide that the shares shall have voting rights and terms substantially similar to the Class A Common Shares;

c)	To create a new Class C Common Shares;

d)	To create a new Class D Common Shares;

e)	To eliminate pre-emptive rights of holders of Class A Common Shares with respect to new classes of voting shares; and

f)	To provide for automatic conversion of Class A, Class B and Class C Common Shares.

2.	To approve the Second Amended and Restated Code of Regulations, to include the following amendments:

a)	To amend and establish eligibility requirements for ownership of the classes of the Company’s Common Shares;

b)	To amend transfer restrictions and repurchase rights and obligations with respect to Class A Common Shares and Class B Common Shares;

c)	To establish transfer restrictions and repurchase and redemption rights and obligations with respect to Class C Common Shares;

d)	To establish transfer restrictions and repurchase rights and obligations with respect to Class D Common Shares; and

e)	To establish a maximum percentage of Class C Common Shares that may be outstanding.

3.

To approve the proposal to adjourn the special meeting if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the proposals referenced above; and

4.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Only shareholders of record of the Company’s Class A Common Shares and Class B Common Shares at the close of business on September 20, 2013 are entitled to notice of and to vote on matters presented at the special meeting. Holders of Class A Common Shares as of the record date will be entitled to vote on all proposals presented at the special meeting. Holders of Class B Common Shares as of the record date will be entitled to vote on the proposals to approve amendments to the Amended and Restated Articles of Incorporation. This Notice and the accompanying proxy statement are first being mailed to shareholders on or about October 10, 2013.

All shareholders are cordially invited to attend the special meeting in person. However, to assure your representation at the special meeting, please vote as soon as possible by completing, signing, dating and returning the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the special meeting may vote in person even if he or she has voted using the proxy card by revoking his or her proxy prior to the vote being taken.

By Order of the Board of Directors

DAVID A. KREYLING, DMD Secretary

Sharonville, Ohio

October 7, 2013

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE BY COMPLETING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 12, 2013:

This proxy statement is also available at: www.dentalcareplus.com/eproxy

DCP HOLDING COMPANY

PROXY STATEMENT

General

The accompanying proxy, mailed together with this proxy statement, is being solicited by and on behalf of the Board of Directors of DCP Holding Company, an Ohio corporation, or the “Company,” for use at the special meeting of our shareholders and at any adjournments or postponements thereof. References in this proxy statement to “we,” “us,” “our” or like terms also refer to the Company. This proxy statement and accompanying proxy are first being mailed to our shareholders on or about October 10, 2013.

The Company is currently authorized to issue 7,500 Class A Common Shares, without par value (the “Class A shares”), 100,000 Class B Common Shares, without par value (the “Class B shares”), and 100,000 preferred shares, without par value.

Date, Time and Place of the Special Meeting

The special meeting will be held on Tuesday, November 12, 2013, at 6:30 p.m., local time, at the Cooper Creek Event Center, 4040 Cooper Road, Blue Ash, Ohio 45241, and the telephone number at that location is (513) 745-8596.

Purpose of the Special Meeting and Recommendation of Our Board of Directors

At the meeting, shareholders will consider and act upon proposals related to modifications of our capital structure and changes to the terms of our Common Shares (which we refer to collectively as the “Proposals”). The purposes of the Proposals are to: (i) increase liquidity for existing holders of Class A shares and Class B shares; (ii) increase the pool of potential purchasers of Class A shares and Class B shares, by permitting all practicing and retired dentists to qualify as a shareholder regardless of whether the dentist is a network participating provider, and eliminating the current geographic restriction which limited dentist ownership to a dentist whose practice is located in our service area in Ohio and Kentucky; (iii) permit non-dentist ownership through a new class of voting shares, Class C Common Shares (“Class C shares”), with limited redemption rights, and the ability to use shares of such class for future acquisition opportunities; (iv) maintain control of the Company by dentists and Company officers, directors and employees by limiting the Class C shares that may be outstanding; and (v) continue to provide liquidity through repurchase obligations of the Company upon the death, disability or retirement of a holder of Class A or Class B shares.

The first set of proposals (which we refer to collectively as the “Amended Articles Proposals”) relate to approval of several amendments to our Articles of Incorporation, in the form of our Second Amended and Restated Articles of Incorporation (the “Amended Articles of Incorporation”) to (i) increase the number of authorized Class B Common Shares from 100,000 shares to 120,000 shares; (ii) amend the terms of the Class B Common Shares to provide that the shares shall have voting rights and terms substantially similar to the Class A Common Shares; (iii) create a new Class C Common Shares; (iv) create a new Class D Common Shares; (v) eliminate pre-emptive rights of holders of Class A Common Shares with respect to new classes of voting shares; and (vi) provide for automatic conversion of Class A, Class B and Class C Common Shares.

The second set of proposals (which we refer to collectively as the “Amended Code Proposals”) relate to approval of several amendments to our Code of Regulations, in the form of our Second Amended and Restated Code of Regulations (the “Amended Code of Regulations”) to (i) amend and establish eligibility requirements for ownership of the classes of the Company’s Common Shares; (ii) amend transfer restrictions and repurchase rights and obligations with respect to Class A Common Shares and Class B Common Shares; (iii) establish transfer restrictions and repurchase and redemption rights and obligations with respect to Class C Common Shares; (iv) establish transfer restrictions and repurchase rights and obligations with respect to Class D Common Shares; and (v) establish a maximum percentage of Class C Common Shares that may be outstanding.

Each of the proposals in the Amended Articles Proposals must be approved by our shareholders for the Amended Articles Proposals to be approved. Each of the proposals in the Amended Code Proposals must be approved by our shareholders for the Amended Code Proposals to be approved. The Amended Articles Proposals and the Amended Code Proposals must each be approved by the shareholders in order for any of the proposals to be effective. If the Amended Articles Proposals are approved by shareholders, but the Amended Code Proposals are not approved by shareholders, then the Amended Articles of Incorporation will not be effective. Similarly, if the Amended Code Proposals are approved by shareholders, but the Amended Articles Proposals are not approved by shareholders, then the Amended Code of Regulations will not be effective.

Shareholders also will consider and act upon a proposal (which we refer to as the “Adjournment Proposal”) to adjourn the special meeting if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Amended Articles Proposals or the Amended Code Proposals.

Our Board of Directors recommends that you vote “FOR” each of the Amended Articles Proposals, “FOR” each of the Amended Code Proposals, and “FOR” the Adjournment Proposal. Our Board of Directors does not know of any matters to be acted upon at the meeting other than the Amended Articles Proposal, the Amended Code Proposal and the Adjournment Proposal.

ABOUT THE MEETING

Who Can Vote

The record date for the determination of holders of our Class A shares and our Class B shares entitled to notice of and to vote on matters presented at the special meeting, or any adjournment or postponement thereof, is the close of business on September 20, 2013 (which we refer to as the “record date”). As of the record date, there were 552 Class A shares issued and outstanding and entitled to vote on all matters at the meeting, and 7,812 Class B shares issued and outstanding and entitled to vote on the Amended Articles Proposal at the meeting.

The holders of our Class A shares and our Class B shares as of the record date will be entitled to one vote per share on each matter upon which they are being asked to vote at the special meeting, or any adjournment or postponement thereof. Although our Class B shares are nonvoting shares, Ohio law entitles the holders of Class B shares to vote on a matter that changes the terms of those shares. Since the Amended Articles Proposals change certain of the terms of the Class B shares, the holders of the Class B shares are entitled to vote on each of the Amended Articles Proposals.

How to Vote

Shareholders may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. If desired, provided that you have properly revoked your proxy (see below), you can change your vote at the meeting.

The Board of Directors is asking for your proxy. By giving a proxy you authorize the persons named to vote your shares at the meeting in the manner you direct. All proxies properly signed will, unless a different choice is indicated, be voted “FOR” approval of each of the Amended Articles Proposals and “FOR” approval of each of the Amended Code Proposals and “FOR” approval of the Adjournment Proposal. Although we do not currently anticipate that any other matters will be raised at the meeting, if any other matters properly come before the meeting or any postponement or adjournment thereof, each proxy will be voted in the discretion of the individuals named as proxies on the card.

How to Revoke Your Proxy

If you sign and return the enclosed proxy card, your vote will be cast as indicated on the card. Your presence at the special meeting will not, in and of itself, revoke your proxy. However, you may revoke your proxy any time before it is exercised by delivering to us a new, later-dated proxy, or by giving written notice to us before or at the special meeting. Notice of revocation of your proxy prior to the special meeting should be delivered to DCP Holding Company, Secretary, at the Company’s corporate headquarters, 100 Crowne Point Place, Sharonville, Ohio 45241-5427.

Quorum and Required Vote

As of the record date, there were 552 Class A shares outstanding that were held of record by 552 shareholders, 7,812 Class B shares outstanding that were held of record by 590 shareholders, and 2,300 preferred shares outstanding, which have been designated as Institutional Preferred Shares (“Institutional Preferred”) that were held of record by two shareholders.

The holders of a majority of our outstanding Class A shares and Class B shares on the record date must be present or represented by proxy at the special meeting to constitute a quorum.

Class A shareholders are entitled to vote on each of the Amended Articles Proposals, each of the Amended Code Proposals and the Adjournment Proposal. Class B shareholders are entitled to vote on each of the Amended Articles Proposals. Class A shareholders and Class B shareholders will vote as separate classes on each of the Amended Articles Proposals. Institutional Preferred shareholders do not have voting rights on the matters being presented.

All holders of record of Class A shares and Class B shares on the record date are entitled to cast one vote per share with regard to each of the Amended Articles Proposals. In order for the Amended Articles Proposals to be approved, each of the Amended Articles Proposals must receive the affirmative vote of a majority of the outstanding Class A shares and Class B shares, voting separately as a class. An abstention has the effect of a vote against the Amended Articles Proposals. We will not effect the Amended Articles of Incorporation unless each of the Amended Articles Proposals is approved by our shareholders, and each of the Amended Code Proposals is approved by our shareholders.

All holders of record of Class A shares on the record date are entitled to cast one vote per share with regard to each of the Amended Code Proposals. In order for each of the Amended Code Proposals to be approved, each Amended Code Proposal must receive the affirmative vote of a majority of the outstanding Class A shares. An abstention has the effect of a vote against the Amended Code Proposals. Holders of Class B shares do not have the right to vote on the Amended Code Proposals. We will not effect the Amended Code of Regulations unless each of the Amended Articles Proposals is approved by our shareholders and each of the Amended Code Proposals is approved by our shareholders.

In order for the Adjournment Proposal to be approved, it must receive the affirmative vote of a majority of the votes cast by holders of Class A shares present or represented at the special meeting.

Expenses of Soliciting Proxies

The cost of this solicitation will be borne by the Company. In addition to solicitation of proxies by mail, Company officers, directors and employees may solicit proxies by telephone, facsimile or electronic mail or in person. Members of the Board of Directors will be available to answer questions you may have regarding the Proposals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Class A shares and Class B shares of DCP Holding Company as of the record date for the following: (1) each of our executive officers named in our proxy statement for our last annual meeting of shareholders; (2) each of our directors; and (3) our directors and executive officers as a group. No person beneficially owns more than 5% of DCP Holding Company’s Class A shares or Class B shares.

	Number and Class of Shares Beneficially Owned		Percent of Class
NAME OF BENEFICIAL OWNER	Class A	Class B (1)	Class A	Class B
Mark E. Bronson	1	11	*	*
Michael J. Carl	1	38	*	*
Jack M. Cook	0	65	*	*
James T. Foley	0	21	*	*
Robert E. Hamilton	1	23	*	*
Roger M. Higley	1	143	*	1.85%
David A. Kreyling	1	38	*	*
James E. Kroeger	0	39	*	*
Donald J. Peak	0	39	*	*
Fred H. Peck	1	38	*	*
Molly Meakin-Rogers	0	103	*	1.33%
Stephen T. Schuler	1	101	*	1.33%
Anthony A. Cook	0	0	*	*
Robert C. Hodgkins, Jr.	0	0	*	*
Rebecca M. Hetzer	0	0	*	*
Laura S. Hemmer	0	6	*	*
Jodi M. Fronczek	0	0	*	*
Directors / Officers as a group (17 persons)	7	771	1.24%	9.94%

*	Less than one percent (1%)
(1)

Does not include share awards granted in 2013 to each of the non-employee directors entitling each of them to receive 21 restricted share units (“RSUs”). The vesting of these RSUs is conditioned upon the attendance by each director of at least 75% of their scheduled meetings during 2013. The Company expects that each of the non-employee directors will meet the 75% attendance requirement for 2013, and these RSUs will settle in Class B shares. Also does not include share awards granted to officers of the Company which have not vested.

The 2006 Dental Care Plus Management Equity Incentive Plan provides for the directors and key employees to receive awards of RSUs based on the book value of our common shares. A director’s RSU award vests 100% at the end of the year if the director meets certain attendance requirements. Upon such vesting, the director will receive Class B shares. Key employees may elect to defer receiving such amounts until termination of employment and vesting requirements are met. If a key employee does not elect to defer receiving his or her RSUs, the individual will receive Class B shares upon vesting. If the RSUs are deferred, these deferred amounts will be paid in cash upon the employee’s termination of employment. The key employee RSU awards vest 10%, 20%, 30% and 40% at the end of each respective year in a four-year period following the grant date. There are no performance criteria associated with the vesting of the RSU awards for key employees. The only requirement for vesting is that the individual is an employee of the Company at the end of the vesting year in question.

In 2012, in order to attract and retain high-quality executive management, the Company established a long-term incentive compensation program for named executive officers pursuant to which an officer may receive an award up to 45% of such officer’s base salary in the form of RSUs that will vest if established Company performance criteria are achieved over a three year period. As of the record date, officers, directors and employees of the Company, as a group, own an aggregate of 256 unvested RSUs for which a deferral election has not been made as of the date of this proxy statement. Messrs. Cook and Hodgkins have made elections to defer any RSUs that may vest pursuant to the long-term equity incentive plan for the 2012-2014 performance period and the 2013-2015 performance period. Assuming all currently outstanding RSUs for which a deferral election has not been made vest in full in accordance with the terms of the RSU awards and settle in Class B shares, non-dentists as a group would own 4.5% of the outstanding Class A and Class B shares.

SUMMARY AND BACKGROUND OF PROPOSALS

Background of Our Current Capital Structure and Share Restrictions

Our current Articles of Incorporation and Code of Regulations contain restrictions on who can own Class A shares and Class B shares, and the transferability of Class A and Class B shares, as well as our repurchase rights and obligations with respect to the Class A and Class B shares.

In 2004, our shareholders approved a reorganization to modernize and adjust our organizational structure to permit greater flexibility for the Company to pursue new avenues for expansion and provide greater access to growth financing, while maintaining our basic tenets and philosophies. We were formed and have continued to operate as a participating dentist-owned insurance company, with significant restrictions on ownership, voting rights and transferability of shares in order to preserve this basic tenet.

Over the last few years, our Corporate Affairs Committee and the Board of Directors have undertaken a detailed review of our organizational and capital structure, our future growth plans and capital requirements, and our shareholders’ desire for increased liquidity, while maintaining control of the Company by dentists and Company officers, directors and employees. To continue to grow, we must have access to additional capital to meet regulatory standards, fund share repurchase obligations with respect to retiring dentists, and meet obligations and expenses associated with such growth. At the present time, the only eligible owners of our Class A shares and Class B shares are network provider dentists whose practice is located in our service area in Ohio and Kentucky, Company officers and employees and members of the Board of Directors. We are able to offer preferred shares to institutional investors, but there are a limited number of institutional investors that will invest their capital with the Company without being able to fully participate in any growth of the shareholder value of the Company. Due to this limitation on raising new capital, we have been required to retain some of our earnings and we believe that this may inhibit our ability to continue our consistent trend of premium growth.

In addition, as a result of the aging and retirements of our dentist shareholders, we anticipate requests to redeem an increasing number of Class A and Class B shares each year, resulting in a reduction in the level or amount of the redeemable common shares on our balance sheet. As of December 31, 2012, approximately 240 of our network dentist shareholders were 60 years old or older. Pursuant to our Code of Regulations, retiring dentists have the right to require the Company to repurchase such dentist’s Class A and Class B shares on the terms contained in the Code of Regulations. Generally, we will be required to purchase the shares for a price equal to the book value of his or her shares at the time of the redemption request and the repurchase will typically occur within thirteen months of the date the request is made, subject to other payment terms and timing in certain circumstances. As a result of the limitations on raising new capital under our existing governance documents, we will need to fund these anticipated increased shareholder redemptions by retaining earnings or raising additional capital from other network dentists or from institutional preferred share investors or other funding sources.

The Proposals will amend the terms of the Class B shares, including providing that the Class B shares will be entitled to vote on all matters coming before the shareholders of the Company. Pursuant to the Proposals, the Board of Directors has ensured that control of the Company will be maintained by dentists and Company officers, directors and employees by limiting the Class C shares that may be outstanding such that the holders of

Class A and Class B shares will always own no less than 60% of the voting shares of the Company. As of the record date, there were 8,364 Class A and Class B shares outstanding (in the aggregate), and 273 Class B shares (representing 3.3% of the outstanding Class A and Class B shares) were owned by Company officers, directors or employees who are not dentists. Historically, the Company has primarily issued Class B shares to non-dentists for compensation purposes, pursuant to compensation plans approved by our Board of Directors. Any future issuance of Class B shares by the Company will require approval by the Board of Directors, including the terms at which such shares will be issued.

Given the current restrictions on share ownership, we have been limited in our ability to sell shares to non-dentists and to consider the use of any class of our common shares to fund acquisitions and growth opportunities. We believe that certain non-dentist individuals familiar with the Company may have an interest in purchasing shares of the Company. The Board believes that the new Class C shares contemplated by these Proposals may better position the Company to raise additional capital through offerings to individuals who do not meet the current requirements for share ownership, and use of the new Class C shares may be considered by the Board for funding future acquisition opportunities. The Company is not currently in negotiations or discussions regarding any potential acquisitions. The Board of Directors will be required to approve any offering and issuance of Class C shares, and the terms of any such issuance.

After consideration of the factors discussed above, and upon consultation with senior management and outside advisors, our Board of Directors has determined that it is in the best interests of the Company and its shareholders for the Board of Directors to call this special meeting of shareholders to approve the Amended Articles Proposals and the Amended Code Proposals, and has recommended that our shareholders approve these Proposals.

Purposes of the Proposals

The purposes of the proposed changes to the Articles of Incorporation and Code of Regulations are as follows:

•	Increase liquidity for existing holders of Class A shares or Class B shares by permitting sales to any “Class A or Class B Qualified Owner” (as defined below) and to Class C shareholders;

•

Increase the pool of potential purchasers of Class A shares and Class B shares issued by the Company, by eliminating the current geographic restriction requiring the network dentist to practice within our service area in Ohio and Kentucky, and permitting any practicing or retired dentist to qualify as an owner of Class A and Class B shares;

•

Permit non-dentist ownership through the new Class C shares with liquidity (after the initial lock-up period) through sales to other Class A, Class B or Class C shareholders and, subject to the Company’s right of first refusal, to other investors who are natural persons but not shareholders, with redemption rights, and the ability of the Board of Directors to consider issuance of such Class C shares to fund future acquisition opportunities;

•

Maintain control of the Company by dentists and Company officers, directors and employees by limiting the Class C shares that may be outstanding such that the holders of Class A and Class B shares will always own no less than 60% of the voting shares of the Company; and

•

Provide ultimate liquidity through continuing the repurchase obligation of the Company upon the death of a Class A, Class B or Class C shareholder, and the “put right” upon retirement or disability of a Class A shareholder and termination of employment or director position of a Class B shareholder, with the new right of a Class C shareholder to put his/her shares to the Company for redemption on a quarterly basis.

Summary of Proposed Changes to the Company’s Articles of Incorporation and Code of Regulations

We propose to eliminate the distinctions between Class A and Class B shares so that these classes of shares are substantially equivalent with a new common definition of who can own Class A or Class B shares. Currently, our governing documents provide for a “one dentist, one vote” model by limiting ownership of Class A shares to a dentist who has a participating provider agreement with the Company, limiting that dentist’s ownership to one Class A share, and providing that Class A shares are the only voting shares of the Company. The Proposals will provide for a “one share, one vote” model, as more fully described below.

We also propose to create two new classes of common shares (with the Class A shares and the Class B shares, collectively referred to as the “Common Shares”):

•

Class C shares, which will be similar to Class A and Class B shares, with full voting and equivalent dividend rights, but with a different restriction on who may own shares of the class and greater potential liquidity through a “put” right, with more limited redemption obligations, as described in more detail below. We propose authorization of 80,000 Class C shares. We have no current plans with respect to issuance of Class C shares.

•

Class D shares, which will be similar to Class A and B shares, except the Class D shares will be non-voting and used only for conversion of Preferred Shares into Common Shares, pursuant to the terms of any Preferred Shares issued, for extraordinary events, such as a merger, acquisition or other change in control of the Company, for which shareholder approval will be required, or in the event of a firm commitment underwritten initial public offering of equity securities of the Company. We propose authorization of 100,000 Class D shares. We have no current plans with respect to issuance of Class D shares.

In order to provide continuing control of the Company by dentists and Company officers, directors and employees, we propose to amend the Code of Regulations to limit the number of outstanding Class C shares at any time to 40% of the total of all outstanding Class A, Class B and Class C shares (i.e., voting Common Shares), which we refer to as the “Class C Maximum.” Class C shares will be mandatorily redeemable by the Company if and to the extent necessary to maintain the Class C Maximum. Any such redemptions would be proportionate among all holders of Class C shares.

We propose to eliminate the existing “Qualified Purchaser” restrictions on ownership or transfer of Class A and Class B shares. Under the current Code of Regulations, Class A and Class B shares may only be transferred to a “Qualified Purchaser.” For purposes of the Class A shares, a “Qualified Purchaser”: (i) must be a “Participating Provider” (a dentist who has a participating dentist agreement with the Company or any of its subsidiaries and whose dentistry practice is located within the Company’s service area within Ohio and Kentucky); (ii) must not already own a Class A share; and (iii) must be approved by our Board of Directors. For purposes of the Class B shares, a “Qualified Purchaser” must be a Participating Provider or a director, officer or employee of the Company or any of its subsidiaries, and must be approved by our Board of Directors.

Pursuant to the Proposals, Class A and Class B shares may only be held by (i) a “Class A or Class B Qualified Owner,” defined as a practicing or retired dentist or a director, officer or employee of the Company or any of its subsidiaries, and (ii) a family member, family trust or a family company which holds such Class A or Class B shares as a transferee of a Class A or Class B Qualified Owner for estate planning purposes (a “Class A or Class B Family Transferee”). The proposed change will permit any dentist, whether currently practicing or retired, to qualify as an owner of Class A or Class B shares, and will eliminate the restriction that currently requires dentists to be a Participating Provider within our service area. With this change, the one share per dentist restriction on owning Class A shares would be eliminated and it is expected that the Class A and Class B shares would have increased liquidity by expanding the pool of potential owners of Class A and Class B shares. The automatic conversion of Class A shares to Class B shares and the optional conversion right of a Class A shareholder to convert Class A shares to Class B shares will be eliminated, and replaced with a provision to provide for the automatic conversion of Class A shares to Class B shares upon transfer to a Class A or Class B Qualified Owner. Class A and Class B shareholders could freely transfer their Class A or Class B shares to any other individual who meets the requirements of a Class A or Class B Qualified Owner without restriction and irrespective of whether the proposed transferee is then a holder of Class A or Class B shares, subject to obtaining prior approval of the Board of Directors in the event the transfer would result in the transferee (together with such transferee’s immediate family and other affiliates) owning more than 5% of the outstanding voting Common Shares of the Company.

We propose to impose a restriction on ownership of Class C shares, restricting the ownership to a “Class C Qualified Owner” who must be a natural person, and not an entity. No direct or indirect legal or beneficial ownership by any corporation, trust, limited liability company, partnership, nominee, or representative will be permitted either on the initial issuance or subsequent transfer of the Class C shares. All transfers (including agreements to transfer in the future) that purport to transfer legal or beneficial ownership of Class C shares to someone who is not a natural person will be void.

We propose to eliminate the preemptive rights that holders of Class A shares currently have with respect to classes of shares with voting rights. Since the Proposals contemplate that Class A, Class B and Class C shares will have equal voting rights, and limit the percentage of Class C shares that may be outstanding at any time to 40% of the outstanding voting Common Shares (in the aggregate), the preemptive rights currently provided in the Articles of Incorporation are no longer necessary to preserve the voting power of the holders of Class A shares.

We propose that (i) upon an existing owner of Class A or Class B shares ceasing to be a “Class A or Class B Qualified Owner”, other than by death, or (ii) upon the occurrence of an insolvency/bankruptcy-related event with respect to an owner of Class A, Class B, Class C or Class D shares, we will have the option (but not the obligation) for a period of two years after the event to repurchase the Class A, Class B, Class C or Class D shares. The Proposal extends the period during which we can exercise this option from 60 days to two years, and extends the Company’s option to repurchase Class C and Class D shares in a bankruptcy-related event. A shareholder who ceases to be a Class A or Class B Qualified Owner may continue to own the Class A or Class B shares the holder owned prior to the disqualifying event, but will not be permitted to purchase any additional Class A or Class B shares. If the Company elects to redeem shares pursuant to this provision, the redemption price will be the book value of such shares as of the calendar month end immediately preceding the date of the Company’s exercise of its option to purchase.

The Amended Code of Regulations will provide that, upon the death of a Class A, Class B, or Class C shareholder, we will be obligated to repurchase the shares on substantially similar terms as those currently provided in the Code of Regulations. Upon the disability or retirement of a Class A or Class B shareholder, the Class A or Class B shareholder has the right to “put” the shares to the Company for repurchase, substantially similar to existing rights of Class A and Class B shareholders. However, the Amended Code of Regulations will provide for the expansion of the notice/election period for the shareholder to exercise such rights from the existing 30 days to 90 days.

Pursuant to the Proposals, after the expiration of a two-year “lock up” period beginning on the date of initial issuance of the Class C shares by the Company, Class C shareholders could freely transfer their Class C shares to any then existing Class A, Class B or Class C shareholder without restriction, subject to obtaining prior approval of the Board of Directors in the event such transfer would result in the transferee (together with such transferee’s immediate family and other affiliates) owning more than 5% of the outstanding voting Common Shares. Any sale by a Class C shareholder to a proposed transferee which meets the definition of a Class C Qualified Owner (that is, a natural person), but who is not then an owner of Class A, Class B or Class C shares, would be subject to the Company’s right of first refusal similar to the Company’s current right of first refusal. In the event that a holder of Class C shares transfers such existing shares to a Class A or Class B Qualified Owner or a Class A or Class B Family Transferee, the Class C shares transferred will automatically be converted into Class B shares. The Proposals seek approval to increase the authorized Class B shares from 100,000 shares to 120,000 shares in order to have authorized Class B shares equal to 60% of the total authorized Class B and Class C shares and to ensure there are sufficient shares available for future conversion of Class C shares.

The Proposals will also permit a Class A or Class B shareholder to transfer such holder’s Class A or Class B shares to (i) any then existing owner of Class C shares, subject to obtaining prior approval of the Board of Directors in the event such transfer would result in the transferee (together with such transferee’s immediate family and other affiliates) owning more than 5% of the outstanding voting Common Shares, and (ii) any proposed transferee who meets the definition of a Class C Qualified Owner (that is, a natural person), but who is not a Class A or Class B Qualified Owner or an owner of Class A, Class B or Class C shares, provided that such sale would be subject to the Company’s right of first refusal similar to the Company’s current right of first refusal, and in the case of both clauses (i) and (ii) above, provided that, after the automatic conversion of such transferred shares into Class C shares (as called for by the Proposals), the amount of Class C shares to be outstanding would not exceed the Class C Maximum. If the transfer and conversion would cause the amount of Class C shares to be outstanding after the transaction to exceed the Class C Maximum, the entire transfer will be void.

The Amended Code of Regulations will provide that any Class C shareholder may elect to have the Class C shares redeemed by the Company, in whole or in part on the last business day of the month following the end of any calendar quarter, upon no less than ninety (90) days prior written notice. Any redemption of Class C shares will be at the net book value of the Class C shares as of the end of the calendar quarter preceding the redemption, subject to adjustment based upon the year-end audit of our financial statements. However, if the redemption occurs within two years of the initial issuance of those Class C shares by the Company, the redemption price will be reduced by 5%.

Currently, our Board of Directors may also approve the repurchase of Class A and Class B shares from any holder who is willing to transfer such shares to the Company, at a price equal to the book value as of the close of the month immediately prior to the date on which the Company makes the repurchase offer, subject to funding availability determined by the Board of Directors, and this will be extended to holders of Class C and Class D shares pursuant to the Proposals. Since January 1, 2009, the Company has redeemed, at the request of the shareholder, an aggregate of 10 Class A shares and 110 Class B shares, other than as a result of death, disability or retirement, or failure of the holder of Class A shares to be a Participating Provider.

Pursuant to the Proposals, the Amended Code of Regulations will provide that when Class A, Class B, Class C and/or Class D shares are repurchased by the Company, the redemption price will be subject to any appropriate adjustments to conform the redemption price to the net book value determined on a basis consistent with the audited financial statements and, at our election, we may retain up to 5% of the redemption price for a period of up to 30 days after the completion of our annual audit in order to make any such adjustments.

Conditions Precedent to Effectiveness of the Proposals

The changes proposed by the Amended Articles Proposals and the Amended Code Proposals are necessarily dependent on each other in order to achieve the purposes for the Proposals, and therefore, we will not effect the Amended Articles of Incorporation and/or Amended Code of Regulations unless shareholders approve ALL of the Proposals.

The adoption and approval of each of the Amended Articles Proposals is conditioned upon the affirmative vote of a majority of the outstanding Class A shares and Class B shares, voting as separate classes, and each of the Amended Articles Proposals is conditioned on approval of each of the other Amended Articles Proposals.

The adoption and approval of each of the Amended Code Proposals is conditioned upon the affirmative vote of a majority of the outstanding Class A shares, and each of the Amended Code Proposals is conditioned on approval of each of the other Amended Code Proposals. Class B shares have no right to vote on the Amended Code Proposals.

AMENDED ARTICLES PROPOSALS

Our Board of Directors has authorized, and recommends that shareholders approve, various amendments to our Articles of Incorporation. A copy of the proposed Amended Articles of Incorporation is attached to this proxy statement as Appendix A, and is marked to show the proposed additions and deletions as a result of the Amended Articles Proposals. Each of the proposed amendments to the Articles of Incorporation is described below.

Certain Effects of the Amended Articles Proposals

In the table below, we have summarized the existing provisions of the Articles of Incorporation, and the changes that will be made pursuant to the Amended Articles Proposals, if each of the Amended Articles Proposals is approved by the shareholders.

Provision	Current Articles of Incorporation	Amended Articles of Incorporation
Authorized Common Shares	7,500 Class A Common Shares 100,000 Class B Common Shares	7,500 Class A Common Shares 120,000 Class B Common Shares 80,000 Class C Common Shares 100,000 Class D Common Shares

Voting Rights

Class A Shares. Holders of Class A shares are entitled to one vote for each Class A share held. Holders of Class A shares may approve an increase or decrease in the authorized Class B shares, so long as the number of authorized Class B shares is not decreased below the number of outstanding Class B shares.

Class B Shares. Holders of Class B shares have no voting power and no right to participate in any meetings of shareholders, or to notice of any such meetings.

Class A Shares. No change, except that holders of Class A shares will exercise their voting rights with other holders of voting Common Shares, voting as a single class.

Class B Shares. Holders of Class B shares are entitled to one vote for each Class B share held.

Class C Shares. Holders of Class C shares are entitled to one vote for each Class C share held.

Class D Shares. Holders of Class D shares have no voting power and no right to participate in any meetings of shareholders or to notice of any such meetings.

Holders of voting Common Shares voting together as a single class, may approve an increase or decrease in the authorized shares of any class of Common Shares, so long as the number of authorized shares of any such class is not being decreased below the number of outstanding shares of that class.

Provision	Current Articles of Incorporation	Amended Articles of Incorporation
Conversion of Class A and Class B Shares	Any holder of a Class A share may elect at any time to convert such Class A share into one Class B share.

The right to convert Class A shares to Class B shares will be eliminated. Class A shares that are transferred to a Class A or Class B Qualified Owner or a Class A or Class B Family Transferee will automatically convert to Class B shares.

If Class A shares or Class B shares are transferred to a Class C Qualified Owner who is not a Class A or Class B Qualified Owner or a Class A or Class B Family Transferee, the Class A shares or Class B shares, as applicable, will automatically convert to Class C shares.

Conversion of Class C Shares		If Class C shares are transferred to a Class A or Class B Qualified Owner or a Class A or Class B Family Transferee, the Class C shares will automatically convert to Class B shares.

Preemptive Rights

Holders of Class A shares have the preemptive right to subscribe for and purchase shares of any class of capital stock of the corporation or any series thereof hereafter authorized that by its express terms and provisions grants general, continuous and unconditional voting rights to the holders thereof and to any class of securities of the corporation convertible into or exchangeable for any such class of capital stock of the corporation or series thereof.

Preemptive rights will be eliminated.

Terms of Class D Shares

The terms of Class D shares will be identical to Class A, Class B and Class C shares (other than with respect to voting rights and there will be no automatic conversion of Class D shares upon transfers thereof to other shareholders).

Provision	Current Articles of Incorporation	Amended Articles of Incorporation
Additional References to Class C and Class D Shares		The Amended Articles of Incorporation will include references to Class C and Class D shares with respect to dividends and distributions, distributions of assets upon liquidation, and other matters.

1.A. Amended Articles Proposal – Increase in Authorized Class B Shares

We are proposing to increase the number of authorized Class B shares from 100,000 shares to 120,000 shares. The purposes of the increase in authorized Class B shares are (i) to have authorized Class B shares equal to 60% of the total authorized Class B and Class C shares (in furtherance of the established maximum Class C ownership percentage), and (ii) to ensure there are sufficient shares available for future conversion of Class C shares. We currently do not have any plans with respect to issuance of additional Class B shares. Any future issuance of Class B shares by the Company will require approval by the Board of Directors, including the terms at which such shares will be issued.

The Board of Directors recommends a vote “FOR” the approval of the proposal to increase the number of authorized Class B shares.

1.B. Amended Articles Proposal – Amend the Terms of the Class B shares

We are proposing to amend the terms of the Class B shares to provide that the shares shall have voting rights and terms substantially similar to the Class A shares. The purpose of the change to the voting rights of the Class B shares is to move from the current “one dentist, one vote” model to a “one share, one vote” model.

The Board of Directors recommends a vote “FOR” the approval of the proposal to amend the terms of the Class B shares.

1.C. Amended Articles Proposal – Create Class C Shares

We are proposing to amend the Articles of Incorporation to create a new Class C shares. The Class C shares will be similar to Class A and Class B shares, with full voting and equivalent dividend rights. We propose authorization of 80,000 Class C shares. We have no current plans with respect to issuance of Class C shares. The purpose of the proposed new Class C shares is to permit non-dentist ownership through this new class of shares. Any future issuance of Class C shares by the Company will require approval by the Board of Directors, including the terms at which such shares will be issued.

The Board of Directors recommends a vote “FOR” the approval of the proposal to create a new Class C shares.

1.D. Amended Articles Proposal – Create Class D Shares

We are proposing to amend the Articles of Incorporation to create a new Class D shares. The Class D shares will be similar to Class A and Class B shares, but will be non-voting shares and will be used only for conversion of Preferred Shares into Common Shares, pursuant to the terms of any Preferred Shares issued, for extraordinary events, such as a merger, acquisition or other change in control of the Company, for which shareholder approval will be required, or in the event of a firm commitment underwritten initial public offering of equity securities of the Company. We propose authorization of 100,000 Class D shares. We have no current plans with respect to issuance of Class D shares, or issuance of Preferred Shares with conversion rights to Class D shares. The purpose of the proposed new Class D shares is to have a class of non-voting shares authorized that can be used for conversion rights with respect to the terms of any future issuance of Preferred Shares.

The Board of Directors recommends a vote “FOR” the approval of the proposal to create a new Class D shares.

1.E. Amended Articles Proposal – Eliminate Preemptive Rights

We are proposing to eliminate the preemptive rights that holders of Class A shares currently have with respect to classes of shares with voting rights. Since the Proposals contemplate that Class A, Class B and Class C shares will have equal voting rights, and limit the percentage of Class C shares that may be outstanding at any time to 40% of the outstanding voting Common Shares (in the aggregate), the preemptive rights currently provided in the Articles of Incorporation are no longer necessary to preserve the voting power of the holders of Class A shares.

The Board of Directors recommends a vote “FOR” the approval of the proposal to eliminate preemptive rights of Class A shares.

1.F. Amended Articles Proposal – Automatic Conversion of Class A, Class B and Class C Shares

As described above, we are proposing to include provisions providing for the automatic conversion of Class A, Class B and Class C shares, and eliminating the current rights of holders of a Class A share to elect at any time to convert such Class A shares into Class B shares. The amendment will provide that Class A shares that are transferred to a Class A or Class B Qualified Owner or a Class A or Class B Family Transferee will automatically convert to Class B shares. In addition, if Class A shares or Class B shares are transferred to a Class C Qualified Owner who is not a Class A or Class B Qualified Owner or a Class A or Class B Family Transferee, the Class A shares or Class B shares, as applicable, will automatically convert to Class C shares. If Class C shares are transferred to a Class A or Class B Qualified Owner or a Class A or Class B Family Transferee, the Class C shares will automatically convert to Class B shares. The purpose of the amendment is to align the class of shares held by an owner with the ownership eligibility requirements of the Amended Code.

The Board of Directors recommends a vote “FOR” the approval of the proposal to provide for automatic conversion of Class A, Class B and Class C shares.

Accounting Considerations

We do not expect that the Amended Articles Proposals will have any effect on our earnings or book value per share.

Required Vote

All holders of record of Class A shares and Class B shares on the record date are entitled to cast one vote per share with regard to each of the Amended Articles Proposals. Although our Class B shares are nonvoting shares, Ohio law entitles the holders of Class B shares to vote as a class on the Amended Articles Proposals because these proposals authorize shares of another class (i.e., Class C shares) that are convertible into Class B shares and change the terms of the Class B shares. In order for the Amended Articles Proposals to be approved, each of the Amended Articles Proposals must receive the affirmative vote of a majority of the outstanding Class A shares and Class B shares, voting as separate classes. An abstention has the effect of a vote against the Amended Articles Proposals. We will not effect the Amended Articles of Incorporation unless each of the Amended Articles Proposals is approved by our shareholders and each of the Amended Code Proposals is approved by our shareholders.

Recommendation of the Board

The Board of Directors recommends a vote “FOR” the approval of each of the Amended Articles Proposals.

AMENDED CODE PROPOSALS

Our Board of Directors has authorized, and recommends that our shareholders approve, various proposals to amend our Code of Regulations. A copy of the proposed Amended Code of Regulations is attached to this Proxy Statement as Appendix B, and is marked to show the proposed additions and deletions as a result of the Amended Code Proposals.

Certain Effects of the Amended Code Proposals

In the table below, we have summarized the existing provisions of the Code of Regulations, and the changes that will be made pursuant to the Amended Code Proposals, if each of the Amended Code Proposals is approved by the shareholders.

Provision	Current Code of Regulations	Amended Code of Regulations
Voting Power of the Company

The “voting power” of the Company, as such term is used in connection with determining a quorum at any meeting of shareholders, fixing or changing the number of directors, or amending the Code of Regulations, means the aggregate voting power of all outstanding Class A shares.

The “voting power” of the Company, as such term is used for such purposes, means the aggregate voting power of all outstanding Class A, Class B and Class C shares, voting together as a single class.

Eligibility Requirement for Ownership of Class A, Class B, Class C and Class D Shares

Class A Shares. Only a “Qualified Purchaser” can be an owner of Class A shares. For purposes of the Class A shares, a “Qualified Purchaser”: (i) must be a “Participating Provider” (a dentist who has a participating dentist agreement with the Company or any of its subsidiaries and whose practice is located within the “Service Area” within Ohio and Kentucky); (ii) must not already own a Class A share; and (iii) must be approved by the Company’s Board of Directors.

Class B Shares. Only a “Qualified Purchaser” can be an owner of Class B shares. For purposes of the Class B shares, a “Qualified Purchaser”: (i) must be a “Participating Provider” or a director, officer or employee of the Company or any of its subsidiaries; and (ii) must be approved by the Company’s Board of Directors.

Class A and Class B Shares. Only a “Class A or Class B Qualified Owner” (or a Class A or Class B Family Transferee) may be an owner of Class A or Class B shares. A “Class A or Class B Qualified Owner” is a person who is a practicing or retired dentist or a director, officer or employee of the Company or any of its subsidiaries. An owner of a Class A or Class B share who no longer satisfies the definition of a Class A or Class B Qualified Owner may continue to own such shares held prior to the disqualifying event, but may not purchase or otherwise acquire any additional Class A or Class B shares.

Class C Shares. Only a “Class C Qualified Owner” may be an owner of Class C shares. A “Class C Qualified Owner” must be a natural person, and may not be an entity. There can be no direct or indirect beneficial ownership of such shares by any corporation, trust,

Provision	Current Code of Regulations	Amended Code of Regulations

limited liability company, partnership, nominee or representative. All transfers of Class C shares which purport to transfer legal or beneficial ownership of Class C shares to someone who is not a natural person shall be void.

Class D Shares. Only a “Class D Qualified Owner” may be an owner of Class D shares. A “Class D Qualified Owner” is any holder of convertible Preferred Shares of the Company.

Class D shares may be issued solely to Class D Qualified Owners in connection with “Extraordinary Transactions.” For purposes of this provision, “Extraordinary Transactions” means (i) a purchase or acquisition by a person or group of beneficial ownership of the voting Common Shares, which with voting Common Shares owned by any affiliates or associates, represents more than 50% of the aggregate voting Common Shares, (ii) any merger consolidation, acquisition or similar transaction in which the Company is not the surviving entity, or (iii) a firm commitment underwritten initial public offering of the Company’s equity securities, in each case, that requires the vote of the holders of the voting Common Shares.

Existing Owner of Class A, Class B, Class C or Class D Shares Ceases to be a Qualified Owner or Becomes Insolvent

Upon the occurrence of certain insolvency or bankruptcy-related events with respect to a Class A or Class B shareholder, the Company has the option to repurchase the Common Shares held by such shareholder.

In the event of a Class A or Class B shareholder who is a dentist ceases to be a Participating

Upon (i) an existing owner of Class A or Class B shares ceasing to be a “Class A or Class B Qualified Owner” (other than by death) or (ii) upon the occurrence of an insolvency or bankruptcy-related event with respect to the owner of Class A, Class B, Class C or Class D shares, the Company has the option, for a period of two years after the event,

Provision	Current Code of Regulations	Amended Code of Regulations

Provider (other than as a result of death, retirement or disability), (i) all Class A shares held by such shareholder are automatically converted to Class B shares and (ii) if such shareholder is not reinstated during a 90-day grace period, the Company has the option to repurchase the Common Shares held by such person.

The price for shares repurchased pursuant to the provisions described above shall be the book value of such shares of the calendar month end prior to such triggering event. The Company may exercise such option for a period of 60 days following (i) the triggering event in the case of insolvency or bankruptcy-related events, or (ii) the lapse of the 90-day grace period, in the case of a dentist shareholder ceasing to be a Participating Provider.

to repurchase the Class A, Class B, Class C or Class D shares. The price for shares so repurchased shall be the book value of such shares as of the calendar month end immediately preceding the date of the Company’s exercise of its option to repurchase such shares.

Company Repurchase Obligation Upon Death of Class A, Class B or Class C Shareholder	The Company has the obligation to repurchase a holder’s Class A and Class B shares upon such holder’s death.	The Company’s repurchase obligation will extend to the death of a holder of Class C shares.

Company Repurchase Obligation Upon Retirement or Disability of holder of Class A or Class B Shares

The retirement or disability of a Class A or Class B shareholder triggers a right, but not an obligation, of the shareholder to sell and the obligation of the Company to repurchase all of the Common Shares of such shareholder at book value determined as of the calendar month end prior to the retirement or disability. The shareholder must notify the Company of his/her election to exercise this right within 30 days of the date of retirement or disability.

The shareholder notification period will be extended from 30 days to 90 days from the date of the retirement or disability of the Class A or Class B shareholder. This repurchase obligation will not be extended to Class C shares.

General Transfer Restrictions – Class A, Class B, Class C and Class D Shares	No holder of Common Shares can transfer any of their Common Shares except for “Permitted Transfers,” and subject to the	Class A or Class B Shares. Class A and Class B shareholders may transfer Class A and Class B shares to any existing Class A or

Provision	Current Code of Regulations	Amended Code of Regulations

Company’s right of first refusal with respect to any voluntary sales to third parties.

Class A and Class B shares may be transferred to a family member, family trust or family company for estate planning purposes.

Class B shareholder or to a Class A or Class B Qualified Owner without restriction, subject to the required prior Board approval in the event such transfer would result in the transferee (together with such transferee’s immediate family and other affiliates) owning more than 5% of the outstanding voting Common Shares of the Company.

Class A and Class B shareholders may also transfer shares to an existing owner of Class C shares (i) so long as such transfer, after the automatic conversion of the transferred shares into Class C shares pursuant to the Amended Articles Proposal, would not result in an aggregate number of Class C shares outstanding in excess of the Class C Maximum and (ii) subject to the required Board approval in the event such transfer would result in the transferee (together with such transferee’s immediate family and other affiliates) owning more than 5% of the outstanding voting Common Shares.

Class A and Class B shares may be transferred to a family member, family trust or family company for estate planning purposes.

Transfers by a Class A or Class B shareholder to an individual who is not then a Class A or Class B Qualified Owner or an existing holder of Class A, Class B or Class C shares shall be subject to the Company’s right of first refusal to purchase such shares on the same terms as the proposed transfer.

Class C Shares. After expiration of the two-year period following the initial issuance by the

Provision	Current Code of Regulations	Amended Code of Regulations

Company of such shares, a Class C shareholder may transfer such shares to any existing Class A, Class B or Class C shareholder without restriction, subject to the required prior Board approval in the event such transfer would result in the transferee (together with such transferee’s immediate family and other affiliates) owning more than 5% of the outstanding voting Common Shares.

Transfers by a Class C shareholder to an individual who is not then an existing holder of Class A, Class B or Class C shares shall be subject to the Company’s right of first refusal to purchase such shares on the same terms as the proposed transfer.

Class D Shares. A Class D shareholder may transfer such shares to any existing Class A, Class B, Class C or Class D shareholder, without restriction.

Redemption of Class C Shares

Any Class C shareholder may elect to have the Class C shares redeemed by the Company, in whole or in part on the last business day of the month following the end of any calendar quarter, upon no less than ninety (90) days prior written notice. Any redemption of Class C shares will be at the net book value of the Class C shares as of the end of the calendar quarter preceding the redemption. However, if the redemption occurs prior to the end of the two-year period beginning with the date of initial issuance of such shares by the Company, the redemption price shall be reduced by 5%.

If and to the extent necessary to maintain the Class C Maximum,

Provision	Current Code of Regulations	Amended Code of Regulations

Class C shares shall be redeemed by the Company. Any such redemptions would be proportionate among all holders of Class C shares. The price payable by the Company shall be equal to the net book value of the Class C shares as of the end of the calendar quarter preceding the date upon which such event occurred that resulted in an aggregate number of outstanding Class C shares exceeding the Class C Maximum.

Company Repurchase Offers

The Board of Directors may cause the Company to repurchase such number of Class A or Class B shares, which holders thereof are willing to transfer to the Company, on the terms set forth in the Code of Regulations. The priority with respect to Company repurchases provides priority (i) first, to length of retirement, and (ii) second, to length of ownership of Common Shares.

The Company repurchase offers are extended to Class C and Class D shares. The priority with respect to Company repurchases provides priority (i) first and solely with respect to Class A and Class B shares, to length of retirement, and (ii) second with respect to all classes of Common Shares, to length of ownership of Common Shares.

Limitation on Aggregate Ownership of Voting Common Shares

Notwithstanding the general transferability of the Class A, Class B and Class C shares, if a transfer would result in a transferee shareholder (together with such shareholder’s immediate family and other affiliates) owning more than 5% of the outstanding voting Common Shares of the Company, the transfer would be subject to the prior approval of the Company’s Board of Directors, and any such transfer without prior Board of Director’s approval would be void.

Class C Maximum		The aggregate amount of outstanding Class C shares must be no more than 40% of the total of all outstanding voting Common Shares.

Provision	Current Code of Regulations	Amended Code of Regulations
Adjustment and Holdback of Redemption Price for Class A, Class B, Class C and Class D Share Repurchases

When Class A, Class B, Class C and/or Class D shares are repurchased by the Company, the redemption price will be subject to any appropriate adjustments to conform the redemption price to the net book value determined on a basis consistent with the audited financial statements and, at the Company’s election, it may retain up to 5% of the redemption price for a period of up to 30 days after the completion of its annual audit in order to make any such adjustments.

Deferral of Closing of Company Purchases

When Class A or Class B shares are purchased by the Company pursuant to its redemption rights or obligations or its right of first refusal, the Company may, for reasonable cause determined by the Board of Directors, defer the closing of the repurchase for a period not to exceed 395 days after the date on which the Company becomes aware of its purchase right or obligation.

The Company’s right to defer the closing will extend to its purchases of Class C shares and Class D shares.

2.A. Amended Code Proposal – To Amend and Establish Eligibility Requirements for Ownership of the Classes of the Company’s Common Shares

We are proposing amendments to the Code of Regulations to amend and establish eligibility requirements for ownership of the classes of our Common Shares. The amendment will provide that only a “Class A or Class B Qualified Owner” (or a Class A or Class B Family Transferee) may be an owner of Class A or Class B shares. A “Class A or Class B Qualified Owner” is a person who is a practicing or retired dentist or a director, officer or employee of the Company or any of its subsidiaries. An owner of a Class A or Class B share who no longer satisfies the definition of a Class A or Class B Qualified Owner may continue to own such shares held prior to the disqualifying event, but may not purchase or otherwise acquire any additional Class A or Class B shares. Only a “Class C Qualified Owner” may be an owner of Class C shares. A “Class C Qualified Owner” must be a natural person, and may not be an entity. There can be no direct or indirect beneficial ownership of such shares by any corporation, trust, limited liability company, partnership, nominee or representative. All transfers of Class C shares which purport to transfer legal or beneficial ownership of Class C shares to someone who is not a natural person shall be void. Only a “Class D Qualified Owner” may be an owner of Class D shares. A “Class D Qualified Owner” is any holder of convertible Preferred Shares of the Company. Class D shares may be issued solely to Class D Qualified Owners in connection with “Extraordinary Transactions.” For purposes of this provision, “Extraordinary Transactions” means (i) a purchase or acquisition by a person or group of beneficial ownership of the voting Common Shares, which with voting Common Shares owned by any affiliates or associates, represents more than 50% of the aggregate voting Common Shares, (ii) any merger consolidation, acquisition or similar transaction in which the Company is not the surviving entity, or (iii) a firm commitment underwritten initial public offering of the Company’s equity securities, in each case, that requires the vote of the holders of the voting Common Shares.

The purpose of the proposed amendment is to increase the pool of potential investors in the Company, while maintaining control of the Company by dentists or retired dentists and Company directors, officers and employees.

The Board of Directors recommends a vote “FOR” the approval of the proposal to amend and establish eligibility requirements for ownership of the classes of our Common Shares.

2.B. Amended Code Proposal – To Amend Transfer Restrictions and Repurchase Rights and Obligations With Respect to Class A Common Shares and Class B Common Shares

We are proposing an amendment to our Code of Regulations with respect to the transfer restrictions and repurchase obligations of our Class A and Class B shares. As described above, the amendment will provide that Class A and Class B shareholders may transfer Class A and Class B shares to any existing Class A or Class B shareholder or to a Class A or Class B Qualified Owner without restriction, subject to the required prior Board approval in the event such transfer would result in the transferee (together with such transferee’s immediate family and other affiliates) owning more than 5% of the outstanding voting Common Shares of the Company. Class A and Class B shareholders may also transfer shares to an existing owner of Class C shares (i) so long as such transfer, after the automatic conversion of the transferred shares into Class C shares pursuant to the Amended Articles Proposal 1.F., would not result in an aggregate number of Class C shares outstanding in excess of the Class C Maximum and (ii) subject to the required Board approval in the event such transfer would result in the transferee (together with such transferee’s immediate family and other affiliates) owning more than 5% of the outstanding voting Common Shares. Class A and Class B shares may be transferred to a family member, family trust or family company for estate planning purposes. Transfers by a Class A or Class B shareholder to an individual who is not then a Class A or Class B Qualified Owner or an existing holder of Class A, Class B or Class C shares shall be subject to the Company’s right of first refusal to purchase such shares on the same terms as the proposed transfer.

Currently, the Code provides that the retirement or disability of a Class A or Class B shareholder triggers a right, but not an obligation, of the shareholder to sell and the obligation of the Company to repurchase all of the Common Shares of such shareholder at book value determined as of the calendar month end prior to the retirement or disability. The shareholder must notify the Company of his/her election to exercise this right within 30 days of the date of retirement or disability. Pursuant to the proposal, the shareholder notification period will be extended from 30 days to 90 days from the date of the retirement or disability of the Class A or Class B shareholder.

Pursuant to the proposed amendment, upon (i) an existing owner of Class A or Class B shares ceasing to be a “Class A or Class B Qualified Owner” (other than by death) or (ii) upon the occurrence of an insolvency or bankruptcy-related event with respect to the owner of Class A or Class B shares, the Company has the option, for a period of two years after the event, to repurchase the Class A or Class B shares. The price for shares so repurchased shall be the book value of such shares as of the calendar month end immediately preceding the date of the Company’s exercise of its option to repurchase such shares. The proposed amendment amends the terms of the Company’s option to repurchase to reference cessation as a Class A or Class B Qualified Owner, and extends the period during which the Company may exercise such option to two years.

The proposed amendment provides that when Class A and/or Class B shares are repurchased by the Company, the redemption price will be subject to any appropriate adjustments to conform the redemption price to the net book value determined on a basis consistent with the audited financial statements and, at the Company’s election, it may retain up to 5% of the redemption price for a period of up to 30 days after the completion of its annual audit in order to make any such adjustments.

The purpose of the proposed amendment is to enhance liquidity of Class A and Class B Common Shares, while providing the Company with the appropriate time and rights to manage capital requirements for share repurchases.

The Board of Directors recommends a vote “FOR” the approval of the proposal to amend the transfer restrictions and repurchase rights and obligations with respect to Class A and Class B shares.

2.C. Amended Code Proposal – To Establish Transfer Restrictions and Repurchase and Redemption Rights and Obligations With Respect to Class C Common Shares

We are proposing to amend the Code to establish transfer restrictions and repurchase and redemption rights and obligations with respect to the proposed new Class C Common shares. As described above, the amendment will provide that, after expiration of the two-year period following the initial issuance by the Company of such shares, a Class C shareholder may transfer such shares to any existing Class A, Class B or Class C shareholder without restriction, subject to the required prior Board approval in the event such transfer would result in the transferee (together with such transferee’s immediate family and other affiliates) owning more than 5% of the outstanding voting Common Shares. Transfers by a Class C shareholder to an individual who is not then an existing holder of Class A, Class B or Class C shares shall be subject to the Company’s right of first refusal to purchase such shares on the same terms as the proposed transfer.

The amendment will provide that the Company has the obligation to repurchase a holder’s Class C shares upon such holder’s death, on the same terms as currently provided in the Code. Upon the occurrence of an insolvency or bankruptcy-related event with respect to the owner of Class C shares, the Company has the option, for a period of two years after the event, to repurchase the Class C shares. The price for shares so repurchased shall be the book value of such shares as of the calendar month end immediately preceding the date of the Company’s exercise of its option to repurchase such shares.

The amendment will provide that any Class C shareholder may elect to have the Class C shares redeemed by the Company, in whole or in part on the last business day of the month following the end of any calendar quarter, upon no less than ninety (90) days prior written notice. Any redemption of Class C shares will be at the net book value of the Class C shares as of the end of the calendar quarter preceding the redemption. However, if the redemption occurs prior to the end of the two-year period beginning with the date of initial issuance of such shares by the Company, the redemption price shall be reduced by 5%. If and to the extent necessary to maintain the Class C Maximum, Class C shares shall be redeemed by the Company. Any such redemptions would be proportionate among all holders of Class C shares. The price payable by the Company shall be equal to the net book value of the Class C shares as of the end of the calendar quarter preceding the date upon which such event occurred that resulted in an aggregate number of outstanding Class C shares exceeding the Class C Maximum.

The Code currently provides that the Board of Directors may cause the Company to repurchase such number of Class A or Class B shares, which holders thereof are willing to transfer to the Company, on the terms set forth in the Code of Regulations. The priority with respect to Company repurchases provides priority (i) first, to length of retirement, and (ii) second, to length of ownership of Common Shares. Pursuant to the proposed amendment, the Company repurchase offers are extended to Class C shares. The priority with respect to Company repurchases provides priority (i) first and solely with respect to Class A and Class B shares, to length of retirement, and (ii) second with respect to all classes of Common Shares, to length of ownership of Common Shares.

The proposed amendment provides that, when Class C shares are repurchased by the Company, the redemption price will be subject to any appropriate adjustments to conform the redemption price to the net book value determined on a basis consistent with the audited financial statements and, at the Company’s election, it may retain up to 5% of the redemption price for a period of up to 30 days after the completion of its annual audit in order to make any such adjustments. Currently, the Code provides that when Class A or Class B shares are purchased by the Company pursuant to its redemption rights or obligations or its right of first refusal, the

Company may, for reasonable cause determined by the Board of Directors, defer the closing of the repurchase for a period not to exceed 395 days after the date on which the Company becomes aware of its purchase right or obligation. The Company’s right to defer the closing will extend to its purchases of Class C shares pursuant to the proposed amendment.

The Board of Directors recommends a vote “FOR” the approval of the proposal to establish the transfer restrictions and repurchase and redemption rights and obligations with respect to Class C shares.

2.D. Amended Code Proposal – To Establish Transfer Restrictions and Repurchase Rights and Obligations With Respect to Class D Common Shares

We are proposing to amend the Code to establish transfer restrictions and repurchase and redemption rights and obligations with respect to the proposed new Class D Common shares. As described above, the amendment will provide that a Class D shareholder may transfer such shares to any existing Class A, Class B, Class C or Class D shareholder, without restriction.

Upon the occurrence of an insolvency or bankruptcy-related event with respect to the owner of Class D shares, the Company has the option, for a period of two years after the event, to repurchase the Class D shares. The price for shares so repurchased shall be the book value of such shares as of the calendar month end immediately preceding the date of the Company’s exercise of its option to repurchase such shares.

The Code currently provides that the Board of Directors may cause the Company to repurchase such number of Class A or Class B shares, which holders thereof are willing to transfer to the Company, on the terms set forth in the Code of Regulations. The priority with respect to Company repurchases provides priority (i) first, to length of retirement, and (ii) second, to length of ownership of Common Shares. Pursuant to the proposed amendment, the Company repurchase offers are extended to Class D shares. The priority with respect to Company repurchases provides priority (i) first and solely with respect to Class A and Class B shares, to length of retirement, and (ii) second with respect to all classes of Common Shares, to length of ownership of Common Shares.

The proposed amendment provides that, when Class D shares are repurchased by the Company, the redemption price will be subject to any appropriate adjustments to conform the redemption price to the net book value determined on a basis consistent with the audited financial statements and, at the Company’s election, it may retain up to 5% of the redemption price for a period of up to 30 days after the completion of its annual audit in order to make any such adjustments. Currently, the Code provides that when Class A or Class B shares are purchased by the Company pursuant to its redemption rights or obligations or its right of first refusal, the Company may, for reasonable cause determined by the Board of Directors, defer the closing of the repurchase for a period not to exceed 395 days after the date on which the Company becomes aware of its purchase right or obligation. The Company’s right to defer the closing will extend to its purchases of Class D shares pursuant to the proposed amendment.

The Board of Directors recommends a vote “FOR” the approval of the proposal to establish the transfer restrictions and repurchase rights and obligations with respect to Class D shares.

2.E. Amended Code Proposal – To Establish a Maximum Percentage of Class C Common Shares That May Be Outstanding

We are proposing an amendment to the Code to establish a maximum percentage of Class C Common Shares that may be outstanding. Pursuant to the proposed amendment, the aggregate amount of outstanding Class C shares must be no more than 40% of the total of all outstanding voting Common Shares. The purpose of the proposed amendment is to provide continuing control of the Company by dentists and Company officers, directors and employees, while increasing the pool of potential new investors. Class C shares will be mandatorily redeemable by the Company if and to the extent necessary to maintain the Class C Maximum. Any such redemptions would be proportionate among all holders of Class C shares.

The Board of Directors recommends a vote “FOR” the approval of the proposal to establish a maximum percentage of Class C shares that may be outstanding.

Accounting Considerations

We do not expect that the Amended Code Proposals will have any effect on our earnings or book value per share.

Required Vote

All holders of record of Class A shares on the record date are entitled to cast one vote per share with regard to each of the Amended Code Proposals. In order for the Amended Code Proposals to be approved, EACH of the Amended Code Proposals must receive the affirmative vote of a majority of the outstanding Class A shares. An abstention has the effect of a vote against the Amended Code Proposals. Holders of Class B shares do not have the right to vote on any of the Amended Code Proposals. We will not effect the Amended Code of Regulations unless ALL of the Amended Code Proposals are approved by our shareholders AND ALL of the Amended Articles Proposals are approved by our shareholders.

Recommendation of the Board

The Board of Directors recommends a vote “FOR” the approval of each of the Amended Code Proposals.

ADJOURNMENT PROPOSAL

The special meeting may be adjourned if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to the approve any of the Amended Articles Proposals and/or any of the Amended Code Proposals.

In order for the Adjournment Proposal to be approved, it must receive the affirmative vote of a majority of the votes cast by holders of Class A shares present or represented by proxy at the special meeting.

If the special meeting is adjourned for more than 30 days, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Recommendation of the Board

The Board of Directors recommends a vote “FOR” the approval of the Adjournment Proposal.

SHAREHOLDER PROPOSALS

Any shareholder proposals intended to be presented at the Company’s 2014 Annual Meeting of Shareholders must be received by the Secretary of the Company at 100 Crowne Point Place, Sharonville, Ohio, 45241-5427 on or before November 26, 2013, for inclusion in the Company’s proxy statement and form of proxy relating to the Annual Meeting of Shareholders. As to any proposal that a shareholder intends to present to shareholders other than by inclusion in the Company’s proxy statement for the 2014 Annual Meeting of Shareholders, the proxies named in the management’s proxy for that meeting will be entitled to exercise their discretionary voting authority on that proposal unless the Company receives notice of the matter to be proposed not later than February 8, 2014. Even if proper notice is received on or prior to February 8, 2014, the proxies named in the Company’s proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising the shareholders of that proposal and how they intend to exercise their discretion to vote on such matter, unless the shareholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended.

The Corporate Affairs Committee has adopted a policy regarding director nominations (the “Policy”). The Policy establishes qualifications and factors for selection of persons to be nominated to serve as directors. Those factors reflect the Corporate Affairs Committee’s belief that a candidate for the Board should demonstrate experience or expertise needed to offer meaningful and relevant advice and guidance to management, possess the proven ability to exercise sound business judgment, and have consistently demonstrated the highest personal integrity and ethics. The Corporate Affairs Committee evaluates candidates taking into consideration, among other things, the current composition of the Board, the Company’s operations and its plan for the future, long-term interests of the Company and its shareholders, and the need to maintain a balance of knowledge, experience, and capabilities. The Policy is subject to periodic review and amendment by the Corporate Affairs Committee in consultation with other independent directors serving on the Company’s Board.

The Policy provides that the Corporate Affairs Committee will consider candidates who are duly recommended in writing by Eligible Nominating Shareholders. Each such submission must include a statement of the qualifications of the nominee, a consent signed by the nominee evidencing a willingness to serve as a director if elected, and a commitment by the nominee to meet personally with the Corporate Affairs Committee. In addition, in order for a recommendation to be considered by the Corporate Affairs Committee, the Recommendation Notice must contain, at a minimum, the following: the name, address, and telephone number of the Eligible Nominating Shareholder making the recommendation; the full legal name, address and telephone number of the individual being recommended, together with a reasonably detailed description of the background, experience and qualifications of that individual; a written acknowledgment by the individual being recommended that he or she has consented to that recommendation and consents to the Company’s undertaking of an investigation into that individual’s background, experience and qualifications in the event that the Committee desires to do so; any information not already provided about the person’s background, experience and qualifications necessary for the Company to prepare the disclosure required to be included in the Company’s proxy statement about the individual being recommended; the disclosure of any relationship of the individual being recommended with the Company or any of its subsidiaries or affiliates, whether direct or indirect; the disclosure of any relation of the individual being recommended with the Eligible Nominating Shareholder, whether direct or indirect; and, if known to the Eligible Nominating Shareholder, any material interest of such Eligible Nominating Shareholder or individual being recommended in any proposals or other business to be presented at the Company’s Annual Meeting of Shareholders (or a statement to the effect that no material interest is known to such Eligible Nominating Shareholder).

The Corporate Affairs Committee determines, and reviews with the Board of Directors on an annual basis, the desired skills and characteristics for directors as well as the composition of the Board of Directors as a whole. This assessment considers the directors’ qualifications and independence, as well as diversity, age, skill and experience in the context of the needs of the Board of Directors. With respect to diversity considerations, the Committee seeks representation from general dentistry and dental specialists for the dentist director seats on the Board. For the non-dentist director positions, the Committee looks for experience with key business areas such as corporate governance, financial reporting, risk management, insurance regulation, health care reimbursement and information technology. The Committee assesses the current directors relative to these diversity criteria and determines the qualifications needed from a new director candidate. In addition, the Committee periodically assesses the Board diversity criteria relative to the Company’s current needs and business environment.

At a minimum, directors should share the values of the Company and should possess the following characteristics: high personal and professional integrity; the ability to exercise sound business judgment; an inquiring mind; and the time available to devote to Board of Directors’ activities and the willingness to do so. In addition to the foregoing considerations, generally with respect to nominees recommended by shareholders, the Corporate Affairs Committee will evaluate such recommended nominees considering the additional information regarding them contained in the recommendation notices. When seeking candidates for the Board of Directors, the Committee may solicit suggestions from incumbent directors and management. Ultimately, the Corporate Affairs Committee will recommend to the Board of Directors prospective nominees who the Corporate Affairs Committee believes will be effective, in conjunction with the other members of the Board of Directors, in collectively serving the long-term interests of the Company’s shareholders.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the SEC’s Public Reference Room, located at100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the SEC at the above address, at prescribed rates. The SEC also maintains a website that contains reports, proxy statements and other information that we file electronically with the SEC. The address of that website is www.sec.gov. You may also obtain copies of our filings, without charge, by requesting them in writing or by telephone at the following address: Robert C. Hodgkins, Jr., DCP Holding Company, 100 Crowne Point Place, Sharonville, Ohio 45241 or call us at (513) 554-1100.

MISCELLANEOUS

If the enclosed proxy card is executed and returned to us, the persons named in it will vote the shares represented by that proxy at the meeting. The form of proxy permits specification on each of the Proposals, as a vote “FOR”, “AGAINST”, or “ABSTAIN”. When a choice has been specified in the proxy, the Common Shares represented will be voted in accordance with that specification. If no specification is made, those Common Shares will be voted at the meeting “FOR” approval of each of the Proposals. Under Ohio law, broker non-votes and abstentions will be counted as present for purposes of determining whether a quorum has been achieved at the meeting, and will effectively be a vote AGAINST the Amended Articles Proposals and the Amended Code Proposals.

If any other matter properly comes before the meeting, the persons named in the proxy will vote thereon in accordance with their judgment. The Company does not know of any other matter that will be presented for action at the meeting and the Company has not received any timely notice that any of the Company’s shareholders intend to present a proposal at the meeting.

QUESTIONS?

If you have questions or need more information about the special meeting of shareholders, write to:

Anthony A. Cook

DCP Holding Company

100 Crowne Point Place

Sharonville, Ohio 45241

or call us at (513) 554-1100.

By Order of the Board of Directors

ANTHONY A. COOK
President and Chief Executive Officer

Sharonville, Ohio

October 7, 2013

APPENDIX A

DCP Holding Company

Second Amended and Restated Articles of Incorporation

(Composite Copy)1

FIRST: The name of the corporation is DCP Holding Company.

SECOND: The place in the State of Ohio where its principal office is located is in the City of Sharonville, Hamilton County, Ohio.

THIRD: [Intentionally Blank].

FOURTH: The authorized number of shares of the corporation is ~~207,500~~407,500 consisting of (i) 7,500 Class A Common Shares, without par value (“Class A Common Shares”); (ii) ~~100,000 Class B~~120,000 Class B Common Shares, without par value (“Class B Common Shares”); (iii) 80,000 Class C Common Shares, without par value (“Class C Common Shares,” and, collectively with Class A Common Shares and Class B Common Shares, “Common Voting Shares”); (iv) 100,000 Class D Common Shares, without par value (“Class ~~B~~ D Common Shares,” and, collectively with Common Voting Shares, “Common Shares”); and (~~iii~~v) 100,000 Preferred Shares, without par value (“Preferred Shares”). The ~~Class A Common Shares, Class B~~ Common Shares and Preferred Shares of the corporation have the following express terms:

A. Common Shares.

1. Voting Rights. Except as provided in any resolution providing for the issue of Preferred Shares or any series thereof, or as otherwise required by law, the entire voting power of the shareholders of the corporation is vested solely and exclusively in the holders of ~~Class A~~ Common Voting Shares. Holders of ~~Class A~~ Common Voting Shares are entitled to one vote for each ~~Class A~~ Common Voting Share held by them upon all matters requiring a vote of shareholders of the corporation. In furtherance and not in limitation of this Section A.1 of Article FOURTH:

(a) Holders of ~~Class A~~ Common Voting Shares, voting ~~separately and~~together as a single class, are entitled to elect all of the directors of the corporation to be elected from time to time, except directors, if any, to be elected by holders of Preferred Shares or any series thereof;

(b) Except as provided in any resolution providing for the issue of Preferred Shares or any series thereof, or as otherwise required by law, holders of Preferred Shares, or any series thereof, and holders of Class ~~B~~D Common Shares have no voting power and no right to participate in any meeting of shareholders or to notice of any such meeting; and

(c) Holders of ~~Class A~~ Common Voting Shares, by the affirmative vote of a majority of the outstanding ~~Class A~~ Common Voting Shares, voting together as a single class, may approve an increase or decrease in the number of authorized Class ~~B Common Shares~~A Common Shares, Class B Common Shares, Class C Common Shares or Class D Common Shares and no vote of the holders of any Class A Common Shares, Class B Common Shares, Class C Common Shares or Class D Common Shares, voting separately as a class, shall be required therefor; provided that such number of authorized shares for any such class may not be less than the number of ~~Class B Common Shares~~shares of such class then outstanding.

[1]

This is a composite copy of the Amended and Restated Articles of Incorporation of DCP Holding Company filed with the Ohio Secretary of State on May 22, ~~2009~~2009, plus (i) three Amendments to such Amended and Restated Articles of Incorporation filed with the Ohio Secretary of State on July 19, 2010, January 3, 2012 and January 9, 2013, respectively, and (ii) proposed amendments with respect to two new classes of common shares (Class C and Class D) and related matters.

2. Dividends and Distributions. ~~At any time Class A Common Shares are outstanding, as and when dividends or other distributions payable in cash, capital stock of the corporation (other than Class A Common Shares or Class B Common Shares) or other property of the corporation may be declared by the Board of Directors, the amount of any such dividend or distribution payable on each Class A Common Share shall be equal in all cases to the amount of such dividend or distribution payable on each Class B Common Share, and the amount of any such dividend or distribution payable on each Class B Common Share shall be equal in all cases to the amount of the dividend or distribution payable on each Class A Common Share. Dividends and distributions payable in Class A Common Shares may not be made on or to shares of any class of the corporation’s capital stock other than Class A Common Shares. Dividends and distributions payable in Class B Common Shares may not be made on or to shares of any class of the corporation’s capital stock other than Class A Common Shares or Class B Common Shares. If a dividend or distribution payable in Class B Common Shares shall be made on the Class B Common Shares, a dividend or distribution payable in Class B Common Shares shall be made simultaneously on the Class A Common Shares, and the number of Class B Common Shares payable on each Class A Common Share pursuant to such dividend or distribution shall be equal to the number of Class B Common Shares payable on each Class B Common Share pursuant to such dividend or distribution.~~As and when dividends or other distributions payable in cash, capital stock of the corporation or other property of the corporation may be declared by the Board of Directors, all holders of outstanding Class A Common Shares, Class B Common Shares, Class C Common Shares and Class D Common Shares shall be entitled to participate ratably in any such dividend or distribution paid on Common Shares (regardless of class), and no such dividend or distribution may be declared or paid on any class of Common Shares (whether Class A Common Shares, Class B Common Shares, Class C Common Shares or Class D Common Shares) unless an equivalent dividend or distribution is contemporaneously declared and paid on each other class of Common Shares in accordance with the provisions of these Second Amended and Restated Articles of Incorporation (these “Amended and Restated Articles of Incorporation”); provided, however, that if dividends or distributions are declared on Common Shares that are payable in shares of a particular class of Common Shares (whether Class A Common Shares, Class B Common Shares, Class C Common Shares or Class D Common Shares), dividends or distributions will be declared that are payable at the same rate on shares of each other class of Common Shares, in each case payable in an equal number of shares of each such other class of Common Shares. For example, if a dividend or distribution payable in Class A Common Shares shall be made on the Class A Common Shares, a dividend or distribution payable in an equal number of Class B Common Shares, Class C Common Shares and Class D Common Shares shall be made, respectively, on the Class B Common Shares, Class C Common Shares and Class D Common Shares.

~~In the case of any distribution (including a distribution pursuant to a stock dividend, stock split, division of stock or spin-off or split-up reorganization) payable to shareholders of the corporation in the form of capital stock of any other corporation which immediately prior to the time of the dividend or distribution is a wholly owned subsidiary of the corporation and which possesses authority to issue two separate classes of common shares with voting characteristics identical to those of the Class A Common Shares and the Class B Common Shares provided in these Amended and Restated Articles of Incorporation, then only common shares of such subsidiary which are identical to the Class A Common Shares shall be distributed with respect to Class A Common Shares and only common shares of such subsidiary which are identical to the Class B Common Shares shall be distributed with respect to Class B Common Shares.~~

3. Distribution of Assets Upon Liquidation. In the event the corporation is liquidated, dissolved or wound up, whether voluntarily or involuntarily, after the full preferential amounts to which holders of all Preferred Shares then outstanding are entitled under the resolutions authorizing the issuance of such Preferred Shares have been paid or set aside, the net assets of the corporation remaining shall be divided ratably among the holders of ~~Class A Common Shares and Class B Common Shares in such a manner that the amount of such net assets distributed with respect to each Class A Common Share equals to the amount of such assets distributed with respect to each Class B Common Share~~Common Shares.

4. ~~Preemptive Rights. Holders of Class A Common Shares have the preemptive right to subscribe for and purchase shares of any class of capital stock of the corporation or any series thereof hereafter authorized that by its express terms and provisions grants general, continuous and unconditional voting rights to the holders thereof and to any class of securities of the corporation convertible into or exchangeable for any such class of capital stock of the corporation or series thereof.~~ Automatic Conversion of Common Voting Shares.

~~5. Conversion of Class A Common Shares. Any holder of a Class A Common Share may elect at any time to convert such Class A Common Share into one Class B Common Share, and such holder may elect to convert any or all Class A Common Shares held by such holder at one time or at various times in such holder’s discretion. Such right shall be exercised by the surrender of the certificate representing each Class A Common Share to be converted to the corporation at its principal executive offices, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the corporation) by instruments of transfer, in form satisfactory to the corporation, duly executed by such holder or such holder’s duly authorized attorney.~~ (a) Without limitation of the transfer restrictions set forth in the Second Amended and Restated Code of Regulations of the corporation (the “Code of Regulations” or the “Amended and Restated Code of Regulations”), in the event that any holder of Class C Common Shares transfers Class C Common Shares to (i) a Class A or Class B Qualified Owner (as defined below) or (ii) a Class A or Class B Family Transferee (as defined below), immediately upon such transfer and without the requirement of any action by the corporation, such holder of Class C Common Shares or such Class A or Class B Qualified Owner or Class A or Class B Family Transferee, all such transferred Class C Common Shares shall be deemed to be converted into an equal number of Class B Common Shares. Upon any such transfer, the transferee of the Class C Common Shares shall surrender to the corporation the stock certificate(s) representing the transferred Class C Common Shares, whereupon the corporation shall cancel such certificate(s) and issue one certificate representing an equal number of Class B Common Shares. “Class A or Class B Qualified Owner” means any (i) natural person who is licensed to practice dentistry pursuant to the applicable laws and regulations of any state of the United States (a “Dentist”), (ii) Dentist who has retired from dentistry practice or (iii) director, officer or employee of the corporation or any subsidiary of the corporation. “Class A or Class B Family Transferee” means any (i) spouse or lineal descendant of a Class A or Class B Qualified Owner (each, a “Family Member”), (ii) trust made in whole or in part by a Class A or Class B Qualified Owner for the exclusive benefit of such person or his or her Family Members or (iii) a partnership, corporation or limited liability company controlled by a Class A or Class B Qualified Owner which has been formed and is operated for the sole purpose of benefiting such person or his or her Family Members, in each case that is a transferee and holder of Class A Common Shares or Class B Common Shares pursuant to Section 7.04(b) of the Code of Regulations.

~~The issuance of a certificate or certificates for Class B Common Shares upon conversion of any Class A Common Shares shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate or certificates are to be issued in a name other than the name of the holder of record of the Class A Common Share to be converted, the person or persons requesting the issuance thereof shall pay to the corporation the amount of any tax which may be payable in respect of any such transfer, or shall establish to the satisfaction of the corporation that such tax has been paid. As promptly as practicable after the surrender for conversion of a certificate or certificates representing Class A Common Shares and the payment of any tax as hereinabove provided, the corporation will deliver to, or upon the written order of, the holder of such certificate or certificates, a certificate or certificates representing the number of Class B Common Shares issuable upon such conversion, issued in such name or names as such holder may direct.~~

~~Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate or certificates representing Class A Common Shares (or, if on such date the transfer books of the corporation shall be closed, then immediately prior to the close of business on the first date thereafter that such books shall be open), and all rights of such holder arising from ownership of Class A Common Shares shall cease at such time, and the person or persons in whose name or names the certificate or certificates representing Class B Common Shares are to be issued shall be treated for all purposes as having become the record holder or holders of such Class B Common Shares at such time and shall have and may~~

~~exercise all the rights and powers appertaining thereto.~~ (b) Without limitation of the transfer restrictions set forth in the Code of Regulations, in the event that any holder of Class A Common Shares transfers Class A Common Shares to a Class A or Class B Qualified Owner or Class A or Class B Family Transferee, immediately upon such transfer and without the requirement of any action by the corporation, such holder of Class A Common Shares or such Class A or Class B Qualified Owner or Class A or Class B Family Transferee, all such transferred Class A Common Shares shall be deemed to be converted into an equal number of Class B Common Shares. Upon any such transfer, the transferee of the Class A Common Shares shall surrender to the corporation the stock certificate(s) representing the transferred Class A Common Shares, whereupon the corporation shall cancel such certificate(s) and issue one certificate representing an equal number of Class B Common Shares.

~~No adjustments in respect of past cash dividends shall be made upon the conversion of any Class A Common Shares; provided that if any Class A Common Shares shall be converted into Class B Common Shares subsequent to the record date for the payment of a dividend or other distribution on Class A Common Shares but prior to such payment, the registered holder of such Class A Common Shares at the close of business on such record date shall be entitled to receive on the payment date, with respect to the Class B Common Shares received upon such conversion, the dividend or other distribution which would have been payable had such Class B Common Shares been outstanding and held of record on such dividend record date by the registered holder on such dividend record date of the Class A Common Shares so converted in lieu of the dividend otherwise payable on the Class A Common Shares so converted.~~ (c) Without limitation of the transfer restrictions set forth in the Code of Regulations, in the event that any holder of Class A Common Shares or Class B Common Shares transfers Class A Common Shares and/or Class B Common Shares to any Class C Qualified Owner (as defined below), immediately upon such transfer and without the requirement of any action by the corporation, such holder of Class A Common Shares or Class B Common Shares or such Class C Qualified Owner, all such transferred Class A Common Shares and/or Class B Common Shares shall be deemed to be converted into an equal number of Class C Common Shares. Upon any such transfer, the transferee of the Class A Common Shares and/or Class B Common Shares shall surrender to the corporation the stock certificate(s) representing the transferred Class A Common Shares and/or Class B Common Shares, whereupon the corporation shall cancel such certificate(s) and issue one certificate representing an equal number of Class C Common Shares. “Class C Qualified Owner” means any natural person who is not (i) a Class A or Class B Qualified Owner or (ii) a Family Member of the transferring holder of Class A Common Shares or Class B Common Shares.

(d) The corporation shall at all times reserve and keep available, solely for the purpose of issuance upon automatic conversion of outstanding ~~Class A~~ Common Voting Shares pursuant to this Section A.4, such number of Class B Common Shares and Class C Common Shares as may be issuable upon ~~the~~such conversion ~~of all such outstanding Class A Common Shares~~; provided that the corporation may deliver Class B Common Shares and Class C Common Shares which are held in the treasury of the corporation, if any, for any ~~Class A~~ Common Voting Shares ~~to be~~so converted. If registration with or approval of any governmental authority under any federal or state law is required before ~~such~~any Class B Common Shares or Class C Common Shares may be issued upon ~~such~~automatic conversion pursuant to this Section A.4, the corporation will endeavor to cause such shares to be duly registered or approved, as the case may be. All Class B Common Shares and Class C Common Shares which may be issued upon automatic conversion of ~~Class A~~ Common Voting Shares pursuant to this Section A.4 will, upon issuance, be fully paid and non-assessable. The aggregate amount of stated capital represented by Class B Common Shares and Class C Common Shares issued upon automatic conversion of ~~Class A~~ Common Voting Shares pursuant to this Section A.4 shall be the same as the aggregate amount of stated capital represented by the ~~Class A~~ Common Voting Shares so converted. When ~~Class A~~ Common Voting Shares have been converted pursuant to this Section A.4, they shall have the status of retired shares.

~~6.~~5. Other Matters. Except as otherwise required by law, or except as otherwise provided in these Amended and Restated Articles of Incorporation or the Code of Regulations of the corporation, each Class A Common Share ~~and each~~, Class B Common Share, Class C Common Share and Class D Common Share shall have identical powers, preferences, privileges, rights, limitations and restrictions.

B. Preferred Shares. The Preferred Shares shall have the following express terms:

1. Series. The Preferred Shares may be issued from time to time in one or more series. All Preferred Shares shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of a series shall be identical with all other shares of such series, except as to the dates from which dividends shall accrue and be cumulative. Subject to the provisions of Sections B.2 through B.6, both inclusive, of this Article FOURTH, which provisions shall apply to all Preferred Shares, the Board of Directors hereby is authorized to cause Preferred Shares to be issued in one or more series and with respect to each such series to determine and fix prior to the issuance thereof (and thereafter, to the extent provided in clause (b) of this Section B.1 of Article FOURTH) those rights, preferences and terms that may be fixed by the Board of Directors, including the following:

(a) The designation of the series, which may be by distinguishing number, letter or title;

(b) The authorized number of shares of the series, which number the Board of Directors may (except where otherwise provided in the creation of the series) increase or decrease from time to time before or after the issuance thereof (but not below the number of shares of such series then outstanding);

(c) The voting rights of shares the series;

(d) The dividend rate or rates of the series, including the means by which such rates may be established;

(e) The date or dates from which dividends shall accrue and be cumulative and the dates on which and the period or periods for which dividends, if declared, shall be payable, including the means by which such dates and periods may be established;

(f) The redemption rights and price or prices, if any, for shares of the series;

(g) The terms and amount of the sinking fund, if any, for the purchase or redemption of shares of the series;

(h) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;

(i) Rights, if any, of the shares of the series to be convertible into Class ~~A Common Shares or Class B Common Shares (the Class A Common Shares and Class B Common Shares hereinafter collectively referred to in this Section B of Article FOURTH as the “Common Shares”)~~D Common Shares or shares of any other class and, if so, the conversion rate or rates or price or prices, any adjustments thereof and all other terms and conditions upon which such conversion may be made; and

(j) Restrictions, if any, on the issuance of shares of the same series or of any other class or series.

The Board of Directors is authorized to adopt from time to time amendments to these Articles of Incorporation fixing, with respect to each such series, the matters described in clauses (a) through (j), both inclusive, of this Section B.1 of Article FOURTH and is authorized to take such actions with respect thereto as may be required or permitted by law in order to effect such amendments.

2. Dividends.

(a) The holders of Preferred Shares of each series, in preference to the holders of Common Shares and of any other class of shares ranking junior to the Preferred Shares, shall be entitled to receive out of any funds legally available for the payment of dividends on Preferred Shares, when and as declared by the Board of Directors, dividends in cash at the rate or rates for such series fixed in accordance with the provisions of Section B.1 of Article FOURTH and no more, payable on the dates fixed for such series. Such dividends shall accrue and be cumulative, in the case of shares of a particular series, from and after the date or dates fixed with respect to such series. No dividends shall be paid upon or declared or set apart for any series of Preferred Shares for any dividend period unless at the same time a like proportionate dividend for the dividend periods terminating on the same or any earlier date, ratably in proportion to the respective dividend rates fixed therefor, shall have been paid upon or declared or set apart for all Preferred Shares of all series then issued and outstanding and entitled to receive such dividend.

(b) So long as any Preferred Shares shall be outstanding no dividend, except a dividend payable in Common Shares or shares of any capital stock of the corporation ranking junior to the Preferred Shares, shall be paid or declared or any distribution be made, except as aforesaid, in respect of Common Shares or any other shares of capital stock of the corporation ranking junior to the Preferred Shares, nor shall any Common Shares or any other shares of capital stock of the corporation ranking junior to the Preferred Shares be purchased, retired or otherwise acquired by the corporation, except out of the proceeds of the sale of Common Shares or other shares of capital stock of the corporation ranking junior to the Preferred Shares received by the corporation subsequent to the date of first issuance of Preferred Shares of any series, unless:

(1) All accrued and unpaid dividends on Preferred Shares, including the full dividends for all current dividend periods, shall have been declared and paid or a sum sufficient for payment thereof set apart; and

(2) There shall be no arrearage with respect to the redemption of Preferred Shares of any series from any sinking fund provided for shares of such series in accordance with the provisions of Section B.1 of Article FOURTH.

3. Redemption.

(a) Subject to the express terms of each series, the corporation (i) may, from time to time, at the option of the Board of Directors, redeem all or any part of any redeemable series of Preferred Shares at the time outstanding at the applicable redemption price for such series fixed in accordance with the provisions of Section B.1 of Article FOURTH and (ii) shall, from time to time, make such redemptions of each series of Preferred Shares as may be required to fulfill the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price fixed in accordance with the provisions of Section B.1 of Article FOURTH; and shall, in the case of either (i) or (ii), pay all accrued and unpaid dividends to the redemption date.

(b)(1) Notice of every redemption of Preferred Shares shall be mailed, postage prepaid, to the holders of record of the Preferred Shares to be redeemed at their respective addresses then appearing on the books of the corporation, not less than 30 days nor more than 60 days prior to the date fixed for such redemption, or such other time prior thereto as the Board of Directors shall fix for any series pursuant to Section B.1 of Article FOURTH prior to the issuance thereof. At any time after notice as provided above has been deposited in the mail, the corporation may deposit the aggregate redemption price of Preferred Shares to be redeemed, together with accrued and unpaid dividends thereon to the redemption date, with any bank or trust company having capital and surplus of not less than $100,000,000, named in such notice and direct that there be paid to the respective holders of the Preferred Shares to be redeemed amounts equal to the redemption price of the Preferred Shares to be redeemed, together with such accrued and unpaid dividends thereon, on surrender of the share certificate or certificates held by such holders; and upon the deposit of such notice in the mail and the making of such deposit of money with such bank or trust company, such holders shall cease to be shareholders with respect to such shares; and from and after the time such notice shall have been so deposited and such deposit of money shall have been so made, such holders shall have no rights or claim against the corporation with respect to such shares, except only the right to receive such money from such bank or trust company without interest or to exercise before the redemption date any unexpired privileges of conversion. In the event less than all of the outstanding Preferred Shares are to be redeemed, the corporation shall select by lot the shares so to be redeemed in such manner as shall be prescribed by the Board of Directors.

(2) If the holders of Preferred Shares which have been called for redemption shall not within five (5) years after such deposit claim the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the corporation such unclaimed amounts and thereupon such bank or trust company and the corporation shall be relieved of all responsibility in respect thereof and to such holders.

(c) Any Preferred Shares which are (1) redeemed by the corporation pursuant to the provisions of this Section B.3 of Article FOURTH, (2) purchased and delivered in satisfaction of any sinking fund requirements provided for shares of such series, (3) converted in accordance with the express terms of the shares of such series, or (4) otherwise acquired by the corporation, shall resume the status of authorized but unissued Preferred Shares without serial designation.

4. Liquidation.

(a)(1) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, the holders of Preferred Shares of any series shall be entitled to receive in full out of the assets of the corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common Shares or any other shares ranking junior to the Preferred Shares, the amounts fixed with respect to shares of such series in accordance with Section B.1 of Article FOURTH, plus an amount equal to all dividends accrued and unpaid thereon to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the affairs of the corporation. In the event the net assets of the corporation legally available therefor are insufficient to permit the payment upon all outstanding Preferred Shares of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon all outstanding Preferred Shares, in proportion to the full preferential amount to which each such share is entitled.

(2) After payment to the holders of Preferred Shares of the full preferential amounts as aforesaid, the holders of Preferred Shares, as such, shall have no right or claim to any of the remaining assets of the corporation.

(b) The merger or consolidation of the corporation into or with any other corporation or entity, the merger of any other corporation or entity into the corporation, or the sale, lease or conveyance of all or substantially all the assets of the corporation, shall not be deemed to be a dissolution, liquidation or winding up for the purposes of this Section B.4 of Article FOURTH.

5. Voting. Holders of Preferred Shares shall have no voting rights, except (a) as provided in any resolution providing for the issue of Preferred Shares or any series thereof or (b) as otherwise required by any law.

6. The Provider Preferred Shares – 2009 Series. The Provider Preferred Shares shall have the following express terms:

(a) DESIGNATION, AMOUNT AND SERIES. Of the 100,000 authorized Preferred Shares, 5,000 are designated as the “Provider Preferred Shares – 2009 Series” (the “Provider Preferred Shares”). The Provider Preferred Shares have the express terms set forth in this Section B of Article FOURTH as being applicable to all Preferred Shares as a class and, in addition, the following express terms. All series of Provider Preferred Shares will rank pari passu in all rights and preferences and be treated as a single class of shares except as otherwise provided herein or may be required by law.

(b) ELIGIBLE OWNERS. Only existing holders of twelve (12) or more Common Shares of the Corporation (an “Eligible Owner”).

(c) CONSIDERATION FOR ISSUANCE. Provider Preferred Shares shall only be offered to Eligible Owners and shall only be issued on the last business day of a each month during the offering of the Provider Preferred Shares. The initial per share offering price the Provider Preferred Shares in April of 2009 will be an amount equal to the book value of a Common Share as of (i) March 31, 2009, or (ii) at the end of the month prior to the first issuance of Provider Preferred Shares if no Provider Preferred Shares are issued in April 2009. In subsequent months, the per share offering price will be the book value of a Preferred Share as of the month end date immediately preceding the closing date of the purchase.

(d) DIVIDENDS AND DISTRIBUTIONS. The annual dividend payable on each Provider Preferred Shares shall be 5% of the book value of a Provider Preferred Share on December 31 of each year. Dividends shall be payable annually on or before January 31 of the following calendar year to each holder of a Provider Preferred Share who was a record holder of such shares on the prior December 31st. If not paid the dividend on each Provider Preferred Share shall cumulate and compounded annually. Any unpaid accrued dividend amounts shall be payable upon a liquidation or redemption and such payment shall have priority over any payments or distributions to the holder of the Common Shares.

(e) VOTING RIGHTS.

(i) Except as provided in subsection (ii) or as required by law the Provider Preferred Shares shall have no voting rights.

(ii) So long as any Provider Preferred Shares are outstanding, the Corporation may not, without the consent of the holders of at least two-thirds of the Corporation’s Provider Preferred Shares, by amendment, merger, consolidation or otherwise purchase or redeem or pay any dividend on any capital stock of the Corporation prior to the Provider Preferred Shares, other than (A) Common Shares repurchased from former directors or employees in connection with the cessation of their services or employment at a price not greater than book value or (B) shares repurchased pursuant to the Corporation’s Amended and Restated Code of Regulations.

(f) RESTRICTIONS ON TRANSFER OF PROVIDER PREFERRED SHARES.

(i) No transfers. Except as specifically provided in this subsection (g), no legal or beneficial holder of Provider Preferred Shares may transfer, gift, sell or assign any Provider Preferred Share or interests therein, legal or equitable, whether now owned or hereafter acquired, or authorize, permit or suffer any such transfer, gift, sale or assignment. Any attempted transfer, gift, sale or assignment of Provider Preferred Shares or any interest therein not in compliance with this subsection (f) will be null and void ab initio as against the Corporation and all other persons, including but not limited to the transferor and transferee. Without limiting the generality of the foregoing, no transfer, gift, sale or assignment will be permitted or recognized, even if permitted by any other provision of this subsection (f), unless each of the following conditions is satisfied in the judgment of, or waived in writing by, the Board of Directors in its discretion: (A) the transferor complies with all of the applicable provisions of this subsection (f); (B) the transferor and transferee each execute, acknowledge and deliver to the Corporation such instruments of transfer, assignment and assumption with respect to such transfer and such other instruments, acknowledgements and documents as may be reasonably deemed necessary by, and in form and substance reasonably satisfactory to, the Corporation to establish or evidence compliance with the provisions of this subsection (f); (C) the Corporation shall have received, at the expense of the parties to the transfer, an opinion of counsel of the Corporation (or other counsel acceptable to counsel of the Corporation) to the effect that such transfer is exempt from registration under the Securities Act of 1933, as amended, and is in compliance with all applicable federal and state securities laws and regulations; provided, however, the Board of Directors, at its sole discretion, may waive such opinion requirement; and (D) the transfer does not cause any breach or violation of or an event of default under, or result in acceleration of maturity of any indebtedness or other obligations under, any contract, note, mortgage, loan or other instrument or document to which the Corporation or any of its subsidiaries is a party or by which any of its or their assets or properties is bound.

(ii) Permitted Transfers to Certain Purchasers and Transfers to Family Members; Corporation’s Right of First Refusal.

(A) During his or her lifetime, a Provider Preferred Shares shareholder may transfer Provider Preferred Shares to a spouse, lineal descendant or trust, corporation, partnership or limited liability company exclusively benefiting or controlled by such shareholder and/or family members. The Provider Preferred Shares owned or held by such family members and trusts or entities shall remain subject to all the same rights and obligations triggered upon events affecting the original shareholder (e.g., death, redemption, etc.)) as if he or she still held the shares.

(B) If a Provider Preferred Shares shareholder desires to accept a bona fide offer from an Eligible Owner for the purchase of all (but not less than all) of the Provider Preferred Shares owned by such shareholder (the “Offered Shares”), such shareholder shall promptly deliver to the Corporation a written offer (the “Offer”) to sell the Offered Shares to the Corporation on terms and conditions not less favorable to the Corporation than those under which such shareholder proposes to transfer the Offered Shares to the proposed transferee. The Offer shall disclose the identity of the proposed transferee, the agreed terms of the proposed transfer (including a date certain on which the transfer will be abandoned and terminated if not then consummated) and any other material facts relating to the proposed transfer and proof that the proposed transferee is an Eligible Owner. Within 10 days after receipt of the Offer, the Corporation may give written notice to such holder of the Corporation’s intent to purchase all of the Offered Shares within 10 days on substantially the same terms and conditions as set forth in the Offer. If the Corporation does not exercise its purchase right under this subsection (g)(ii) upon the approval of the Board of Directors the transferor may thereafter transfer all (but not less than all) of the Offered Shares to the transferee identified in the Offer upon the terms and conditions specified in the Offer; provided that transfer or sale must be consummated or abandoned and terminated by a date certain set forth in the Offer but in any event not later than 10 days after the Offer has been declined by the Corporation.

(g) REDEMPTION AND REPURCHASE.

(i) The Provider Preferred Shares are only to be redeemed and repurchased by the Company as provided in this subsection (g). For purposes of this subsection (g) the redemption or repurchase price (the “Redemption Price”) for each Provider Preferred Share shall be (i) an amount equal to the Adjusted Book Value per Provider Preferred Share (defined below) plus (ii) all accrued, but unpaid, dividends on each Provider Preferred Share. The “Adjusted Book Value per Provider Preferred Share” shall be an amount determined in accordance with Generally Accepted Accounting Principles and the following:

(A) At of the end of each month after February 1, 2009 (if any Provider Preferred Shares are then outstanding), the book value of the Company’s Common Shares and Provided Preferred Shares shall be adjusted by allocating the Net Income or Loss of the Company for the completed monthly period between the Common Shares and the Provider Preferred Shares based on aggregate book value of the Common Shares and the aggregate book value of the Provider Preferred Shares as of the month end date immediately preceding the monthly period in question.

(B) After the allocation of net income or loss to the Common Shares and the Provider Preferred Shares, the aggregate book value of the Common Shares will be adjusted for any purchases or redemptions of Common Shares during the monthly period and the aggregate book value of the Provider Preferred Shares will be adjusted for any purchases or redemptions of Provider Preferred Shares during the monthly period.

(C) The adjusted aggregate book values of the Common Shares and the Provider Preferred Shares will be used as the basis of the allocation of the Net Income or Loss of the Company in the following monthly period.

(D) In addition to the monthly book value adjustments set forth above, the book value of each Provider Preferred Share will be further adjusted annually by reducing the book value by the amount of the dividend payable on each Provider Preferred Share.

(ii) The shareholders of Provider Preferred Shares must redeem all of their Provider Preferred Shares prior to or concurrently with any redemption of any Common Shares.

(iii) In accordance with Article FOURTH, Section B.3., the Corporation may, from time to time, at the option of the Board of Directors, redeem all or any part of the outstanding Provider Preferred Shares at the Redemption Price.

(iv) The Corporation shall have the right, but not the obligation, to repurchase or redeem Provider Preferred Shares at the Redemption Price to the same extent the Corporation has the right, but not the obligation, to repurchase or redeem Common Shares from the holders of Common Shares. In addition, the Corporation may, at its sole discretion, redeem Provider Preferred Shares at the Redemption Price anytime after (i) the death of any holder of Provider Preferred Shares, or (ii) any bankruptcy, insolvency, assignment for the benefit of creditors, attachment, encumbrance, pledge or any similar event affecting a Provider Preferred Shares shareholder or his or her Provider Preferred Shares.

(h) LIQUIDATION, DISSOLUTION OR WINDING-UP. In the event of any liquidation, dissolution or winding-up of the Corporation, any merger or consolidation involving the Corporation (other than one in which shareholders of the Corporation own a majority by voting power of the outstanding shares of the surviving or acquiring corporation), or any sale, lease, transfer or other disposition of all or substantially all of the assets of the Corporation, the holders of the Provider Preferred Shares shall be entitled to payment of the Redemption Price and such payment shall be senior to any right of payment to the holders of Common Shares and the Common Shares shall rank junior to the Provider Preferred Shares.

7. The Redeemable Institutional Preferred Shares – 2010 (A) Series. The Redeemable Institutional Preferred Shares shall have the following express terms:

(a) DESIGNATION, AMOUNT AND SERIES. Of the 100,000 authorized Preferred Shares, 300 are designated as the “Redeemable Institutional Preferred Shares – 2010 (A) Series” (the “Redeemable Institutional Preferred Shares”). The Redeemable Institutional Preferred Shares have the express terms set forth in this Section B of Article FOURTH as being applicable to all Preferred Shares as a class and, in addition, the following express terms. All series of Redeemable Institutional Preferred Shares will rank pari passu in all rights and preferences and be treated as a single class of shares except as otherwise provided herein or may be required by law.

(b) REDEEMABLE INSTITUTIONAL PREFERRED SHARES – 2010 (A) OWNERS. Only “accredited investors” within the meaning of Rule 501 promulgated under the Securities Act of 1933, as amended (“Redeemable Institutional Preferred Eligible Owners”).

(c) CONSIDERATION FOR ISSUANCE. The per share purchase price for the Redeemable Institutional Preferred Shares will be $1,000 (the “Issue Price”).

(d) DIVIDENDS AND DISTRIBUTIONS. The annual dividend payable on each Redeemable Institutional Preferred Share shall be (i) in respect of the dividend payable in 2011, 5% of the per share Issue Price, prorated based on the number of days which the Redeemable Institutional Preferred Share was outstanding in 2010; and (ii) in respect of the dividends payable in 2012 (for 2011) and all years thereafter, 5% of the book value of a Redeemable Institutional Preferred Share on December 31 of the preceding year, prorated based on the number of days which the Redeemable Institutional Preferred Share was outstanding in the preceding year. Dividends, once declared by the Company’s Board of Directors, shall be payable annually on or before January 31 of the following calendar year to each holder of a Redeemable Institutional Preferred Share who was a record holder of such share on the prior December 31st. If not paid the dividend on each Redeemable Institutional Preferred Share shall cumulate and compound annually. Any unpaid accrued dividend amounts shall be payable upon a liquidation or redemption and such payment shall have priority over any payments or distributions to the holders of the Common Shares. In the event that a Redeemable Institutional Preferred Share is not outstanding for the entire year, the dividend shall be proportionately reduced based on the number of days in the year the Redeemable Institutional Preferred Share was outstanding.

(e) VOTING RIGHTS.

(i) Except as provided in subsection (ii) or as required by law the Redeemable Institutional Preferred Shares shall have no voting rights.

(ii) So long as any Redeemable Institutional Preferred Shares are outstanding, the Corporation may not, without the consent of the holders of at least two-thirds of the Redeemable Institutional Preferred Shares, by amendment, merger, consolidation or otherwise purchase or redeem or pay any dividend on any capital stock of the Corporation prior to the Redeemable Institutional Preferred Shares, other than (A) Common Shares repurchased from former directors or employees in connection with the cessation of their services or employment at a price not greater than book value as of the month-end immediately preceding their termination date or (B) shares repurchased pursuant to the Corporation’s Amended and Restated Code of Regulations.

(f) RESTRICTIONS ON TRANSFER OF REDEEMABLE INSTITUTIONAL PREFERRED SHARES.

(i) No transfers. Except as specifically provided in this subsection (f), no legal or beneficial holder of Redeemable Institutional Preferred Shares may transfer, gift, sell or assign any Redeemable Institutional Preferred Share or interests therein, legal or equitable, whether now owned or hereafter acquired, or authorize, permit or suffer any such transfer, gift, sale or assignment. Any attempted transfer, gift, sale or assignment of Redeemable Institutional Preferred Shares or any interest therein not in compliance with this subsection (f) will be null and void ab initio as against the Corporation and all other persons, including but not limited to the transferor and transferee. Without limiting the generality of the foregoing, no transfer, gift, sale or assignment will be permitted or recognized, even if permitted by any other provision of this subsection (f), unless each of the following conditions is satisfied in the judgment of, or waived in writing by, the Board of Directors in its discretion: (A) the transferor complies with all of the applicable provisions of this subsection (f); (B) the transferor and transferee each execute, acknowledge and deliver to the Corporation such instruments of transfer, assignment and assumption with respect to such transfer and such other instruments, acknowledgements and documents as may be reasonably deemed necessary by, and in form and substance reasonably satisfactory to, the Corporation to establish or evidence compliance with the provisions of this subsection (f); (C) the Corporation shall have received, at the expense of the parties to the transfer, an opinion of counsel of the Corporation (or other counsel acceptable to counsel of the Corporation) to the effect that such transfer is exempt from registration under the Securities Act of 1933, as amended, and is in compliance with all applicable federal and state securities laws and regulations; provided, however, the Board of Directors, in its sole discretion, may waive such opinion requirement; and (D) the transfer does not cause any breach or violation of, cause an event of default under, or result in acceleration of maturity of any indebtedness or other obligations under, any contract, note, mortgage, loan or other instrument or document to which the Corporation or any of its subsidiaries is a party or by which any of its or their assets or properties is bound.

(ii) Permitted Transfers to Certain Purchasers and Corporation’s Right of First Refusal. If a holder of Redeemable Institutional Preferred Shares desires to accept a bona fide offer from a Redeemable Institutional Preferred Eligible Owner for the purchase of all (but not less than all) of the Redeemable

Institutional Preferred Shares owned by such holder (the “Offered Shares”), such holder shall promptly deliver to the Corporation a written offer (the “Offer”) to sell the Offered Shares to the Corporation on terms and conditions not less favorable to the Corporation than those under which such holder proposes to transfer the Offered Shares to the proposed transferee. The Offer shall disclose the identity of the proposed transferee, the agreed terms of the proposed transfer (including a date certain on which the transfer will be abandoned and terminated if not then consummated) and any other material facts relating to the proposed transfer and proof that the proposed transferee is a Redeemable Institutional Preferred Eligible Owner. Within 10 days after receipt of the Offer, the Corporation may give written notice to such holder of the Corporation’s intent to purchase all of the Offered Shares within 10 days on substantially the same terms and conditions as set forth in the Offer. If the Corporation does not exercise its purchase right under this subsection (f)(ii), upon the approval of the Board of Directors, which shall not be unreasonably withheld so long as the proposed transferee is a Redeemable Institutional Preferred Eligible Owner and the requirements for transfer set forth in subsection (i) above are satisfied or waived by the Board of Directors, the transferor may thereafter transfer all (but not less than all) of the Offered Shares to the transferee identified in the Offer upon the terms and conditions specified in the Offer; provided that transfer or sale must be consummated or abandoned and terminated by a date certain set forth in the Offer, but in any event not later than 10 days after the Board of Directors approves such transfer.

(g) PUT AND CALL RIGHTS.

(i) The holders of Redeemable Institutional Preferred Shares shall have the right, exercisable upon written notice to the Corporation (the “Put Notice”), to require the Corporation to redeem from such holder all or any portion of the Redeemable Institutional Preferred Shares held by such holder on the terms set forth in this subsection (g).

(ii) The Company shall have the right (the “Call”), exercisable upon written notice to a holder of Redeemable Institutional Preferred Shares (the “Call Notice”), to redeem from such holder all or any portion of the Redeemable Institutional Preferred Shares held by such holder on the terms set forth in this subsection (g).

(iii) Within 180 days after the Company’s receipt of a Put Notice or a holder’s receipt of a Call Notice, as the case may be, and, in the case of the exercise by the Company of the Call, no earlier than 30 days after a holder’s receipt of a Call Notice, the Company shall redeem and repurchase from the holder, and such holder shall sell and deliver to the Company, the number of Redeemable Institutional Preferred Shares specified in the Put Notice or the Call Notice, as the case may be, and the Company shall pay the Put Price or the Call Price, as the case may be, to such holder. At the closing (the “Closing”) of the redemption and sale of the Redeemable Institutional Preferred Shares pursuant to this subsection (g), the selling holder of the Redeemable Institutional Preferred Shares shall deliver to the Company such instruments and documents as shall be necessary or appropriate to transfer the Redeemable Institutional Preferred Shares being sold by such holder to the Company, and the Company shall redeem and accept such Redeemable Institutional Preferred Shares and shall pay the Put Price or the Call Price, as the case may be, to such holder by wire transfer of immediately available funds to the account of such holder provided in writing by such holder to the Company. At the Closing, the selling holder of Redeemable Institutional Preferred Shares shall provide the Company with a certificate, executed on behalf of such holder by an authorized officer thereof, to the effect that such holder has good and valid title to the Redeemable Institutional Preferred Shares being sold, free and clear of all liens, other than restrictions on transfer pursuant to these Amended and Restated Articles of Incorporation and the Company’s Amended and Restated Code of Regulations.

(iv) For purposes of this subsection (g) and, in the case of subsection (D) below, also for purposes of subsection (h):

(A) The “Put Price” for each Redeemable Institutional Preferred Share being redeemed by the Company shall be (1) in the event that the Calculation Date (as defined below) is prior to January 31, 2015 (the “Price Adjustment Date”), an amount equal to (i) 90% of the Adjusted Book Value per

Redeemable Institutional Preferred Share (as defined below), plus (ii) all accrued, but unpaid, dividends on each Redeemable Institutional Preferred Share or (2) in the event that the Calculation Date is after the Price Adjustment Date, an amount equal to 100% of the Adjusted Book Value per Redeemable Institutional Preferred Share, plus all accrued, but unpaid, dividends on each Redeemable Institutional Preferred Share.

(B) The “Call Price” for each Redeemable Institutional Preferred Share being redeemed by the Company shall be (1) in the event that the Calculation Date is prior to the Price Adjustment Date, an amount equal to 110% of the Adjusted Book Value per Redeemable Institutional Preferred Share, plus all accrued, but unpaid, dividends on each Redeemable Institutional Preferred Share or (2) in the event that the Calculation Date is after the Price Adjustment Date, an amount equal to 100% of the Adjusted Book Value per Redeemable Institutional Preferred Share, plus all accrued, but unpaid, dividends on each Redeemable Institutional Preferred Share.

(C) The “Calculation Date” shall be the last day of the month immediately preceding the date of the Company’s receipt of a Put Notice or the date of a holder’s receipt of a Call Notice, as the case may be.

(D) The “Adjusted Book Value per Redeemable Institutional Preferred Share” shall be an amount determined in accordance with Generally Accepted Accounting Principles and the following:

(1) At of the end of each month after July 1, 2010, the book value of the Company’s Preferred Shares, including the Redeemable Institutional Preferred Shares and the Provider Preferred Shares, and Common Shares shall be adjusted as follows:

first, net earnings or net losses of the Company (constituting net income or loss plus other comprehensive income or loss) for the completed monthly period will be reduced by the amount of the dividend payable on the Redeemable Institutional Preferred Share; and

thereafter, the net earnings or net losses of the Company from the completed monthly period, as adjusted pursuant to the immediately preceding paragraph, will be allocated among the Preferred Shares, including the Redeemable Institutional Preferred Shares and the Provider Preferred Shares, and Common Shares based upon their respective and relative percentages of the total equity of the Company, based upon 50% of the aggregate book value of the Redeemable Institutional Preferred Shares, 100% of the aggregate book value of the Provider Preferred Shares, and based on a percentage of the aggregate book value of other Preferred Shares to be determined subject to the terms of any series of Preferred Shares as may be fixed by the Board of Directors, and 100% of the aggregate book value of the Common Shares, in each case as of the month end date immediately preceding the monthly period in question.

(2) After the allocation of net earnings or net losses to the Preferred Shares, including the Redeemable Institutional Preferred Shares and the Provider Preferred Shares, and Common Shares pursuant to subsection (D)(1) above, the aggregate book value of the Preferred Shares, including the Redeemable Institutional Preferred Shares and the Provider Preferred Shares, and Common Shares will be adjusted for any purchases or redemptions thereof during the monthly period.

(3) The adjusted aggregate book values of the Preferred Shares, including the Redeemable Institutional Preferred Shares and the Provider Preferred Shares, and Common Shares pursuant to this subsection (D) will be used as the basis of the allocation of the net earnings or net losses of the Company in the following monthly period.

(h) LIQUIDATION, DISSOLUTION OR WINDING UP. Notwithstanding Section B.4(b) of this Article FOURTH, in the event of any liquidation, dissolution or winding up of the Corporation, any merger or consolidation involving the Corporation (other than one in which shareholders of the Corporation own a majority by voting power of the outstanding shares of the surviving or acquiring corporation), or any sale, lease, transfer or other disposition of all or substantially all of the assets of the Corporation, the holders of the Redeemable Institutional Preferred Shares shall be entitled to payment of 100% of the Adjusted Book Value per Redeemable Institutional Preferred Share, plus all accrued, but unpaid, dividends on each Redeemable Institutional Preferred Share, and such payment shall be equal to the rights to any payments to the holders of Provider Preferred Shares and shall be senior to any right of payment to the holders of Common Shares and the Common Shares shall rank junior to the Redeemable Institutional Preferred Shares.

8. The Redeemable Institutional Preferred Shares – 2012 (A) Series. The Redeemable Institutional Preferred Shares – 2012 (A) Series shall have the following express terms:

(a) DESIGNATION, AMOUNT AND SERIES. Of the 100,000 authorized Preferred Shares, 1,000 are designated as the “Redeemable Institutional Preferred Shares – 2012 (A) Series” (the “2012A Redeemable Institutional Preferred Shares”). The 2012A Redeemable Institutional Preferred Shares have the express terms set forth in this Section B of Article FOURTH as being applicable to all Preferred Shares as a class and, in addition, the following express terms.

(b) ELIGIBLE OWNER. Only an “accredited investor” (within the meaning of Rule 501 promulgated under the Securities Act of 1933, as amended), which is not an insurance company, dental HMO, dental PPO, a company that offers and sells a vision benefit product, an affiliate of any of the foregoing, or any person or entity acting directly or indirectly on behalf of any of the foregoing or affiliate thereof, is eligible to purchase, own or hold the 2012A Redeemable Institutional Preferred Shares (a “2012A Redeemable Institutional Preferred Eligible Owner”).

(c) CONSIDERATION FOR ISSUANCE. The per share purchase price for the 2012A Redeemable Institutional Preferred Shares will be $1,000 (hereinafter referred to in this subsection 8 as the “Issue Price”).

(d) DIVIDENDS.

(i) Each 2012A Redeemable Institutional Preferred Share will carry an annual dividend at a rate equal to: (A) in respect of the dividend for 2012, 5% of the per share Issue Price, prorated based on the number of days that the 2012A Redeemable Institutional Preferred Share was outstanding in 2012, payable in four equal quarterly installments on or before the last business day of each calendar quarter of 2012; and (B) in respect of the dividends for 2013 and all years thereafter, 5% of the Adjusted Book Value per 2012A Redeemable Institutional Preferred Share (as defined below) as of December 31 of the preceding year. The dividend on the 2012A Redeemable Institutional Preferred Shares for 2013 and all years thereafter, once declared by the Corporation’s Board of Directors, shall be paid by the Corporation in four equal quarterly installments, on or before the last business day of the calendar quarter of the year for which the dividend was declared, to each holder of a 2012A Redeemable Institutional Preferred Share who was a record holder of such share on December 31 of the prior calendar year. (For example, the annual dividend for 2013 will be 5% of the Adjusted Book Value per 2012A Redeemable Institutional Preferred Share as of December 31, 2012 and will be paid in four equal installments on or before the last business day of each calendar quarter of 2013.) In the event that a 2012A Redeemable Institutional Preferred Share is not outstanding for the entire year in which the dividend is paid, the dividend payable during such quarter shall be proportionately reduced based on the number of days in the quarter the 2012A Redeemable Institutional Preferred Share was outstanding. Following the payment of a dividend on the 2012A Redeemable Institutional Preferred Shares for any calendar year, any subsequent payment of a dividend on the 2012A Redeemable Institutional Preferred Shares, including in connection with a Liquidation Event (as defined in subsection (h) below) or the exercise of a Put Right or Call Right (as defined in subsection (g) below), shall include any adjustments necessary to reconcile estimated and actual calculations of Adjusted Book Value per 2012A Redeemable Institutional Preferred Share as of December 31 of the calendar year for which the dividend on the 2012A Redeemable Institutional Preferred Shares was paid based upon the year-end audit of the Corporation’s financial statements. The dividend on the 2012A Redeemable Institutional Preferred Shares, if not declared payable by the Corporation’s Board of Directors or otherwise not paid for any reason, shall cumulate and compound annually.

(ii) For purposes of this subsection 8, the “Adjusted Book Value per 2012A Redeemable Institutional Preferred Share” shall be an amount determined in accordance with generally accepted accounting principles and the following:

(A) As of the end of each calendar month after January 2012, the book value of the Preferred Shares (as defined in the first paragraph of this Article FOURTH), including the 2012A Redeemable Institutional Preferred Shares, the Redeemable Institutional Preferred Shares – 2010 (A) Series (as described in subsection 7 of Section B of this Article FOURTH, hereinafter referred to in this subsection 8 as the “2010 Redeemable Institutional Preferred Shares”) and the Provider Preferred Shares (as defined in subsection 6(a) of Section B of this Article FOURTH), the Class A Common Shares (as defined in the first paragraph of this Article FOURTH), and the Class B Common Shares (as defined in the first paragraph of this Article FOURTH; the Class A Common Shares, Class B Common Shares and any additional class of common shares that may be issued by the Corporation in the future, collectively, are hereinafter referred to in this subsection 8 as the “Common Shares”), shall be adjusted as follows:

first, net earnings or net losses of the Corporation (constituting net income or loss plus other comprehensive income or loss) for the completed monthly period will be reduced by the amount of the dividends accrued during the completed monthly period on the 2010 Redeemable Institutional Preferred Shares and the 2012A Redeemable Institutional Preferred Shares; and

thereafter, the net earnings or net losses of the Corporation from the completed monthly period, as adjusted pursuant to the preceding paragraph, will be allocated among the Preferred Shares, including the 2012A Redeemable Institutional Preferred Shares, the 2010 Redeemable Institutional Preferred Shares and the Provider Preferred Shares, and the Common Shares based upon their respective and relative percentages of the total equity of the Corporation, based upon 50% of the aggregate book value of the 2012A Redeemable Institutional Preferred Shares, 50% of the aggregate book value of the 2010 Redeemable Institutional Preferred Shares and 100% of the aggregate book value of the Provider Preferred Shares, and based on a percentage of the aggregate book value of shares of other series of Preferred Shares to be determined subject to the terms of any such series of Preferred Shares as may be fixed by the Board of Directors, and 100% of the aggregate book value of the Common Shares, in each case as of the month end date immediately preceding the monthly period in question.

(B) After the allocation of net earnings or net losses to the Preferred Shares, including the 2012A Redeemable Institutional Preferred Shares, the 2010 Redeemable Institutional Preferred Shares and the Provider Preferred Shares, and Common Shares pursuant to the paragraphs under subsection (A) above, the aggregate book value of the Preferred Shares, including the 2012A Redeemable Institutional Preferred Shares, the 2010 Redeemable Institutional Preferred Shares and the Provider Preferred Shares, and Common Shares will be adjusted for any purchases or redemptions (including in connection with the exercise of a Put Right or Call Right pursuant to subsection 8(g) or similar right pursuant to subsections 6(g) and 7(g) of Section B of this Article Fourth) thereof during the completed monthly period.

(C) The adjusted aggregate book values of the Preferred Shares, including the 2012A Redeemable Institutional Preferred Shares, the 2010 Redeemable Institutional Preferred Shares and the Provider Preferred Shares, and Common Shares as described in this subsection (d)(ii) will be used as the basis of the allocation of the net earnings or net losses of the Corporation in the following monthly period and will be subject to any adjustments necessary to reconcile estimated and actual calculations of Adjusted Book Value per 2012A Redeemable Institutional Preferred Share based upon the year-end audit of the Corporation’s financial statements.

(e) NO VOTING RIGHTS; PROTECTIVE PROVISIONS.

(i) Except as provided in subsection (ii) below or as required by law, the 2012A Redeemable Institutional Preferred Shares shall have no voting rights.

(ii) So long as any 2012A Redeemable Institutional Preferred Shares are outstanding, the Corporation may not, without the consent of the holders of at least two-thirds of the 2012A Redeemable Institutional Preferred Shares, by amendment, merger, consolidation or otherwise, purchase or redeem or pay any dividend on any capital stock of the Corporation prior to the 2012A Redeemable Institutional Preferred Shares, other than (A) Common Shares repurchased from former directors or employees in connection with the cessation of their services or employment at a price not greater than book value as of the month-end immediately preceding their termination date, (B) shares of the Corporation’s capital stock repurchased pursuant to the Corporation’s Amended and Restated Code of Regulations, (C) 2010 Redeemable Institutional Preferred Shares redeemed or repurchased pursuant to subsection 7(f) or 7(g) of Section B of this Article FOURTH, (D) Provider Preferred Shares redeemed or repurchased pursuant to subsection 6(f) or 6(g) of Section B of this Article FOURTH and (E) redemptions of other Preferred Shares that may be issued in the future pursuant to the terms thereof as fixed by the Board of Directors. For the avoidance of doubt, “capital stock” as used in this subsection shall not include restricted share units, phantom shares or other derivate securities of the Corporation.

(f) RESTRICTIONS ON TRANSFER.

(i) No transfers. Except as specifically provided in this subsection (f), no legal or beneficial holder of 2012A Redeemable Institutional Preferred Shares may transfer, gift, sell or assign any 2012A Redeemable Institutional Preferred Shares or interests therein, legal or equitable, whether now owned or hereafter acquired, or authorize, permit or suffer any such transfer, gift, sale or assignment. Any attempted transfer, gift, sale or assignment of 2012A Redeemable Institutional Preferred Shares or any interest therein not in compliance with this subsection (f) will be null and void ab initio as against the Corporation and all other persons, including but not limited to the transferor and transferee. Without limiting the generality of the foregoing, no transfer, gift, sale or assignment will be permitted or recognized, even if permitted by any other provision of this subsection (f), unless each of the following conditions is satisfied in the judgment of, or waived in writing by, the Board of Directors in its discretion: (A) the transferor complies with all of the applicable provisions of this subsection (f); (B) the transferor and transferee each execute, acknowledge and deliver to the Corporation such instruments of transfer, assignment and assumption with respect to such transfer and such other instruments, acknowledgements and documents as may be reasonably deemed necessary by, and in form and substance reasonably satisfactory to, the Corporation to establish or evidence compliance with the provisions of this subsection (f); (C) the Corporation shall have received, at the expense of the parties to the transfer, an opinion of counsel of the Corporation (or other counsel acceptable to counsel of the Corporation) to the effect that such transfer is exempt from registration under the Securities Act of 1933, as amended, and is in compliance with all applicable federal and state securities laws and regulations; provided, however, the Board of Directors, in its sole discretion, may waive such opinion requirement; and (D) the transfer does not cause any breach or violation of, cause an event of default under, or result in acceleration of maturity of any indebtedness or other obligations under, any contract, note, mortgage, loan or other instrument or document to which the Corporation or any of its subsidiaries is a party or by which any of its or their assets or properties is bound.

(ii) Permitted Transfers to Certain Purchasers and Corporation’s Right of First Refusal. If a holder of 2012A Redeemable Institutional Preferred Shares desires to accept a bona fide offer in writing from a 2012A Redeemable Institutional Preferred Eligible Owner (a “Proposed Transferee”) for the purchase of all (but not less than all) of the 2012A Redeemable Institutional Preferred Shares owned by such holder (hereinafter referred to in this subsection as the “Offered Shares”), such holder shall promptly deliver to the Corporation a written offer (hereinafter referred to in this subsection as an “Offer”) to sell the Offered Shares to the Corporation for a purchase price not more than the purchase price offered by the Proposed Transferee and on such other terms and conditions that, taken as a whole, are no less favorable to the Corporation than those set forth in the offer from the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the terms of the bona fide offer from the Proposed Transferee (including the date on which the transfer of the Offered Shares will be abandoned and terminated if not then consummated (the “Termination Date”)), any other material facts relating to the proposed transfer and proof that the Proposed Transferee is a 2012A Redeemable Institutional Preferred Eligible Owner. Within 15 days after receipt of the Offer, the Corporation may give written notice to such holder of the Corporation’s intent to purchase all of the Offered Shares within 30 days of such notice given by the Corporation on substantially the same terms and conditions as set forth in the Offer. If the Corporation does not exercise its purchase right under this subsection (f)(ii), upon the approval of the Board of Directors, which shall not be unreasonably withheld so long as (A) the Proposed Transferee is a 2012A Redeemable Institutional Preferred Eligible Owner and (B) the requirements for transfer set forth in subsection (f)(i) above are satisfied or waived by the Board of Directors, the holder may thereafter transfer all (but not less than all) of the Offered Shares to the Proposed Transferee for a purchase price not less than the purchase price set forth in the Offer and upon such other terms and conditions that, taken as a whole, are no more favorable to the Proposed Transferee than those set forth in the Offer; provided that the transfer must be consummated or abandoned and terminated by the earlier of the Termination Date and the date that is 10 days after the Board of Directors approves such transfer.

(g) PUT AND CALL RIGHTS.

(i) A holder of the 2012A Redeemable Institutional Preferred Shares shall have the right (referred to in this subsection 8 as the “Put Right”), exercisable upon written notice to the Corporation (hereinafter referred to in this subsection (g) as a “Put Notice”), to require the Corporation to redeem all or any portion of the 2012A Redeemable Institutional Preferred Shares held by such holder on the terms set forth in this subsection (g).

(ii) The Corporation shall have the right (referred to in this subsection 8 as the “Call Right”), exercisable upon written notice to a holder of 2012A Redeemable Institutional Preferred Shares (hereinafter referred to in this subsection (g) as a “Call Notice”), to redeem from such holder all or any portion of the 2012A Redeemable Institutional Preferred Shares held by such holder on the terms set forth in this subsection (g).

(iii) Within 180 days after the Corporation’s receipt of a Put Notice or a holder’s receipt of a Call Notice, as the case may be, and, in the case of the exercise by the Corporation of the Call Right, no earlier than 30 days after a holder’s receipt of a Call Notice, the Corporation shall repurchase from the holder, and such holder shall sell and deliver to the Corporation, the number of 2012A Redeemable Institutional Preferred Shares specified in the Put Notice or the Call Notice, as the case may be, and the Corporation shall pay the Put Price or the Call Price (as such terms are defined in subsection (g)(iv) below), as the case may be, to such holder. At the closing (hereinafter referred to in this subsection (g) as the “Closing”) of the purchase and sale of the 2012A Redeemable Institutional Preferred Shares pursuant to this subsection (g), the selling holder of the 2012A Redeemable Institutional Preferred Shares shall deliver to the Corporation such instruments and documents as shall be necessary or appropriate to transfer the 2012A Redeemable Institutional Preferred Shares being sold by such holder to the Corporation, and the Corporation shall purchase and accept such 2012A Redeemable Institutional Preferred Shares and shall pay the Put Price or the Call Price, as the case may be, to such holder by wire transfer of immediately available funds to the account of such holder provided in writing by such holder to the Corporation. At the Closing, the selling holder of 2012A Redeemable Institutional Preferred Shares shall provide the Corporation with a certificate, executed on behalf of such holder by an authorized officer thereof, to the effect that such holder has good and valid title to the 2012A Redeemable Institutional Preferred Shares being sold, free and clear of all liens, other than restrictions on transfer pursuant to these Amended and Restated Articles of Incorporation and the Corporation’s Amended and Restated Code of Regulations.

(iv) For purposes of this subsection (g):

(A) The “Put Price” for each 2012A Redeemable Institutional Preferred Share being purchased by the Corporation shall be (1) in the event that the Put Price Calculation Date (as defined below) is on or prior to January 31, 2017 (hereinafter referred to in this subsection (g) as the “Price Adjustment Date”), an amount equal to 95% of the Adjusted Book Value per 2012A Redeemable Institutional Preferred Share, plus all accrued but unpaid dividends on each 2012A Redeemable Institutional Preferred Share or (2) in

the event that the Put Price Calculation Date is after the Price Adjustment Date, an amount equal to 100% of the Adjusted Book Value per 2012A Redeemable Institutional Preferred Share, plus all accrued but unpaid dividends on each 2012A Redeemable Institutional Preferred Share.

(B) The “Put Price Calculation Date” shall be the last day of the month immediately preceding the date of the Corporation’s receipt of a Put Notice.

(C) The “Call Price” for each 2012A Redeemable Institutional Preferred Share being purchased by the Corporation shall be (1) in the event that the Call Price Calculation Date (as defined below) is prior to the Price Adjustment Date, an amount equal to the greater of (x) 105% of the Adjusted Book Value per 2012A Redeemable Institutional Preferred Share and (y) the Issue Price, in each case plus all accrued but unpaid dividends on each 2012A Redeemable Institutional Preferred Share, or (2) in the event that the Call Price Calculation Date is on or after the Price Adjustment Date, an amount equal to 100% of the Adjusted Book Value per 2012A Redeemable Institutional Preferred Share, plus all accrued but unpaid dividends on each 2012A Redeemable Institutional Preferred Share.

(D) The “Call Price Calculation Date” shall be the last day of the month immediately preceding the date of a holder’s receipt of a Call Notice.

(v) Notwithstanding anything to the contrary contained in this subsection (g), if a Liquidation Event (as defined in subsection (h) below) occurs within 90 days of a Closing of the purchase of all or any portion of the 2012A Redeemable Institutional Preferred Shares in connection with the exercise of a Call Right by the Corporation, then the holder of the 2012A Redeemable Institutional Preferred Shares so purchased by the Corporation pursuant to the Call Right shall be entitled to an additional cash payment in an amount equal to the difference, if positive, between the Estimated Cash Payment (as defined in subsection (h) below) and the Call Price.

(h) PAYMENT UPON A LIQUIDATION EVENT.

(i) Notwithstanding Section B.4 of this Article FOURTH, in the event of any liquidation, dissolution or winding up of the Corporation, any merger or consolidation involving the Corporation (other than one in which shareholders of the Corporation own a majority by voting power of the outstanding shares of the surviving or acquiring corporation), or any sale, lease, transfer or other disposition of all or substantially all of the assets of the Corporation (each of the foregoing, a “Liquidation Event” for purposes of this subsection 8), the holders of the 2012A Redeemable Institutional Preferred Shares shall receive, in redemption of the 2012A Redeemable Institutional Preferred Shares, a cash payment equal to the greater of:

(A) 100% of the Adjusted Book Value per 2012A Redeemable Institutional Preferred Share, plus all accrued but unpaid dividends on each 2012A Redeemable Institutional Preferred Share, and such payment shall be equal to the rights to any payments to the holders of other Preferred Shares, including the 2010 Redeemable Institutional Preferred Shares and the Provider Preferred Shares, and shall be senior to any right of payment to the holders of the Common Shares and the Common Shares shall rank junior to the 2012A Redeemable Institutional Preferred Shares; or

(B) the Estimated Cash Payment (as defined below).

(ii) For purposes of this subsection 8, the “Estimated Cash Payment” shall be computed as follows:

(A) If the Consideration (as defined below) is paid, payable or contributed directly to the holders of the Common Shares in connection with a Liquidation Event, an amount equal to (1) the per Common Share Consideration (as defined and described in clause (b) of subsection (h)(ii)(C)(2) below) paid, payable or contributed to the holders of the Common Shares, times (2) the number of Class B Common Shares that would be issued if the 2012A Redeemable Institutional Preferred Shares were converted, on a hypothetical basis, at the Conversion Ratio (as defined below).

(B) For all other Liquidation Events not covered by subsection (h)(ii)(A) above, the Enterprise Value (as defined below) shall be divided by the total number of Common Share Equivalents (as defined below), and the resulting quotient shall be the Estimated Cash Payment per 2012A Redeemable Institutional Preferred Share.

(C) For purposes of computing the Estimated Cash Payment:

(1) “Enterprise Value” means an amount equal to the aggregate Consideration (as defined in clause (a) of subsection (h)(ii)(C)(2) below) paid, payable or contributed, directly or indirectly, by an acquiror to the Corporation in connection with a Liquidation Event, reduced by the Aggregate Reduction Amount (as defined below).

(2) “Consideration” means (a) the total value of all cash, securities (including any debt or equity securities, options or warrants, collectively, “Securities”), agreements with the Corporation or any of its subsidiaries (including, but not limited to, consulting agreements, agreements not to compete and similar agreements) and other property or non-cash consideration paid, payable or contributed, directly or indirectly, by an acquiror to the Corporation in connection with a Liquidation Event and any contingent, escrowed or earned amounts (calculated at the present value of such amounts as of the date on which the Liquidation Event is consummated) or (b) the per Common Share value of all cash and Securities paid, payable or contributed directly by an acquiror to the holders of the Common Shares in connection with a Liquidation Event and any contingent, escrowed or earned amounts. For purposes of this subsection (h), the value of (x) all freely tradeable Securities for which a public trading market exists as of the date on which the Liquidation Event is consummated will equal the last closing market price of such Securities on the business day prior to public announcement of the Liquidation Event, (y) all Securities which are not freely tradeable or which have no established public market will equal the fair market value thereof as determined by the Corporation and the holder of the 2012A Redeemable Institutional Preferred Shares and (z) all other property or non-cash consideration will equal the face value thereof or other appropriate value as determined by the Corporation and the holder of the 2012A Redeemable Institutional Preferred Shares. With respect to clauses (y) and (z) above, in the event the Corporation and the holders of the 2012A Redeemable Institutional Preferred Shares cannot agree on such value within 30 days, then they shall select an independent accounting firm reasonably acceptable to all parties, and such accounting shall conclusively establish such value. If the Consideration is computed or payable in foreign currency, the value of such foreign currency will, for purposes hereof, be converted into U.S. dollars at the noon buying rate in New York City on the date or dates on which such Consideration is payable.

(3) “Aggregate Reduction Amount” means an amount equal to the sum of (x) the aggregate amount payable by the Corporation as a liquidation preference to holders of the 2010 Redeemable Institutional Preferred Shares (pursuant to subsection 7(h) of Section B of this Article FOURTH), the Provider Preferred Shares (pursuant to subsection 6(h) of Section B of this Article FOURTH), and any other liquidation preference for senior securities, plus (y) an amount equal to the Corporation’s liabilities on a consolidated basis (as set forth on the Corporation’s then-most recent balance sheet) but only to the extent such liabilities cannot be satisfied by the Corporation’s assets or are not otherwise assumed by the acquiror (directly or by operation of law) in connection with the Liquidation Event, plus (z) the aggregate amount of all transaction expenses, including accounting, legal, and investment advisory fees and expenses, incurred by the Corporation as a result of or in connection with the Liquidation Event.

(4) “Common Share Equivalents” shall include (a) all issued and outstanding Common Shares, (b) all securities convertible into or settled based upon a class of Common Shares, including any and all stock options, warrants, restricted shares, restricted share units and phantom shares, and (c) the number of Class B Common Shares that would be issued if the 2012A Redeemable Institutional Preferred Shares were converted, on a hypothetical basis, at the Conversion Ratio (as defined below).

(5) “Conversion Ratio” means one 2012A Redeemable Institutional Preferred Share to 1.2 Class B Common Shares (1:1.2).

9. The Redeemable Institutional Preferred Shares – 2013 (A) Series. The Redeemable Institutional Preferred Shares – 2013 (A) Series shall have the following express terms:

(a) DESIGNATION, AMOUNT AND SERIES. Of the 100,000 authorized Preferred Shares, 1,000 are designated as the “Redeemable Institutional Preferred Shares – 2013 (A) Series” (the “2013A Redeemable Institutional Preferred Shares”). The 2013A Redeemable Institutional Preferred Shares have the express terms set forth in this Section B of Article FOURTH as being applicable to all Preferred Shares as a class and, in addition, the following express terms.

(b) ELIGIBLE OWNER. Only an “accredited investor” (within the meaning of Rule 501 promulgated under the Securities Act of 1933, as amended), which is not an insurance company, dental HMO, dental PPO, a company that offers and sells a vision benefit product, an affiliate of any of the foregoing, or any person or entity acting directly or indirectly on behalf of any of the foregoing or affiliate thereof, is eligible to purchase, own or hold the 2013A Redeemable Institutional Preferred Shares (a “2013A Redeemable Institutional Preferred Eligible Owner”).

(c) CONSIDERATION FOR ISSUANCE. The per share purchase price for the 2013A Redeemable Institutional Preferred Shares will be $1,000 (hereinafter referred to in this subsection 9 as the “2013A Issue Price”).

(d) DIVIDENDS.

(i) Each 2013A Redeemable Institutional Preferred Share will carry an annual dividend at a rate equal to: (A) in respect of the dividend for 2013, 5% of the per share 2013A Issue Price, prorated based on the number of days that the 2013A Redeemable Institutional Preferred Share was outstanding in 2013, payable in four equal quarterly installments on or before the last business day of each calendar quarter of 2013; and (B) in respect of the dividends for 2014 and all years thereafter, 5% of the Adjusted Book Value per 2013A Redeemable Institutional Preferred Share (as defined below) as of December 31 of the preceding year. The dividend on the 2013A Redeemable Institutional Preferred Shares for 2014 and all years thereafter, once declared by the Corporation’s Board of Directors, shall be paid by the Corporation in four equal quarterly installments, on or before the last business day of the calendar quarter of the year for which the dividend was declared, to each holder of a 2013A Redeemable Institutional Preferred Share who was a record holder of such share on December 31 of the prior calendar year. (For example, the annual dividend for 2014 will be 5% of the Adjusted Book Value per 2013A Redeemable Institutional Preferred Share as of December 31, 2013 and will be paid in four equal installments on or before the last business day of each calendar quarter of 2014.) In the event that a 2013A Redeemable Institutional Preferred Share is not outstanding for the entire year in which the dividend is paid, the dividend payable during such quarter shall be proportionately reduced based on the number of days in the quarter the 2013A Redeemable Institutional Preferred Share was outstanding. Following the payment of a dividend on the 2013A Redeemable Institutional Preferred Shares for any calendar year, any subsequent payment of a dividend on the 2013A Redeemable Institutional Preferred Shares, including in connection with a Liquidation Event (as defined in subsection (h) of this subsection 9 below) or the exercise of a Put Right or Call Right (as defined in subsection (g) of this subsection 9 below), shall include any adjustments necessary to reconcile estimated and actual calculations of Adjusted Book Value per 2013A Redeemable Institutional Preferred Share as of December 31 of the calendar year for which the dividend on the 2013A Redeemable Institutional Preferred Shares was paid based upon the year-end audit of the Corporation’s financial statements. The dividend on the 2013A Redeemable Institutional Preferred Shares, if not declared payable by the Corporation’s Board of Directors or otherwise not paid for any reason, shall cumulate and compound annually.

(ii) For purposes of this subsection 9, the “Adjusted Book Value per 2013A Redeemable Institutional Preferred Share” shall be an amount determined in accordance with generally accepted accounting principles and the following:

(A) As of the end of each calendar month after January 2013, the book value of the Preferred Shares (as defined in the first paragraph of this Article FOURTH), including the 2013A Redeemable Institutional Preferred Shares, the 2012A Redeemable Institutional Preferred Shares (as defined in subsection 8(a) of Section B of this Article FOURTH), the Redeemable Institutional Preferred Shares – 2010 (A) Series (as described in subsection 7 of Section B of this Article FOURTH, hereinafter referred to in this subsection 9 as the “2010 Redeemable Institutional Preferred Shares”) and the Provider Preferred Shares (as defined in subsection 6(a) of Section B of this Article FOURTH), the Class A Common Shares (as defined in the first paragraph of this Article FOURTH), and the Class B Common Shares (as defined in the first paragraph of this Article FOURTH; the Class A Common Shares, Class B Common Shares and any additional class of common shares that may be issued by the Corporation in the future, collectively, are hereinafter referred to in this subsection 9 as the “Common Shares”), shall be adjusted as follows:

first, net earnings or net losses of the Corporation (constituting net income or loss plus other comprehensive income or loss) for the completed monthly period will be reduced by the amount of the dividends accrued during the completed monthly period on the 2010 Redeemable Institutional Preferred Shares, the 2012A Redeemable Institutional Preferred Shares and the 2013A Redeemable Institutional Preferred Shares; and

thereafter, the net earnings or net losses of the Corporation from the completed monthly period, as adjusted pursuant to the preceding paragraph, will be allocated among the Preferred Shares, including the 2013A Redeemable Institutional Preferred Shares, the 2012A Redeemable Institutional Preferred Shares, the 2010 Redeemable Institutional Preferred Shares and the Provider Preferred Shares, and the Common Shares based upon their respective and relative percentages of the total equity of the Corporation, based upon 50% of the aggregate book value of the 2013A Redeemable Institutional Preferred Shares, 50% of the aggregate book value of the 2012A Redeemable Institutional Preferred Shares, 50% of the aggregate book value of the 2010 Redeemable Institutional Preferred Shares and 100% of the aggregate book value of the Provider Preferred Shares, and based on a percentage of the aggregate book value of shares of other series of Preferred Shares to be determined subject to the terms of any such series of Preferred Shares as may be fixed by the Board of Directors, and 100% of the aggregate book value of the Common Shares, in each case as of the month end date immediately preceding the monthly period in question.

(B) After the allocation of net earnings or net losses to the Preferred Shares, including the 2013A Redeemable Institutional Preferred Shares, the 2012A Redeemable Institutional Preferred Shares, the 2010 Redeemable Institutional Preferred Shares and the Provider Preferred Shares, and Common Shares pursuant to the paragraphs under subsection (A) above, the aggregate book value of the Preferred Shares, including the 2013A Redeemable Institutional Preferred Shares, the 2012A Redeemable Institutional Preferred Shares, the 2010 Redeemable Institutional Preferred Shares and the Provider Preferred Shares, and Common Shares will be adjusted for any purchases or redemptions (including in connection with the exercise of a Put Right or Call Right pursuant to subsection 9(g) or similar right pursuant to subsections 6(g), 7(g) and 8(g) of Section B of this Article Fourth) thereof during the completed monthly period.

(C) The adjusted aggregate book values of the Preferred Shares, including the 2013A Redeemable Institutional Preferred Shares, the 2012A Redeemable Institutional Preferred Shares, the 2010 Redeemable Institutional Preferred Shares and the Provider Preferred Shares, and Common Shares as described in this subsection (d)(ii) will be used as the basis of the allocation of the net earnings or net losses of the Corporation in the following monthly period and will be subject to any adjustments necessary to reconcile estimated and actual calculations of Adjusted Book Value per 2013A Redeemable Institutional Preferred Share based upon the year-end audit of the Corporation’s financial statements.

(e) NO VOTING RIGHTS; PROTECTIVE PROVISIONS.

(i) Except as provided in subsection (ii) below or as required by law, the 2013A Redeemable Institutional Preferred Shares shall have no voting rights.

(ii) So long as any 2013A Redeemable Institutional Preferred Shares are outstanding, the Corporation may not, without the consent of the holders of at least two-thirds of the 2013A Redeemable Institutional Preferred Shares, by amendment, merger, consolidation or otherwise, purchase or redeem or pay any dividend on any capital stock of the Corporation prior to the 2013A Redeemable Institutional Preferred Shares, other than (A) Common Shares repurchased from former directors or employees in connection with the cessation of their services or employment at a price not greater than book value as of the month-end immediately preceding their termination date, (B) shares of the Corporation’s capital stock repurchased pursuant to the Corporation’s Amended and Restated Code of Regulations, (C) 2012A Redeemable Institutional Preferred Shares redeemed or repurchased pursuant to subsection 8(f) of Section B of this Article FOURTH, (D) 2010 Redeemable Institutional Preferred Shares redeemed or repurchased pursuant to subsection 7(f) or 7(g) of Section B of this Article FOURTH, (E) Provider Preferred Shares redeemed or repurchased pursuant to subsection 6(f) or 6(g) of Section B of this Article FOURTH and (F) redemptions of other Preferred Shares that may be issued in the future pursuant to the terms thereof as fixed by the Board of Directors. For the avoidance of doubt, “capital stock” as used in this subsection shall not include restricted share units, phantom shares or other derivate securities of the Corporation.

(f) RESTRICTIONS ON TRANSFER.

(i) No transfers. Except as specifically provided in this subsection (f), no legal or beneficial holder of 2013A Redeemable Institutional Preferred Shares may transfer, gift, sell or assign any 2013A Redeemable Institutional Preferred Shares or interests therein, legal or equitable, whether now owned or hereafter acquired, or authorize, permit or suffer any such transfer, gift, sale or assignment. Any attempted transfer, gift, sale or assignment of 2013A Redeemable Institutional Preferred Shares or any interest therein not in compliance with this subsection (f) will be null and void ab initio as against the Corporation and all other persons, including but not limited to the transferor and transferee. Without limiting the generality of the foregoing, no transfer, gift, sale or assignment will be permitted or recognized, even if permitted by any other provision of this subsection (f), unless each of the following conditions is satisfied in the judgment of, or waived in writing by, the Board of Directors in its discretion: (A) the transferor complies with all of the applicable provisions of this subsection (f); (B) the transferor and transferee each execute, acknowledge and deliver to the Corporation such instruments of transfer, assignment and assumption with respect to such transfer and such other instruments, acknowledgements and documents as may be reasonably deemed necessary by, and in form and substance reasonably satisfactory to, the Corporation to establish or evidence compliance with the provisions of this subsection (f); (C) the Corporation shall have received, at the expense of the parties to the transfer, an opinion of counsel of the Corporation (or other counsel acceptable to counsel of the Corporation) to the effect that such transfer is exempt from registration under the Securities Act of 1933, as amended, and is in compliance with all applicable federal and state securities laws and regulations; provided, however, the Board of Directors, in its sole discretion, may waive such opinion requirement; and (D) the transfer does not cause any breach or violation of, cause an event of default under, or result in acceleration of maturity of any indebtedness or other obligations under, any contract, note, mortgage, loan or other instrument or document to which the Corporation or any of its subsidiaries is a party or by which any of its or their assets or properties is bound.

(ii) Permitted Transfers to Certain Purchasers and Corporation’s Right of First Refusal. If a holder of 2013A Redeemable Institutional Preferred Shares desires to accept a bona fide offer in writing from a 2013A Redeemable Institutional Preferred Eligible Owner (a “Proposed Transferee” for purposes of this subsection) for the purchase of all (but not less than all) of the 2013A Redeemable Institutional Preferred Shares owned by such holder (hereinafter referred to in this subsection as the “Offered Shares”), such holder shall promptly deliver to the Corporation a written offer (hereinafter referred to in this subsection as an “Offer”) to sell the Offered Shares to the Corporation for a purchase price not more than the purchase price offered by the Proposed Transferee and on such other terms and conditions that, taken as a whole, are no less favorable to the Corporation than those set forth in the offer from the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the terms of the bona fide offer from the Proposed Transferee (including the date on which the transfer of the Offered Shares will be abandoned and terminated if not then consummated (the “Termination Date” for purposes of this subsection)), any other material facts relating to the proposed transfer and proof that the Proposed Transferee is a 2013A Redeemable Institutional Preferred Eligible Owner. Within 15 days after receipt of the Offer, the Corporation may give written notice to such holder of the Corporation’s intent to purchase all of the Offered Shares within 30 days of such notice given by the Corporation on substantially the same terms and conditions as set forth in the Offer. If the Corporation does not exercise its purchase right under this subsection (f)(ii), upon the approval of the Board of Directors, which shall not be unreasonably withheld so long as (A) the Proposed Transferee is a 2013A Redeemable Institutional Preferred Eligible Owner and (B) the requirements for transfer set forth in subsection (f)(i) above are satisfied or waived by the Board of Directors, the holder may thereafter transfer all (but not less than all) of the Offered Shares to the Proposed Transferee for a purchase price not less than the purchase price set forth in the Offer and upon such other terms and conditions that, taken as a whole, are no more favorable to the Proposed Transferee than those set forth in the Offer; provided that the transfer must be consummated or abandoned and terminated by the earlier of the Termination Date and the date that is 10 days after the Board of Directors approves such transfer.

(g) PUT AND CALL RIGHTS.

(i) A holder of the 2013A Redeemable Institutional Preferred Shares shall have the right (referred to in this subsection 9 as the “Put Right”), exercisable upon written notice to the Corporation (hereinafter referred to in this subsection (g) as a “Put Notice”), to require the Corporation to redeem all or any portion of the 2013A Redeemable Institutional Preferred Shares held by such holder on the terms set forth in this subsection (g).

(ii) The Corporation shall have the right (referred to in this subsection 9 as the “Call Right”), exercisable upon written notice to a holder of 2013A Redeemable Institutional Preferred Shares (hereinafter referred to in this subsection (g) as a “Call Notice”), to redeem from such holder all or any portion of the 2013A Redeemable Institutional Preferred Shares held by such holder on the terms set forth in this subsection (g).

(iii) Within 180 days after the Corporation’s receipt of a Put Notice or a holder’s receipt of a Call Notice, as the case may be, and, in the case of the exercise by the Corporation of the Call Right, no earlier than 30 days after a holder’s receipt of a Call Notice, the Corporation shall repurchase from the holder, and such holder shall sell and deliver to the Corporation, the number of 2013A Redeemable Institutional Preferred Shares specified in the Put Notice or the Call Notice, as the case may be, and the Corporation shall pay the Put Price or the Call Price (as such terms are defined in subsection (iv) of this subsection (g) below), as the case may be, to such holder. At the closing (hereinafter referred to in this subsection (g) as the “Closing”) of the purchase and sale of the 2013A Redeemable Institutional Preferred Shares pursuant to this subsection (g), the selling holder of the 2013A Redeemable Institutional Preferred Shares shall deliver to the Corporation such instruments and documents as shall be necessary or appropriate to transfer the 2013A Redeemable Institutional Preferred Shares being sold by such holder to the Corporation, and the Corporation shall purchase and accept such 2013A Redeemable Institutional Preferred Shares and shall pay the Put Price or the Call Price, as the case may be, to such holder by wire transfer of immediately available funds to the account of such holder provided in writing by such holder to the Corporation. At the Closing, the selling holder of 2013A Redeemable Institutional Preferred Shares shall provide the Corporation with a certificate, executed on behalf of such holder by an authorized officer thereof, to the effect that such holder has good and valid title to the 2013A Redeemable Institutional Preferred Shares being sold, free and clear of all liens, other than restrictions on transfer pursuant to these Amended and Restated Articles of Incorporation and the Corporation’s Amended and Restated Code of Regulations.

(iv) For purposes of this subsection (g):

(A) The “Put Price” for each 2013A Redeemable Institutional Preferred Share being purchased by the Corporation shall be (1) in the event that the Put Price Calculation Date (as defined below) is on or prior to January 31, 2018 (hereinafter referred to in this subsection (g) as the “Price Adjustment Date”), an amount equal to 95% of the Adjusted Book Value per 2013A Redeemable Institutional Preferred Share, plus all accrued but unpaid dividends on each 2013A Redeemable Institutional Preferred Share or (2) in the event that the Put Price Calculation Date is after the Price Adjustment Date, an amount equal to 100% of the Adjusted Book Value per 2013A Redeemable Institutional Preferred Share, plus all accrued but unpaid dividends on each 2013A Redeemable Institutional Preferred Share.

(B) The “Put Price Calculation Date” shall be the last day of the month immediately preceding the date of the Corporation’s receipt of a Put Notice.

(C) The “Call Price” for each 2013A Redeemable Institutional Preferred Share being purchased by the Corporation shall be (1) in the event that the Call Price Calculation Date (as defined below) is prior to the Price Adjustment Date, an amount equal to the greater of (x) 105% of the Adjusted Book Value per 2013A Redeemable Institutional Preferred Share and (y) the 2013A Issue Price, in each case plus all accrued but unpaid dividends on each 2013A Redeemable Institutional Preferred Share, or (2) in the event that the Call Price Calculation Date is on or after the Price Adjustment Date, an amount equal to 100% of the Adjusted Book Value per 2013A Redeemable Institutional Preferred Share, plus all accrued but unpaid dividends on each 2013A Redeemable Institutional Preferred Share.

(D) The “Call Price Calculation Date” shall be the last day of the month immediately preceding the date of a holder’s receipt of a Call Notice.

(v) Notwithstanding anything to the contrary contained in this subsection (g), if a Liquidation Event (as defined in subsection (h) of this subsection 9 below) occurs within 90 days of a Closing of the purchase of all or any portion of the 2013A Redeemable Institutional Preferred Shares in connection with the exercise of a Call Right by the Corporation, then the holder of the 2013A Redeemable Institutional Preferred Shares so purchased by the Corporation pursuant to the Call Right shall be entitled to an additional cash payment in an amount equal to the difference, if positive, between the Estimated Cash Payment (as defined in subsection (h) of this subsection 9 below) and the Call Price.

(h) PAYMENT UPON A LIQUIDATION EVENT.

(i) Notwithstanding Section B.4 of this Article FOURTH, in the event of any liquidation, dissolution or winding up of the Corporation, any merger or consolidation involving the Corporation (other than one in which shareholders of the Corporation own a majority by voting power of the outstanding shares of the surviving or acquiring corporation), or any sale, lease, transfer or other disposition of all or substantially all of the assets of the Corporation (each of the foregoing, a “Liquidation Event” for purposes of this subsection 9), the holders of the 2013A Redeemable Institutional Preferred Shares shall receive, in redemption of the 2013A Redeemable Institutional Preferred Shares, a cash payment equal to the greater of:

(A) 100% of the Adjusted Book Value per 2013A Redeemable Institutional Preferred Share, plus all accrued but unpaid dividends on each 2013A Redeemable Institutional Preferred Share, and such payment shall be equal to the rights to any payments to the holders of other Preferred Shares, including the 2012A Redeemable Institutional Preferred Shares, the 2010 Redeemable Institutional Preferred Shares and the Provider Preferred Shares, and shall be senior to any right of payment to the holders of the Common Shares and the Common Shares shall rank junior to the 2013A Redeemable Institutional Preferred Shares; or

(B) the Estimated Cash Payment (as defined below).

(ii) For purposes of this subsection 9, the “Estimated Cash Payment” shall be computed as follows:

(A) If the Consideration (as defined below in this subsection 9) is paid, payable or contributed directly to the holders of the Common Shares in connection with a Liquidation Event, an amount equal to (1) the per Common Share Consideration (as defined and described in clause (b) of subsection (h)(ii)(C)(2) below of this subsection 9) paid, payable or contributed to the holders of the Common Shares, times (2) the number of Class B Common Shares that would be issued if the 2013A Redeemable Institutional Preferred Shares were converted, on a hypothetical basis, at the Conversion Ratio (as defined below in this subsection 9).

(B) For all other Liquidation Events not covered by subsection (h)(ii)(A) above of this subsection 9, the Enterprise Value (as defined below in this subsection 9) shall be divided by the total number of Common Share Equivalents (as defined below in this subsection 9), and the resulting quotient shall be the Estimated Cash Payment per 2013A Redeemable Institutional Preferred Share.

(C) For purposes of computing the Estimated Cash Payment:

(1) “Enterprise Value” means an amount equal to the aggregate Consideration (as defined in clause (a) of subsection (h)(ii)(C)(2) below of this subsection 9) paid, payable or contributed, directly or indirectly, by an acquiror to the Corporation in connection with a Liquidation Event, reduced by the Aggregate Reduction Amount (as defined below in this subsection 9).

(2) “Consideration” means (a) the total value of all cash, securities (including any debt or equity securities, options or warrants, collectively, “Securities”), agreements with the Corporation or any of its subsidiaries (including, but not limited to, consulting agreements, agreements not to compete and similar agreements) and other property or non-cash consideration paid, payable or contributed, directly or indirectly, by an acquiror to the Corporation in connection with a Liquidation Event and any contingent, escrowed or earned amounts (calculated at the present value of such amounts as of the date on which the Liquidation Event is consummated) or (b) the per Common Share value of all cash and Securities paid, payable or contributed directly by an acquiror to the holders of the Common Shares in connection with a Liquidation Event and any contingent, escrowed or earned amounts. For purposes of this subsection (h), the value of (x) all freely tradeable Securities for which a public trading market exists as of the date on which the Liquidation Event is consummated will equal the last closing market price of such Securities on the business day prior to public announcement of the Liquidation Event, (y) all Securities which are not freely tradeable or which have no established public market will equal the fair market value thereof as determined by the Corporation and the holder of the 2013A Redeemable Institutional Preferred Shares and (z) all other property or non-cash consideration will equal the face value thereof or other appropriate value as determined by the Corporation and the holder of the 2013A Redeemable Institutional Preferred Shares. With respect to clauses (y) and (z) above, in the event the Corporation and the holders of the 2013A Redeemable Institutional Preferred Shares cannot agree on such value within 30 days, then they shall select an independent accounting firm reasonably acceptable to all parties, and such accounting shall conclusively establish such value. If the Consideration is computed or payable in foreign currency, the value of such foreign currency will, for purposes hereof, be converted into U.S. dollars at the noon buying rate in New York City on the date or dates on which such Consideration is payable.

(3) “Aggregate Reduction Amount” means an amount equal to the sum of (x) the aggregate amount payable by the Corporation as a liquidation preference to holders of the 2012A Redeemable Institutional Preferred Shares (pursuant to subsection 8(h) of Section B of this Article FOURTH), the 2010 Redeemable Institutional Preferred Shares (pursuant to subsection 7(h) of Section B of this Article FOURTH), the Provider Preferred Shares (pursuant to subsection 6(h) of Section B of this Article FOURTH), and any other liquidation preference for senior securities, plus (y) an amount equal to the Corporation’s liabilities on a consolidated basis (as set forth on the Corporation’s then-most recent balance sheet) but only to the extent such liabilities cannot be satisfied by the Corporation’s assets or are not otherwise assumed by the acquiror (directly or by operation of law) in connection with the Liquidation Event, plus (z) the aggregate amount of all transaction expenses, including accounting, legal, and investment advisory fees and expenses, incurred by the Corporation as a result of or in connection with the Liquidation Event.

(4) “Common Share Equivalents” shall include (a) all issued and outstanding Common Shares, (b) all securities convertible into or settled based upon a class of Common Shares, including any and all stock options, warrants, restricted shares, restricted share units and phantom shares, (c) the number of Class B Common Shares that would be issued if the 2012A Redeemable Institutional Preferred Shares were converted, on a hypothetical basis, at the Conversion Ratio (as defined in subsection 8(h) of Section B of this Article FOURTH) and (d) the number of Class B Common Shares that would be issued if the 2013A Redeemable Institutional Preferred Shares were converted, on a hypothetical basis, at the Conversion Ratio (as defined below in this subsection 9).

(5) “Conversion Ratio” means one 2013A Redeemable Institutional Preferred Share to 1.2 Class B Common Shares (1:1.2).

C. Issuance of Common Shares and Preferred Shares. The Board of Directors may from time to time authorize by resolution the issuance of any or all of the Common Shares and the Preferred Shares herein authorized in accordance with the terms and conditions set forth in these Amended and Restated Articles of Incorporation and the Code of Regulations of the corporation for such purposes, in such amounts, to such persons, corporations or entities, for such consideration, and in the case of the Preferred Shares, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by the shareholders, except as otherwise required by law.

D. Preemptive Rights. ~~Except as expressly provided in the first sentence of Section A.4 of Article Fourth with respect to Class A Common Shares, no~~No holder of any share of any class of capital stock of the corporation has any right, by preemptive or other right, to subscribe for or purchase any share of any class of capital stock of the corporation now or hereafter authorized, or to subscribe for or purchase securities convertible into or exchangeable for shares of capital stock of any class of the corporation or to which are attached or appertaining any warrants or rights entitling the holder thereof to subscribe for or purchase shares of any class of capital stock of the corporation, except such rights of subscription or purchase, if any, for such consideration and upon such terms and conditions as the Board of Directors from time to time may determine.

FIFTH: Except as otherwise provided by these Amended and Restated Articles of Incorporation (including any amendment hereto adopted by the Board of Directors pursuant to Section B.1 of Article FOURTH) or the Code of Regulations of the corporation, notwithstanding any provision of Sections 1701.01 to 1701.98, both inclusive, of the Ohio Revised Code now or hereafter in force requiring for the authorization or taking of any action the vote, consent, waiver or release of the holders of shares entitling them to exercise two-thirds or any other proportion of the voting power of the corporation or of any class or classes of shares thereof, such action, unless otherwise required by statute or these Amended and Restated Articles of Incorporation, may be authorized or taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise a majority of the voting power of the corporation or of such class or classes of shares. For purposes of these Amended and Restated Articles of Incorporation, “voting power of the corporation” means the aggregate voting power of (a) all the outstanding ~~Class A~~ Common Voting Shares, voting together as a single class, and (b) all the outstanding shares of any class of capital stock of the corporation, or any series of any such class, that has (i) rights to distributions senior to those of the Common Shares including, without limitation, any relative, participating, optional or other special rights and privileges of, and any qualifications or restrictions on, such shares and (ii) voting rights entitling such shares to vote generally in the election of directors.

SIXTH: Notwithstanding any contrary provision of Sections 1701.01 to 1701.98, both inclusive, of the Ohio Revised Code now or hereafter in force, no shareholder of the corporation shall have the right to vote cumulatively in the election of directors.

SEVENTH: To the extent permitted by law, the corporation, by action of its Board of Directors, may purchase or otherwise acquire shares of any class or series thereof issued by it at such times, for such consideration and upon such terms and conditions as its Board of Directors may determine.

EIGHTH: No person shall be disqualified from being a director of the corporation because he or she is or may be a party to, and no director of the corporation shall be disqualified from entering into, any contract or other transaction to which the corporation is or may be a party. No contract or other transaction shall be void or voidable for reason that any director or officer or other agent of the corporation is a party thereto, or otherwise has any direct or indirect interest in such contract or transaction or in any other party thereto, or for any reason that any interested director or officer or other agent of the corporation authorizes or participates in authorization of such contract or transaction, (a) if the material facts as to such interest are disclosed or are otherwise known to the board of directors or applicable committee of directors at the time the contract or transaction is authorized, and at least a majority of the disinterested directors or disinterested members of the committee vote for or otherwise take action authorizing such contract or transaction, even though such disinterested directors or members are less than a quorum, or (b) if the contract or transaction (i) is not less favorable to the corporation than an arm’s length contract or transaction in which no director or officer or other agent of the corporation has any interest or (ii) is otherwise fair to the corporation as of the time it is authorized. Any interested director may be counted in determining the presence of a quorum at any meeting of the board of directors or any committee thereof which authorizes the contract or transaction.

NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation, in any manner now or hereafter permitted or prescribed by law, and all rights and powers conferred in these Amended and Restated Articles of Incorporation upon shareholders, directors and officers of the corporation are subject to this reservation.

TENTH: Any and every statute of the State of Ohio hereafter enacted (i) whereby the rights, powers or privileges of corporations or of the shareholders of corporations organized under the laws of the State of Ohio are increased or diminished or in any way affected, or (ii) whereby effect is given to the action taken by any number, less than all, of the shareholders of any corporation, or (iii) whereby the authority of the directors to adopt amendments to articles of incorporation of any corporation without shareholder approval shall be expanded, will apply to the corporation and will be binding not only upon the corporation but upon every shareholder of the corporation to the same extent as if such statute had been in force at the date of filing these Amended and Restated Articles of Incorporation in the office of the Secretary of State of Ohio.

ELEVENTH: These Second Amended and Restated Articles of Incorporation shall take the place of and supersede the Amended and Restated Articles of Incorporation, as amended of the Corporation.

APPENDIX B

SECOND AMENDED AND RESTATED CODE OF REGULATIONS

OF

DCP HOLDING COMPANY

ARTICLE I

Meetings of Shareholders

Section 1.01 - Annual Meetings.

(a)

An annual meeting of shareholders, for the election of directors, for the consideration of any reports and, subject to Section 1.04(e), for the transaction of such other business as may be brought before the meeting, shall be held on the first Monday of the fourth month following the close of the Corporation’s fiscal year or on such other date as may be designated by the Board of Directors and stated in the notice of the meeting.

(b)

If the annual meeting is not held or if the number of directors elected thereat is not sufficient to replace the directors whose terms expire at that meeting and to fill all other vacancies, the directors may be elected at any special meeting called and held for that purpose.

Section 1.02 - Special Meetings.

(a)

A special meeting of shareholders may be called (i) by the President; or (ii) by any other officer or assistant officer then authorized pursuant to this Second Amended and Restated Code of Regulations (this “Code of Regulations”) or otherwise by the Board of Directors to call such meetings; or (iii) by the Board of Directors by action at a meeting, or by a majority of directors acting without a meeting; or (iv) by any persons holding twenty-five (25%) or more of the shares then outstanding and entitled to vote at a meeting of shareholders. No business other than that specified in the call shall be considered at any special meeting unless Section 1.04(e) is complied with.

(b)

Upon the request in writing being delivered to the President or to the Secretary by any person or persons entitled to call a meeting of shareholders, the person to whom the request is delivered shall give notice to shareholders of the meeting. If the request is refused or not responded to within sixty (60) days, the person or persons making the request may call a meeting of shareholders by giving notice in the manner hereinafter provided in Section 1.04.

Section 1.03 - Time and Place of Meetings.

(a)

The annual and all other meetings of the shareholders shall be held at such time and place, within or without the State of Ohio, as may from time to time be designated by the Board of Directors or, in the absence of a designation by the Board of Directors, by the Chairman of the Board of Directors, if any, the President, the Secretary or any other individual entitled to give notice pursuant to Section 1.04. The Board of Directors may postpone and reschedule any previously scheduled annual or special meeting of the shareholders.

(b)	If another place has not been designated by the Board of Directors, all meetings shall be held at the principal office of the Corporation.

Section 1.04 - Notice of Meetings.

(a)

Unless waived, written notice of the time and place of any meeting of shareholders (including any postponed and rescheduled meeting) shall be given to each shareholder of record entitled to vote at or entitled to notice of such meeting by or at the direction of the President or the Secretary or, in the event of their failure to do so, by the person or persons entitled to call such meeting under Section 1.02(b).

(b)

Except as otherwise required by the laws of the State of Ohio, notice of any meeting of shareholders shall be given not more than sixty (60) days nor less than seven (7) days before the day upon which the meeting is to be held, by serving the notice personally upon each shareholder, by mailing the same to the address of each shareholder as last shown upon the records of the Corporation, or by electronic medium. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

(c)	Except as otherwise required by the laws of the State of Ohio, no publication of any notice of any meeting of shareholders shall be required.

(d)

In the event of any transfer of shares after notice has been given, but prior to the day upon which the meeting is to be held, it shall not be necessary to give any additional notice to the transferee.

(e)

In addition to stating the time and the place of the meeting, every notice of a meeting of shareholders shall state briefly the purpose specified by the person or persons calling such meeting. Any business other than that stated in the notice shall be taken up at such meeting only with the unanimous written consent of the holders of all the shares entitled to vote at such meeting.

Section 1.05 - Waiver of Notice of Meeting.

(a)

Any shareholder may, either before or after any meeting, waive any notice required to be given by law or under this Code of Regulations. Notice of any meeting of shareholders shall not be required to be given to any shareholder who attends such meeting either in person or by proxy.

(b)	Any waiver of notice must be in writing and filed with or entered upon the records of the Corporation.

Section 1.06 - Inspectors.

Inspectors of election may be appointed to act at any meeting of shareholders in accordance with Ohio law.

Section 1.07 - Shareholder Lists.

At any meeting of shareholders, an alphabetically arranged list, or classified lists, of the shareholders of record as of the applicable record date who are entitled to vote, showing their respective addresses and the number and classes of shares held by each, shall be produced on the request of any shareholder.

Section 1.08 - Quorum.

(a)

Those shareholders present in person or by proxy entitling them to exercise a majority of the voting power shall constitute a quorum for any meeting of shareholders; provided, however, that no action required by law or by the Second Amended or Restated Articles of Incorporation of the Corporation (the “Amended and Restated Articles of Incorporation”) or this Code of Regulations to be authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class may be authorized or taken by a lesser proportion. (For purposes of this Code of Regulations, “voting power of the Corporation” means the aggregate voting power of (a) all the outstanding ~~Class A~~ Common Voting Shares (as defined in Section 7.01 of this Code of Regulation) of the Corporation, voting together as a single class and (b) all the outstanding shares of any class of capital stock of the Corporation, or any series of any such class, that has (i) rights to distributions senior to those of the Common Shares of the Corporation including, without limitation, any relative, participating, optional or other special rights and privileges of, and any qualifications or restrictions on, such shares and (ii) voting rights entitling such shares to vote generally in the election of directors.)

(b)

In the event of an absence of a quorum at any meeting or at any adjournment thereof, a majority of those present in person or by proxy and entitled to vote may adjourn such meeting from time to time. At any adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 1.09 - Action Without Meeting.

Any action which may be authorized or taken at a meeting of shareholders, may be taken without a meeting if authorized by a writing signed by all shareholders who would be entitled to notice of a meeting called for such purpose; provided that any and every statute of the State of Ohio hereafter enacted whereby effect is given to action taken by any number, less than all, of the shareholders of any corporation will apply to this Section 1.09 and supersede the requirement of unanimous written consent for action without a meeting to the extent that such lesser proportion shall be permitted by such statute.

Section 1.10 - Organization.

Upon the request of any shareholder at any annual meeting of shareholders, the order of business shall be, unless changed by affirmative vote of a majority of the shareholders present in person or by proxy, as follows:

(i)	Roll call, to establish a quorum.

(ii)	Appointment of inspectors of election if requested.

(iii)	Acceptance of minutes of previous meetings.

(iv)	Presentation of annual financial report.

(v)	Presentation of reports of directors and committees.

(vi)	Presentation of officers’ reports.

(vii)	Election of Board of Directors.

(viii)	Consideration of unfinished business.

(ix)	Consideration of new business.

Section 1.11 - Voting.

(a)

Each shareholder of any class of the Corporation entitled to vote on any matter shall be entitled in person or by proxy to one vote on each matter for each share registered in the shareholder’s name on the books of the Corporation. Except as otherwise expressly required by law, the Amended and Restated Articles of Incorporation or this Code of Regulations, at any meeting of shareholders at which a quorum is present, a majority of the votes cast, whether in person or by proxy, on any matter properly brought before such meeting will be the act of the shareholders. An abstention shall not represent a vote cast. Every proxy must be duly executed and filed with the Secretary. A shareholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing with the Secretary written notice of revocation or a later appointment. The vote upon any question brought before a meeting of the shareholders may be by voice vote, unless otherwise required by law, the Amended and Restated Articles of Incorporation or this Code of Regulations or unless the presiding officer otherwise determines. Every vote taken by written ballot will be counted by the inspects of election, if inspectors of election are appointed.

(b)

Persons holding voting shares in a fiduciary capacity shall be entitled to vote the shares so held. Persons voting pledged shares shall be entitled to vote such shares unless the pledgee shall have been expressly empowered by the shareholder to vote such shares in which case only the pledgee or his proxy may vote such share.

Section 1.12 - Proxies.

(a)

At any meeting of shareholders, any person who is entitled to attend, or to vote thereat, and to execute consents, waivers or releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases, and exercise any of his other rights, by proxy or proxies appointed by writing signed by such person.

(b)

Voting by proxy or proxies shall be governed by all of the provisions of the laws of the State of Ohio, including the provisions relating to the sufficiency of the writing, the duration of the validity of the proxy or proxies, and the power of substitution and revocation.

ARTICLE II

Board of Directors

Section 2.01 - General Powers.

The powers of the Corporation shall be exercised, its business and affairs conducted, and its property managed under the direction of the Board of Directors, except as otherwise provided by the laws of the State of Ohio, by the Amended and Restated Articles of Incorporation, or by this Code of Regulations.

Section 2.02 - Bylaws.

The Board of Directors may adopt bylaws to govern its own proceedings and its transactions of business, as well as the administration of the Corporation, the conduct of the Corporation’s business and other affairs, management of the Corporation’s property, and any other matters properly within the authority or discretion of the Board of Directors so long as consistent with the laws of the State of Ohio, the Amended and Restated Articles of Incorporation and this Code of Regulations.

Section 2.03 - Number.

(a)

The Board of Directors shall consist of not less than three (3) nor more than fifteen (15) directors, except that if all outstanding shares of all classes of capital stock of the Corporation are held of record by less than three (3) persons, the number of directors may be less than three (3) but not less than the number of shareholders of record.

(b)

Without amendment of this Code of Regulations, the number of directors, subject to the foregoing limitations, may be fixed or changed at any annual meeting or at any special meeting called for that purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal.

(c)	No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.

(d)

Directors shall be elected at the annual meeting of shareholders, but when the annual meeting is not held or directors are not elected thereat, they may be elected at a special meeting called and held for that purpose. Such election shall be by ballot whenever requested by any shareholder entitled to vote at such election; but, unless such request is made, the election may be conducted in any manner approved at such meeting. At each meeting of shareholders for the election of directors, the persons receiving the greatest number of votes shall be directors.

Section 2.04 - Classification and Term.

(a)

Unless the Board of Directors is divided into classes as provided in this Code of Regulations, the term of office of each director shall be until adjournment of the next succeeding annual meeting of shareholders, or an action in lieu thereof, at which directors are elected or until a successor is elected as director and qualified, or until his or her earlier resignation, removal from office or death.

(b)

Without amendment of this Code of Regulations, the Board of Directors may be divided, by resolution of the shareholders, into two (2) or three (3) classes with each class to consist of three (3) or such larger number of directors as the shareholders shall from time to time determine. Each class shall be designated consecutively as Class I, Class II, and Class III, if any. All classes shall be initially elected at the annual meeting of shareholders coinciding with or next following adoption of the resolution classifying the Board of Directors, and the initial term of office of each class shall be as follows: Class

I shall be until the first such succeeding annual meeting; Class II shall be until the second such succeeding annual meeting; and Class III, if any, shall be until the third such succeeding annual meeting. Thereafter, the term of office of each class shall be until the second, or, if three (3) classes, the third annual meeting at which directors are elected after the initial term of that class. Each director of each class shall hold office until a successor is elected as director.

Section 2.05 - Meetings.

(a)

Annual meetings of the Board of Directors shall be held immediately following annual meetings of the shareholders, or as soon thereafter as is practicable. If no annual meeting of the shareholders is held, or if directors are not elected thereat, then the annual meeting of the Board of Directors shall be held immediately following any special meeting of the shareholders at which directors are elected, or as soon thereafter as is practicable. If such annual meeting of directors is held immediately following a meeting of the shareholders, it shall be held at the same place at which such shareholders’ meeting was held.

(b)

Regular meetings of the Board of Directors shall be held at such times and places, within or without the State of Ohio, as the Board of Directors may, by resolution or by-law, from time to time, determine. The Secretary shall give notice of each such resolution or by-law to any director who was not present at the time the same was adopted, but no further notice of such regular meeting need be given.

(c)

Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, any Vice President, or any two members of the Board of Directors, and shall be held at such times and places, within or without the State of Ohio, as may be specified in such call.

(d)

Notice of the time and place of each annual or special meeting shall be given to each director by the Secretary or by the person or persons calling such meeting. Such notice need not specify the purpose or purposes of the meeting and may be given in any manner or method and at such time so that the director receiving it may have reasonable opportunity to participate in the meeting. Such notice shall, in all events, be deemed to have been properly and duly given if mailed at least forty-eight (48) hours prior to the meeting and directed to the residence of each director as shown upon the Secretary’s records and, in the event of a meeting to be held through the use of communications equipment, if the notice sets forth the telephone number at which each director may be reached for purposes of participation in the meeting as shown upon the Secretary’s records and states that the Secretary must be notified if a director desires to be reached at a different telephone number.

(e)	The giving of notice shall be deemed to have been waived by any director who shall participate in such meeting and may be waived, in a writing, by any director either before or after such meeting.

Section 2.06 - Place of and Quorum and Manner of Acting at Meetings.

(a)

Unless another place is designated by the Board of Directors, the place of all meetings shall be the principal office of the Corporation; provided, however, that any meeting may be held by telephone or through other communications equipment if all directors participating can hear each other.

(b)

Except as otherwise provided in this Code of Regulations, a majority of the number of directors shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting; provided that if the meeting is held by telephone or through other communications equipment at which all directors participating can hear each other, such participation shall constitute attendance at such meeting.

(c)

Except as otherwise provided in this Code of Regulations, the act of the majority of the directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors.

(d)

In the absence of a quorum at any meeting of the Board of Directors, a majority of those present may adjourn the meeting from time to time until quorum shall be present and notice of any adjourned meeting need not be given.

Section 2.07 - Action Without A Meeting.

(a)

Any action that may be authorized or taken at a meeting of the Board of Directors may be authorized or taken without a meeting in a writing or writings signed by all the directors, which writing or writings shall be filed with or entered upon the records of the Corporation; provided that any and every statute of the State of Ohio hereafter enacted whereby effect is given to action taken by any number, less than all, of the directors of any corporation will apply to this Section 2.07 and supersede the requirement of unanimous written consent for action without a meeting to the extent that such lesser proportion shall be permitted by such statute.

Section 2.08 - Resignations.

(a)	Any director of the Corporation may resign at any time by giving written notice to the President or Secretary of the Corporation.

(b)

A resignation shall take effect at the time specified therein, and, unless otherwise specified therein, shall become effective upon delivery. The acceptance of any resignation shall not be necessary to make it effective unless so specified in the resignation.

Section 2.09 - Removal of Directors.

(a)

Any director may be removed, with or without cause, at any time by the affirmative vote of a majority of the outstanding shares then held of record by the shareholders of the Corporation entitled to vote at a special meeting of the shareholders called for that purpose.

(b)	Any vacancy in the Board of Directors caused by any removal may be filled by the shareholders at the same meeting.

Section 2.10 - Vacancies.

(a)

Vacancies in the Board of Directors may be temporarily filled until the next annual meeting of shareholders or until a successor is elected, by a majority vote of the remaining directors, even though they may be less than a quorum of the entire number of directors constituting a full Board of Directors.

(b)

Shareholders entitled to elect directors shall have a right to fill any vacancy in the Board of Directors, whether the same has been temporarily filled by the remaining directors or not, at any special meeting of shareholders called for that purpose or at any annual meeting. Any director so elected by the shareholders to fill a vacancy shall serve for the remaining term of the vacant office and until a successor is elected and qualified.

Section 2.11 - Compensation.

The directors, as such, shall be entitled to receive such reasonable compensation for their services as may be fixed from time to time by resolution of the Board of Directors, and expenses of attendance, if any, may be allowed for attendance at each annual, regular or special meeting of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Members of the Executive Committee or of any standing or special committee may by resolution of the Board of Directors be allowed such compensation for their services as the Board of Directors may deem reasonable, and additional compensation may be allowed to directors for special services rendered.

ARTICLE III

Executive and Other Committees

Section 3.01 - Creation.

(a)

The Board of Directors may create an Executive Committee or any other Committee of directors consisting of three (3) or more directors, and may delegate to each such committee any of the authority of the Board of Directors other than the filling of vacancies on the Board of Directors or in any committee of directors.

(b)

Each such committee shall serve at the pleasure of the Board of Directors, shall act only in the intervals between meetings of the Board of Directors, and shall be subject to the control and direction of the Board of Directors.

Section 3.02 - Executive Committee.

(a)

The Board of Directors may from time to time, by resolution passed by a majority of the whole board, create an Executive Committee of three (3) or more directors, the members of which shall be elected by the Board of Directors to serve during the pleasure of the board. If the Board of Directors does not designate a Chairman of the Executive Committee, the Executive Committee shall elect a Chairman from its own number. Except as otherwise provided herein and in the resolution creating an Executive Committee, such committee shall, during the intervals between the meetings of the Board of Directors, possess and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, other than that of filling vacancies among the directors or in any committee of the directors. The Executive Committee shall keep full records and accounts of its proceedings and transactions. All action by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action and shall be subject to control, revision and alteration by the Board of Directors, provided that no rights of third persons shall be prejudicially affected thereby. Vacancies in the Executive Committee shall be filled by the directors.

(b)

Subject to the provisions of this Code of Regulations, the Executive Committee shall fix its own rules of procedure and shall meet as provided by such rules or by resolutions of the Board of Directors, and it shall also meet at the call of the President, the Chairman of the Executive Committee or any two (2) members of the committee. Unless otherwise provided by such rules or by such resolutions, the provisions of Sections 2.05(d), 2.05(e), 2.06 and 2.07 relating to the Board of Directors shall apply to meetings of the Executive Committee in the same manner with respect to its members and the matters governed thereby.

Section 3.03 - Alternate and Ex Officio Members.

(a)

The Board of Directors may appoint one or more directors as alternate members of any committee, which alternate member or members may take the place of any absent member or members at any meeting of such committee.

(b)

The Board of Directors may appoint any one or more persons (including persons who are not directors) as ex officio members of any committee, which ex officio member or members shall be entitled to be present in person, to present matters for consideration and to take part in consideration of any business by the committee at any meeting of the committee, but which ex officio member or members shall not be counted for purposes of a quorum nor for purposes of voting or otherwise in any way for purposes of authorizing any act or other transaction of business by such committee.

Section 3.04 - Authority and Manner of Acting.

(a)

Unless otherwise provided in this Code of Regulations or in the Bylaws or unless otherwise ordered by the Board of Directors, any such committee may act by majority of its members (excluding ex officio members) at a meeting or by a writing or writings signed by all of its members (excluding ex officio members).

(b)

Any act or authorization of an act or transaction of business by any such committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the Board of Directors.

ARTICLE IV

Officers

Section 4.01 - Officers.

(a)

The Board of Directors shall elect a President, a Treasurer and a Secretary and such Vice Presidents and other officers or assistant officers as the Board of Directors may from time to time deem necessary and appoint. In addition, the Board of Directors shall elect a Chairman of the Board from among the members of the Board of Directors who are dentists. Only a director who is a dentist shall serve as Chairman.

Section 4.02 - Appointment and Term of Office.

The officers of the Corporation shall be appointed from time to time by the Board of Directors as it shall determine, and new offices may be created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been appointed. A vacancy in any office, however created, shall be filled by the Board of Directors.

Section 4.03 - Resignation.

(a)	Any officer or assistant officer may resign at any time by giving written notice to the Board of Directors or the Chairman, if any, or to the President or Secretary of the Corporation.

(b)

A resignation shall take effect at the time specified therein, and, unless otherwise specified therein, shall become effective upon delivery. The acceptance of such resignation shall not be necessary to make it effective unless so specified in the resignation.

Section 4.04 - Removal.

Any officer or assistant officer may be removed by the Board of Directors with or without cause.

Section 4.05 - Duties of Officers.

(a)

The Chairman, if any, shall preside at all meetings of shareholders and all meetings of the Board of Directors and shall have such other powers and duties as may be prescribed by the Board of Directors.

(b)

The President shall be the chief executive officer of the Corporation, and shall, in the absence of a Chairman, preside at all meetings of shareholders and, unless another person is designated by the Board of Directors, all meetings of the Board of Directors.

(c)

Each of the following officers – the Chairman, if any, the President, any Vice President, the Secretary, and the Treasurer, – jointly or any one of them individually, shall have the authority to sign, execute and deliver in the name of the Corporation any deed, mortgage, bond, instrument, agreement or other document evidencing any transaction authorized by the Board of Directors, except where the signing or execution thereof shall have been expressly delegated to another officer or person on the Corporation’s behalf.

(d)

In the absence of any officer or assistant officer or for any other reason which the Board of Directors may deem sufficient, the Board of Directors may delegate the authorities and duties of any officer, or any assistant officer to any other officer, assistant officer or to any director.

(e)

In addition to the foregoing, each officer or assistant officer shall perform all duties as may from time to time be delegated to each of them by this Code of Regulations or by the Board of Directors or any committee of directors as provided herein.

Section 4.06 - Compensation.

(a)

The compensation of all officers and agents of the Corporation who are also members of the Board of Directors of the Corporation will be fixed by the Board of Directors or by a committee of the Board of Directors. The Board of Directors may fix the compensation of the other officer and agents of the Corporation, or delegate the power to fix such compensation, to the President or any other officer of the Corporation.

ARTICLE V

Shares

Section 5.01 - Certificates for Shares.

(a)

Every owner of any share of any class of the Corporation shall be entitled to a certificate which shall be in such form as the Board of Directors shall prescribe, certifying the number of shares in the Corporation owned by him.

(b)

The certificates for the respective classes of shares shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board or the President and by the Secretary or the Treasurer; provided, however, that if such certificates are countersigned by a transfer agent and/or registrar, the signatures of any of said officers and the seal of the Corporation upon such certificates may be facsimiles, engraved, stamped or printed. If any officer or officers, who shall have signed, or whose facsimile signature shall have been used, printed or stamped on any certificate or certificates for shares, shall cease to be such officer or officers, because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates, if authenticated by the endorsement thereon of the signature of a transfer agent or registrar, shall nevertheless be conclusively deemed to have been adopted by the Corporation by the use and delivery thereof and shall be as effective in all respects as though signed by a duly elected, qualified and authorized officer or officers, and as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be an officer or officers of the Corporation.

(c)

A record shall be kept by the Secretary of the name of each person owning the shares represented by each certificate, the number of shares represented thereby, the date thereof and, in case of cancellation, the date of cancellation.

(d)

Every certificate surrendered to the Corporation for exchange or transfer shall be canceled and no new certificate or certificates shall be issued in exchange for any existing certificate until existing certificate shall have been so canceled, except in the cases provided for in Section 5.03.

Section 5.02 - Transfers.

(a)

The Board of Directors shall have authority to make such rules and regulations as it deems expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby and may appoint transfer agents and registrars thereof.

(b)

Transfer of shares of the Corporation shall be made only on the books of the Corporation by the registered holder, an executor or administrator or other legal representative of the registered holder, or by an attorney authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent appointed by the Board of Directors, and shall be properly endorsed for transfer and accompanied by such assurances as the Corporation or such transfer agent may require as to the genuineness and effectiveness of each necessary endorsement.

(c)	A person in whose name shares are of record on the books of the Corporation shall conclusively be deemed the unqualified owner and holder thereof for all purposes and to have capacity to exercise all rights of ownership. Neither the Corporation nor any transfer agent of the Corporation shall be bound to recognize any equitable interest in or claim to such shares on the part of any other person, whether disclosed upon such certificate or otherwise, nor shall they be obliged to see to the execution of any trust or obligation.

Section 5.03 - Lost, Stolen or Destroyed Certificates.

(a)

The holder of any shares in the Corporation shall immediately notify the Secretary of any lost, stolen or destroyed certificate, and the Corporation may issue a new certificate in the place of any certificate alleged to have been lost, stolen or destroyed.

(b)

The Board of Directors may, at its discretion, require the owner of a lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond on such terms and with such sureties as it may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged lost, stolen or destroyed certificate.

(c)

The Board of Directors may, however, at its discretion, refuse to issue any such new certificate except pursuant to legal proceedings in accordance with Section 1701.24 or other applicable sections of the Ohio Revised Code.

Section 5.04 - Record Date.

(a)

The Board of Directors may fix a record date for any lawful purpose, including without limiting the generality of the foregoing, the determination of shareholders entitled to (i) receive notice of or to vote at any meeting, (ii) receive payment of any dividend or distribution, (iii) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to any contract right with respect thereto, or (iv) participate in the execution of written consents, waivers or releases. Said record date shall not be more than sixty (60) days preceding the date of such meeting, the date fixed for the payment of any dividend or distribution or the date fixed for the receipt or the exercise of rights, as the case may be.

(b)

If a record date shall not be fixed, the record date for the determination of shareholders who are entitled to notice of, or who are entitled to vote at, a meeting of shareholders, shall be the close of business on the date next preceding the day on which notice is given, or the close of business on the date next preceding the day on which the meeting is held, as the case may be.

(c)

Only such shareholders of record on the date so fixed shall be entitled to receive notice of, and to vote at such meeting, or to receive payment of such dividend or to receive such allotment or rights or to exercise such rights, as the case may be, notwithstanding any transfer of any share on the books of the Corporation after such record date.

ARTICLE VI

Indemnification and Insurance

Section 6.01 - Indemnification in Non-Derivative Actions.

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, partner, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 6.02 - Indemnification in Derivative Actions.

The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, partner, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of (a) any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that the Court of Common Pleas, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Common Pleas or such court shall deem proper; or (b) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code.

Section 6.03 - Indemnification as Matter of Right.

To the extent that a director, trustee, officer, partner, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 6.01 and 6.02, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection therewith.

Section 6.04 - Determination of Conduct.

Any indemnification under Sections 6.01 and 6.02, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, partner, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 6.01 and 6.02. Such determination shall be made (a) by a majority vote of a quorum consisting of directors of the Corporation who were not and are not parties to or threatened with any such action, suit, or proceeding; or (b) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel, other than an attorney or a firm having associated with it an attorney who has been retained by or who has performed services for the Corporation or any person to be indemnified within the past five years; or (c) by the shareholders; or (d) by the Court of Common Pleas or the court in which such action, suit, or proceeding was brought. Any such determination made by the disinterested directors or by independent legal counsel under this Section 6.04 shall be promptly communicated to the person who threatened or brought the action or suit, by or in the right of the Corporation under Section 6.02, and within ten days after receipt of such notification, such person shall have the right to petition the Court of Common Pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

Section 6.05 - Mandatory Advance Payment of Expenses.

Unless at the time of a director’s act or omission that is the subject of an action, suit or proceeding referred to in Sections 6.01 and 6.02, the Articles of Incorporation or the Code of Regulations of the Corporation state that the provisions of Section 1701.13(E)(5)(a) of the Ohio Revised Code do not apply to the Corporation and unless the only liability asserted against the director in an action, suit or proceeding referred to in Sections 6.01 and 6.02 is pursuant to Section 1701.95 of the Ohio Revised Code, expenses, including attorneys’ fees, incurred by a director in defending the action, suit or proceeding shall be paid by the Corporation as they are incurred, in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following: (a) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation; and (b) reasonably cooperate with the Corporation concerning the action, suit or proceeding.

Section 6.06 - Advance Payment of Expenses.

Expenses, including attorneys’ fees, incurred in defending any action, suit, or proceeding referred to in Sections 6.01 and 6.02, may be paid by the Corporation as they are incurred, in advance of the final disposition of such action, suit, or proceeding as authorized by the directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, partner, employee, or agent to repay such amount, if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI.

Section 6.07 - Nonexclusivity.

The indemnification provided by this Article VI shall not be deemed exclusive of, and shall be in addition to, any other rights to which those seeking indemnification may be entitled under the Amended and Restated Articles of Incorporation, this Code of Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, trustee, officer, partner, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 6.08 - Insurance.

The Corporation may, as the Board of Directors may direct, purchase and maintain such insurance, or furnish similar protection on behalf of any person who is or at any time has been a director, officer, employee or other agent of or in a similar capacity with the Corporation, or who is or at any time has been, at the direction or request of the Corporation, a director, trustee, officer, administrator, manager, employee, member, advisor or other agent of or fiduciary for any other corporation, partnership, trust, venture or other entity or enterprise including any employee benefit plan against any liability asserted against and incurred by such person, in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI or of Chapter 1701 of the Ohio Revised Code.

Section 6.09 - No Obligation of Repayment.

The authority of the Corporation to indemnify persons pursuant to Sections 6.01 and 6.02 does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to Sections 6.05, 6.06, 6.07 and 6.08. Sections 6.01 and 6.02 do not create any obligation to repay or return payments made by the Corporation pursuant to Sections 6.05, 6.06, 6.07 and 6.08.

ARTICLE VII

Restrictions on Issuance and Transfer of Common Shares

Section 7.01 - Certain Defined Terms.

(a)	For purposes of this Article VII the capitalized terms set forth in this Section 7.01 shall have the meanings ascribed to them in this Section 7.01.

(b)

“~~Affiliate” means, with respect to any Person, any other Person (i) that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person, (ii) that is a general partner, director, manager, trustee or principal officer of, or a limited partner owning more than 10% of, or that serves in a similar capacity with respect to, such Person, or (iii) of which such Person is a general partner, director, manager, trustee or principal officer or a limited partner owning more than 10% of such other Person, or with respect to which such Person serves in a similar capacity. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or to cause the direction of the management or policies of the Person in question through the ownership of voting securities or by contract or otherwise.~~Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 of the Exchange Act.

(c)

“Book Value” means the amount by which the total assets of the Corporation exceed the total liabilities of the Corporation as shall be determined from the Corporation’s records on an accrual method in accordance with generally accepted accounting principles consistent with those consistently applied by the Corporation.

(d)	“Class A Common Shares” means Class A Common Shares, without par value, of the Corporation.

(e)	“Class A Holder” means a holder of record of Class A Common Shares.

(f)	“Class A or Class B Qualified Owner” means any (i) Dentist, (ii) Retired Dentist or (iii) director, officer or employee of the Corporation or any Subsidiary of the Corporation.

(g)	~~(e)~~ “Class B Common Shares” means Class B Common Shares, without par value, of the Corporation.

(h)	“Class B Holder” means a holder of record of Class B Common Shares.

(i)	“Class C Common Shares” means Class C Common Shares, without par value, of the Corporation.

(j)	“Class C Holder” means a Class C Qualified Owner who is a holder of record of Class C Common Shares.

(k)

“Class C Lock-Up Period” means, with respect to a Class C Common Share, the period commencing on the Class C Original Issue Date for such Class C Common Share and ending on the second anniversary of such Class C Original Issue Date.

(l)	“Class C Maximum” means the number of outstanding Class C Common Shares equal to forty percent (40%) of the aggregate outstanding Common Voting Shares.

(m)

“Class C Qualified Owner” means any natural person. For the avoidance of doubt, a Class C Qualified Owner shall not include any Entity, and no Entity shall be a Beneficial Owner of any Class C Common Shares.

(n)	“Class C Original Issue Date” means, with respect to a Class C Common Share, the date on which such Class C Common Share was first issued by the Corporation.

(o)	“Class D Common Shares” means Class D Common Shares, without par value, of the Corporation.

(p)	“Class D Holder” means a holder of record of Class D Common Shares.

(q)	“Class D Qualified Owner” means any holder of convertible Preferred Shares.

(r)	~~(f)~~ “Code” means the Internal Revenue Code of 1986 and any successor statute, as amended and in effect from time to time.

(s)	~~(g)~~ “Common Shares” means Class A Common Shares ~~and~~, Class B Common Shares, Class C Common Shares and Class D Common Shares.

(t)	“Common Voting Maximum” means the number of outstanding Common Voting Shares equal to five percent (5%) of the aggregate outstanding Common Voting Shares.

(u)	“Common Voting Shares” means Class A Common Shares, Class B Common Shares and Class C Common Shares.

(v)	~~(h)~~ “Contract Terms” means the terms of purchase and sale set forth in Section ~~7.07.~~7.10.

(w)	~~(i)~~ “Dentist” means any natural person who is licensed ~~pursuant to Chapter 4715 of the Ohio Revised Code or Chapter 313 of the Kentucky Revised Statutes~~ to practice dentistry~~.~~

~~(j)~~

~~“Dentistry Practice” means those services, including diagnostic, therapeutic, evaluative and preventative services, which are generally and customarily provided to patients by dentists, and the provision of certain appliances and supplies incidental to the performance of such services.~~ pursuant to the applicable laws and regulations of any state of the United States.

(x)	~~(k)~~ “Disabled” means the determination by an insurer, under any policy of disability insurance insuring the Person in question, that such Person is under a “long term” or “permanent disability.”

(y)	“Disqualification” means the occurrence of any event by which any Class A Holder or Class B Holder ceases to be a Class A or Class B Qualified Owner, other than by death.

(z)	~~(l)~~ “Entity” means any Person that is not a natural person.

~~(m)~~	~~“Exchange Act” means the Securities Exchange Act of 1934 and any successor statute, as amended and in effect from time to time.~~

(aa)

~~(n)~~ “Event” means the occurrence of any of the following events or circumstances with respect to any holder of Common Shares during any period of ownership of any Common Shares by such Person or with respect to any Common Shares:

(i)	such Person becomes or is determined to be bankrupt or insolvent;

(ii)

such Person institutes or has instituted against it any proceedings of any kind under any provision of any applicable bankruptcy or insolvency law seeking any readjustment, arrangement, composition, postponement or reduction of debts, liabilities or obligations (in the case of any involuntary proceeding, which is not removed or dismissed within 90 days);

(iii)	such Person makes an assignment for the benefit of its creditors;

(iv)	such Person is required or deemed to Transfer any interest in any Common Shares by operation of law (other than a Transfer to the Corporation);

(v)	such Common Shares are attached by, levied upon by, or become subject to judicial or other legal process and such proceeding is not removed, discharged, dismissed or bonded within 90 days; or

(vi)

such Common Shares are the subject of a Transfer or an attempted Transfer in any way (including a sale ordered by a court or a Transfer required or deemed to have occurred by operation of law, other than a Transfer to the Corporation) in breach of this Article VII.

(bb)

~~(o) “Participating Provider” means a Dentist who has the status of a “participating provider” pursuant to, and who is in compliance with, a valid and subsisting participating dentist agreement with the Corporation or any of its Subsidiaries and whose Dentistry Practice is located within the Service Area.~~“Exchange Act” means the Securities Exchange Act of 1934 and any successor statute, as amended and in effect from time to time.

(cc)

“Extraordinary Transaction” means (i) a purchase or acquisition, directly or indirectly, by any “person” or “group” within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act (a “Group”) of

“beneficial ownership” (as such term is defined in Rule 13d-3 of the Exchange Act) of the Common Voting Shares which, together with Common Voting Shares owned beneficially by any “affiliates” and/or “associates” of such Group (as such terms are defined in Rule 12b-2 under the Exchange Act), shall represent more than fifty percent (50%) of the aggregate Common Voting Shares, (ii) any merger, consolidation, acquisition or similar transaction or series of related transactions in which the Corporation is not the surviving entity or (iii) a firm commitment underwritten initial public offering of equity securities of the Corporation pursuant to a registration statement filed under the Securities Act, in each case that requires the vote of the holders of the Common Voting Shares.

(dd)

~~(p)~~ “Person” means any natural person, partnership, corporation, association, limited liability company, joint stock company, trust, trustee, joint venture, unincorporated organization or governmental entity or any department, agency or political subdivision thereof.

(ee)

~~(q)~~ “~~Qualified Purchaser” means, (i) with respect to the Class A Common Shares, a Participating Provider who does not own beneficially or of record any Class A Common Shares or interests therein, (ii) with respect to the Class B Common Shares, a Participating Provider or any director, officer or employee of the Corporation or any Subsidiary of the Corporation, and (iii) with respect to all Common Shares, a Person who has been approved by the Board of Directors as a holder of Common Shares; provided that no Entity may be a Qualified Purchaser.~~Preferred Shares” means the Preferred Shares, without par value, of the Corporation.

(ff)

~~(r)~~ “Retire” means (i) with respect to a Dentist, the retirement from ~~Dentistry Practice~~dentistry practice, and (ii) with respect to any director, officer and/or employee of the Corporation or its Subsidiaries, the termination of all such appointments, positions and employment, for any reason.

(gg)	“Retired Dentist” means a Dentist who has Retired.

(hh)	~~(s)~~ “Securities Act” means the Securities Act of 1933 and any successor statute, as amended and in effect from time to time.

~~(t)~~

~~“Service Area” means, initially, the counties of Butler, Clermont, Hamilton and Warren in the State of Ohio and the counties of Boone, Campbell, Kenton and Pendleton in the Commonwealth of Kentucky. The geographic scope of the Service Area, without requiring any action, approval, vote, waiver or release by the shareholders of the Corporation, may be increased or decreased or otherwise altered any time and from time to time by the Corporation by action of the Board of Directors.~~

(ii)

~~(u)~~ “Subsidiary” of any Person means (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interests normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is directly or indirectly owned by such Person or one or more of such Person’s Subsidiaries, (ii) any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person’s Subsidiaries, (iii) any limited liability company of which such Person is a member or of which 50% or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person’s Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person’s Subsidiaries.

(jj)

~~(v)~~ “Transfer” means any direct or indirect sale, gift, bequest, assignment, transfer, exchange, mortgage, pledge, grant, endorsement, delivery, conveyance, hypothecation or other transfer, whether absolute, contingent or conditional, or as security or an encumbrance, whether voluntary or involuntary, whether with or without consideration, and whether by operation of law or pursuant to legal process, such as dispositions in a merger or consolidation, pursuant to intestacy, descendance, distribution by succession, bankruptcy, insolvency, receivership, attachment, garnishment, foreclosure, levy, execution or other seizure or sale by legal process. This definition shall apply to all verb tenses of the word Transfer which may be used herein.

(kk)

~~(w)~~ “Transferee” means the Person engaging or attempting to engage in a Transfer as the assignee, purchaser or other transferee of Common Shares, including but not limited to any receiver, petitioner, pledgee, trustee, lienholder.

(ll)	~~(x)~~ “Transferor” means the holder of Common Shares engaging or attempting to engage in, or subject to, a Transfer of such Common Shares.

Section 7.02 - Limitations on Issuance of Common Shares.

In addition to any limitations imposed by the laws of the State of Ohio or the Amended and Restated Articles of Incorporation, the Corporation shall be subject to the following limitations with respect to its issuance of Common Shares:

(i)	Class A Common Shares may be issued solely to Class A or Class B Qualified Owners;

(ii)	Class B Common Shares may be issued solely to Class A or Class B Qualified Owners;

(iii)

Class C Common Shares (A) may be issued solely to Class C Qualified Owners and (B) shall not be issued if such issuance would result in an aggregate number of outstanding Class C Common Shares in excess of the Class C Maximum;

(iv)	Class D Common Shares may be issued solely to Class D Qualified Owners in connection with an Extraordinary Transaction; and

(v)

Unless otherwise approved in advance by the Board of Directors, Common Voting Shares shall not be issued to any Person if such issuance would result in such Person and the “affiliates” and/or “associates” of such Person (as such terms are defined in Rule 12b-2 under the Exchange Act), collectively, Beneficially Owning Common Voting Shares in excess of the Common Voting Maximum.

Section 7.03 ~~Section 7.02~~ - Restrictions on Transfer of Common Shares.

(a)

Except as specifically provided in this Article VII, no legal or beneficial holder of Common Shares may Transfer any Common Shares or interests therein, legal or equitable, whether now owned or hereafter acquired, or authorize, permit or suffer any such Transfer. Without limiting the generality of the foregoing, no Transfer will be permitted or recognized, even if permitted by any other provision of this Article VII, unless each of the following conditions is satisfied in the judgment of, or waived or approved in advance in writing by, the Board of Directors in its discretion:

(i)	The Transferor complies with all of the applicable provisions of this Article VII;

(ii)

The Transferor and Transferee each execute, acknowledge and deliver to the Corporation such instruments of transfer, assignment and assumption with respect to such Transfer and such other instruments, acknowledgements and documents as may be reasonably deemed necessary by, and in form and substance reasonably satisfactory to, the Corporation to establish or evidence compliance with the provisions of this Article VII, including but not limited to the Transferee’s agreement to be bound by this Article VII, with respect to the Transferred Common Shares or interest therein;

(iii)

Either the Transferred Common Shares shall have been registered under the Securities Act and any applicable state securities laws and regulations or the Corporation shall have received, at the expense of the parties to the Transfer, an opinion of counsel of the Corporation (or other counsel acceptable to counsel of the Corporation) to the effect that such Transfer is exempt from registration under the Securities Act and is in compliance with all applicable federal and state securities laws and regulations; provided that, if the Corporation waives such opinion requirements, such waiver will not constitute a waiver of such opinion requirements with respect to any subsequent Transfer of such Common Shares or the Transfer of any other Common Shares;

(iv)

~~The Transfer does not cause any breach or violation of or an event of default under, or result in acceleration of maturity of any indebtedness or other obligations under, any contract, note, mortgage, loan or other instrument or document to which the Corporation or any of its Subsidiaries is a party or by which any of its or their assets or properties is bound;~~The Transfer would not result in the Transferee and the “affiliates” and/or “associates” of the Transferee (as such terms are defined in Rule 12b-2 under the Exchange Act), collectively, Beneficially Owning Common Voting Shares in excess of the Common Voting Maximum; and

(v)

The Transferor and Transferee furnish the Corporation with the Transferee’s taxpayer identification number and any other information necessary to permit the Corporation to file all legally required information statements or returns~~; and~~.

~~(vi)~~

~~In the event that the Board of Directors adopts a non-discriminatory reimbursement requirement or administrative fee applicable to all Transfers, the Transferor or the Transferee reimburses the Corporation for such costs of the Transfer incurred by the Corporation as may be required by the Board of Directors.~~

(b)

Without limiting the generality of the foregoing, no Transfer will be attempted, made, permitted or recognized, even if permitted by any other provision of this Article VII, if such Transfer, directly or indirectly (including upon automatic conversion of any Class A Common Shares or Class B Common Shares to Class C Common Shares pursuant to the Amended and Restated Articles of Incorporation), would result in an aggregate number of outstanding Class C Common Shares in excess of the Class C Maximum.

(c)

~~(b)~~ Any attempted Transfer of Common Shares or any interest therein not in compliance with this Article VII will be null and void ab initio as against the Corporation and all other Persons, including but not limited to the Transferor and Transferee, will be deemed to be an Event subject to the Corporation’s rights under Section ~~7.05,~~7.07, and the Transferor(s) will be liable to the Corporation for all damages, costs and expenses it may sustain or incur as a result of such attempted Transfer in violation of this Article VII.

(d)

~~(c)~~ Notwithstanding any other provision of this Article VII, no Transfer shall be attempted, made or permitted if such Transfer would be in violation of or cause the Corporation or any party to such Transfer to violate any law applicable to such Transfer, the Corporation or such parties, including but not limited to Section 3901.31 of the Ohio Revised Code, as amended and in effect from time to time.

Section 7.04 - Permitted Transfers of Class A Common Shares and Class B Common Shares.

(a)

Subject to compliance with Section 7.03 (including, without limitation, subsections (a)(iv) and (b) thereof), a Class A Holder or Class B Holder may Transfer, free of any rights of the Corporation or other holders of Common Shares relating to Transfers, all or any part of his or her Class A Common Shares and/or Class B Common Shares, or any interest therein, to:

(i)	any Class A or Class B Qualified Owner;

(ii)	subject to Section 7.07(b)(ii), any Class A Holder or Class B Holder;

(iii)	any Class C Holder;

(iv)	subject to the Corporation’s right of first refusal pursuant to Section 7.06, any Class C Qualified Owner who is not a Class A Holder, Class B Holder or Class C Holder; and

(v)	the Corporation pursuant to the applicable provisions of this Article VII.

(b)

In addition to the foregoing permitted Transfers and subject to compliance with Section 7.03, and provided that no breach or default of this Article VII then exists by the Class A Holder or Class B Holder making the proposed Transfer and that neither such holder nor the interests being Transferred is subject to an Event, any Class A Holder or Class B Holder who is a natural person may, during his or her lifetime, gift, assign or transfer, without consideration, Class A Common Shares and/or Class B Common Shares to his or her spouse or lineal descendants (each, a “Family Member”), to a trust made in whole or in part by such person for the exclusive benefit of such holder or his or her Family Members (each, a “Family Trust”) or to a partnership, corporation or limited liability company controlled by such holder which has been formed and is operated for the sole purpose of benefiting such holder or his or her Family Members (each a “Family Company”) as an estate planning device or technique. Without limiting any other provision of this Article VII, any Class A Common Shares or Class B Common Shares Transferred to a Family Member or to a Family Trust or Family Company pursuant to this Section 7.04(c) shall continue to be subject to the provisions of Section 7.07 and Section 7.08 based upon circumstances, events and occurrences relating to the Transferor as if such Transferor were still the holder of such Class A Common Shares and/or Class B Common Shares, such that if such Transferor is subject to an Event or Disqualification or such Transferor dies, becomes Disabled or Retires, then the repurchase rights or obligations of the Company pursuant to Section 7.07 or Section 7.08, as applicable, shall apply with respect to such Class A Common Shares or Class B Common Shares.

Section 7.05 - Permitted Transfers of Class C Common Shares and Class D Common Shares.

(a)

Upon expiration of the Class C Lock-Up Period and subject to compliance with Section 7.03 (including, without limitation, subsection (a)(iv) thereof), a Class C Holder may Transfer, free of any rights of the Corporation (other than the Corporation’s right of first refusal pursuant to Section 7.06) or other holders of Common Shares relating to Transfers, all or any part of his or her Class C Common Shares that are no longer subject to the Class C Lock-Up Period, or any interest therein, to:

(i)	any Class A Holder or Class B Holder;

(ii)	any Class C Holder;

(iii)	subject to the Corporation’s right of first refusal pursuant to Section 7.06, any Class C Qualified Owner who is not a Class A Holder, Class B Holder or Class C Holder; and

(iv)	to the Corporation pursuant to the applicable provisions of this Article VII.

(b)

Subject to compliance with Section 7.03, a Class D Holder may Transfer, free of any rights of the Corporation or other holders of Common Shares relating to Transfers, all or any part of his, her or its Class D Common Shares, or any interest therein, to:

(i)	any Class A Holder or Class B Holder;

(ii)	any Class C Holder;

(iii)	any Class D Holder; and

(iv)	to the Corporation pursuant to the applicable provisions of this Article VII.

Section 7.06 ~~Section 7.03~~ - ~~Permitted Transfers to Qualified Purchasers;~~ Corporation’s Right of First Refusal.

(a)

If a ~~holder of Common Shares~~Class A Holder, Class B Holder or Class C Holder desires to accept a bona fide ~~non-Affiliated~~ third party offer from a ~~Qualified Purchaser~~Class C Qualified Owner who is not a Class A Holder, Class B Holder or Class C Holder for the Transfer of all ~~(but not less than all) of the Common Shares~~or any part of the Class A Common Shares or Class B Common Shares, in the case of a Class A Holder or Class B Holder, or the Class C Common Shares, in the case of a Class C Holder, held by such Transferor (the “Offered Shares”), such Transferor shall promptly deliver to the Corporation a written offer (the “Offer”) to sell the Offered Shares to the Corporation on terms and conditions not less favorable to the Corporation than those under which the Transferor proposes to Transfer the Offered Shares to the proposed Transferee. The Offer shall disclose the identity of the proposed Transferee, the agreed terms of the proposed Transfer (including a date certain on which the Transfer will be abandoned and terminated if not then consummated) and any other material facts relating to the proposed Transfer. The Transferor shall also provide satisfactory proof that the proposed Transfer of the Offered Shares to the proposed Transferee would not be in contravention of any provisions of this Article VII.

(b)

Within 60 days after receipt of the Offer, the Corporation may give written notice to the Transferor of its intent to purchase all (but not less than all) of the Offered Shares within 60 days on substantially the same terms and conditions as set forth in the Offer.

(c)

If the Corporation does not exercise its purchase right under this Section ~~7.03~~7.06 and the proposed Transferee is a Class C Qualified ~~Purchaser~~Owner, the Transferor may thereafter Transfer all (but not less than all) of the Offered Shares to the Transferee identified in the Offer upon the terms and conditions specified in the Offer; provided that such Transfer must not contravene any provision of Section ~~7.02,~~7.03, and such Transfer must be consummated or abandoned and terminated by a date certain set forth in the Offer but in any event not later than 60 days after the Offer has been declined by the Corporation or the time for exercise has lapsed. If the Transferor does not effect such Transfer of the Offered Shares within the specified period, this Section ~~7.03~~7.06 shall apply anew to any subsequent attempted Transfer of the Offered Shares.

~~Section 7.04—Permitted Transfers to Family Members and Family Trusts and Entities.~~

~~Subject only to compliance with Section 7.02, and provided that no breach or default of this Article VII then exists by the shareholder making the proposed Transfer and that neither such shareholder nor the interests being Transferred is subject to an Event, any shareholder who is a natural person may, during his or her lifetime, gift, assign or transfer, without consideration, Class B Common Shares to his or her spouse or lineal descendants (each, a “Family Member”), to a trust made in whole or in part by such person for the exclusive benefit of such shareholder or his or her Family Members (each, a “Family Trust”) or to a partnership, corporation or limited liability company controlled by such shareholder which has been formed and is operated for the sole purpose of benefiting such shareholder or his or her Family Members (each a “Family Company”) as an estate planning device or technique. Without limiting any other provision of this Article VII, any Class B Common Shares Transferred to a Family Member or to a Family Trust or Family Company pursuant to this Section 7.04 shall continue to be subject to the provisions of Section 7.05 and Section 7.06 based upon circumstances, events and occurrences relating to the Transferor as if such Transferor were still the holder of such Class B Common Shares.~~

(d)

Notwithstanding anything to the contrary contained in this Section 7.06, a Class A Holder or Class B Holder may, pursuant to Section 7.04(a)(i), Transfer, free of any right of first refusal of the Corporation pursuant to this Section 7.06, all or any part of his or her Class A Common Shares and/or Class B Common Shares to a Class A or Class B Qualified Owner who is not a Class A Holder, Class B Holder or Class C Holder.

Section 7.07 ~~Section 7.05~~ - Repurchase Rights of the Corporation – Event Option, ~~Participating Provider~~ Termination Option and Repurchase Offers.

(a)

The holder of Common Shares subject to an Event or such holder’s legal representative, if applicable, shall notify the Corporation of the Event in writing, if practicable, prior to and, in any event, promptly upon its occurrence (the “Event Notice”) and, upon the occurrence of such Event, the Corporation will have the right, but not the obligation, to purchase all, but not less than all, of the Common Shares owned or held beneficially by such ~~Transferor~~Person at the price equal to their Book Value as of the date that is the calendar month-end immediately preceding ~~such~~the date of the Company’s exercise of the Event Option, on and in accordance with the Contract Terms (the “Event Option”). Within ~~60 days~~two years after the ~~determination of the Book Value in accordance with Section 7.07(a)~~occurrence of such Event, the Corporation shall notify ~~the Transferor~~such Person in writing whether it intends to exercise the Event Option and upon any such exercise, the closing thereof will be made on and in accordance with the Contract Terms. Failure by the Corporation to timely give notice of exercise of the

Event Option shall be deemed to be an election not to exercise the Event Option. Failure of a holder of Common Shares or its legal ~~representation~~representative to give an Event Notice will not prejudice the rights of the Corporation under this Section ~~7.05.~~7.07.

(b)

In the event that any ~~holder of Common Shares who is a Dentist ceases to be a Participating Provider for any reason, whether with or without cause and whether voluntarily or involuntarily, other than due to an Event, death, Retirement or Disability, immediately upon such event and without the requirement of any action by the Corporation or such shareholder, all Class A Common Shares held by such shareholder shall be deemed to be converted into an equal number of Class B Common Shares. The Corporation and such shareholder shall promptly take all steps necessary to cause such conversion to be effected in compliance with the Amended and Restated Articles of Incorporation of the Corporation. Upon such conversion, the following provisions shall apply:~~

~~(i)~~

~~If such Dentist shareholder is not reinstated as a Participating Provider within 90 days of such event (the “Grace Period”),~~Class A Holder or Class B Holder ceases to be a Class A or Class B Qualified Owner because of Disqualification, (i) the Corporation ~~shall~~will have the right, ~~(~~but not the obligation~~)~~, to purchase ~~and upon exercise of such right by the Corporation, such shareholder shall have the obligation to sell~~ all, but not less than all, of the Common Shares owned or held beneficially by such ~~shareholder~~holder at ~~a~~the price equal to their Book Value as of the date that is the calendar month-end immediately ~~prior to~~preceding the date ~~such event occurred~~of the Company’s exercise of the Termination Option, on and in accordance with the Contract Terms (the “~~Participating Provider Termination Option”); provided that the Corporation may give notice of its intent to exercise its Participating Provider Termination Option to the Transferor within 60 days after the lapse of the 90-day Grace Period and failure~~Termination Option”), and (ii) such Class A Holder or Class B Holder, subject to the Company’s Termination Option, may continue to hold his or her Common Shares following the occurrence of such Disqualification but such holder shall not be permitted to be a Transferee of any Class A Common Shares or Class B Common Shares for so long as such holder is not a Class A or Class B Qualified Owner. Within two years after the occurrence of the Disqualification, the Corporation shall notify such Class A Holder or Class B Holder in writing whether it intends to exercise the Termination Option and upon any such exercise, the closing thereof will be made on and in accordance with the Contract Terms. Failure by the Corporation to timely give notice of exercise of the ~~Participating Provider~~ Termination Option shall be deemed to be an election not to exercise the ~~Participating Provider Termination Option; or~~Termination Option. Notwithstanding anything to the contrary in this Section 7.07(b) but without limiting the last sentence of Section 7.04(b), a Transfer of Class A Common Shares and/or Class B Common Shares by a Class A Holder or Class B Holder to a Family Member, Family Trust or Family Company pursuant to Section 7.04(b) shall not constitute a Disqualification triggering the Company’s Termination Option.

~~(ii)~~

~~If such Dentist shareholder is reinstated as a Participating Provider, such shareholder shall have the right to exchange one Class B Common Share for one Class A Common Share upon approval of the Board of Directors, by surrendering the stock certificate representing such Class B Common Share whereupon the Corporation shall cancel such certificate and issue one certificate representing one Class A Common Share and one certificate representing the remaining balance of Class B Common Shares, if any.~~

(c)

The failure of the Corporation to exercise the Event Option or ~~Participating Provider~~ Termination Option, or to consummate the Event Option or ~~Participating Provider~~ Termination Option if exercised, will not affect its rights to purchase the same Common Shares under and in accordance with any applicable provisions of this Article VII in the event of an unrelated or subsequent event or proposed Transfer involving such Common Shares or the holder thereof. In addition, with respect to any Common Shares subject to an Event Option or ~~Participating Provider~~ Termination Option which are not purchased by the Corporation, in the absence of any order to the contrary with respect to such Common Shares by any court or agency having jurisdiction under federal or state law with respect to an Event, and to the extent not in violation of applicable law, such Common Shares will be and remain subject to the provisions and restrictions contained in this Article VII regardless of the identity of ~~the~~any Transferee thereof and any such Transferee will be deemed to be bound by the terms and provisions of this Article VII.

(d)

In addition to any other repurchase rights or obligations of the Corporation under this Article VII, the Board of Directors may~~,~~ cause the Corporation to repurchase such number of Class A Common Shares ~~or~~, Class B Common Shares, ~~or both~~Class C Common Shares or Class D Common Shares, or shares of any, some or all of such classes of Common Shares, which holders thereof are willing to Transfer to the Corporation on the Contract Terms, at such time or times each calendar year as the Board of Directors may determine in its discretion (in each case, a “Repurchase Offer”). The Corporation will make Repurchase Offers to all holders of such ~~shares~~class or classes of Common Shares as the Board of Directors determines in its discretion to be subject to the Repurchase Offer, on the Contract Terms, at Book Value as of the close of month immediately preceding the date of such Repurchase Offer, subject to aggregate funding availability determined by the Board of Directors and specified in such Repurchase Offer. The termination date of such Repurchase Offer and all applicable acceptance and closing procedures shall be specified therein. Those ~~shareholders~~holders of Common Shares subject to such Repurchase Offer who timely accept such Repurchase Offer in writing delivered to the Corporation shall be entitled to Transfer their Common Shares subject to such Repurchase Offer to the Corporation at the close of the offer period based on the following seniority priorities, if applicable: (i) first and solely with respect to Class A Common Shares and/or Class B Common Shares, length of Retirement, and (ii) second and with respect to all classes of Common Shares, length of ownership of such Common Shares. Any shareholders who accepted such Repurchase Offer but whose Common Shares subject to such Repurchase Offer were not repurchased by the Corporation due to funding limits or priority allocations (or both) will be given priority according to the seniority priorities set forth herein in the next succeeding Repurchase Offer applicable to such Common Shares.

Section 7.08 ~~Section 7.06~~ - Repurchase Obligations of the Corporation ~~Upon~~– Death, Disability and Retirement.

(a)

In the event of the death of any ~~holder of Common Shares~~Class A Holder, Class B Holder or Class C Holder, the Common Voting Shares owned or held beneficially by such shareholder at the time of death ~~by~~of such deceased shareholder shall be deemed to be offered for sale to the Corporation, and the Corporation shall have the obligation to purchase all, and not less than all, of such Common Voting Shares at the price equal to their Book Value as of the date that is the calendar month-end immediately preceding such shareholder’s death, on and in accordance with the Contract Terms. The Transfer required by this Section ~~7.06~~7.08(a) shall be consummated before the later of (i) the time specified in Section ~~7.07,~~7.10 or (ii) the 60th day after the appointment of an executor or administrator of the estate of the deceased shareholder has become final and unappealable.

(b)

In the event that any ~~holder of Common Shares~~Class A Holder or Class B Holder who is a Class A or Class B Qualified Owner becomes Disabled or Retires, such shareholder shall have the right, but not the obligation, to require the Corporation to purchase all, but not less than all, of the Class A Common Shares and/or Class B Common Shares owned or held beneficially by such shareholder at the time of such event at a price equal to their Book Value as of the date that is the calendar month-end immediately preceding or coinciding with such event, on and in accordance with the Contract Terms. Such Transferor shall give written notice to the Corporation of ~~its~~his or her election to exercise ~~its~~his or her rights under this Section ~~7.06~~7.08(b) within ~~30~~90 days after the applicable event occurs, and failure to timely give notice of such election shall be conclusively deemed to be a waiver of such rights.

Section 7.09 - Repurchase Obligations of the Corporation – Class C Common Shares.

(a)

Without limitation of the restrictions set forth in Sections 7.02(iii) and 7.03(b), in the event the aggregate number of outstanding Class C Common Shares is in excess of the Class C Maximum at any time as a result of the Corporation’s exercise of its repurchase rights or performance of its repurchase obligations pursuant to this Article VII, the Corporation shall have the obligation to purchase from each

Class C Holder, and each Class C Holder shall have the obligation to sell to the Corporation, such holder’s proportionate share (calculated by dividing the number of Class C Common Shares held by such Class C Holder by the total number of outstanding Class C Common Shares held by all Class C Holders) of the aggregate number of outstanding Class C Common Shares in excess of the Class C Maximum, such that the number of outstanding Class C Common Shares after such purchases by the Corporation shall be equal to or, if and to the extent necessary to avoid fractional shares, less than the Class C Maximum. Any such purchase shall be on and in accordance with the Contract Terms and shall be at a price equal to the Book Value of the Class C Common Shares as of the date that is the calendar month-end immediately preceding the date upon which such event occurred that resulted in an aggregate number of outstanding Class C Common Shares in excess of the Class C Maximum.

(b)

A Class C Holder shall have the right (the “Put Right”), exercisable upon written notice delivered to the Corporation (a “Put Notice”), to require the Corporation to redeem all or any portion of the Class C Common Shares held by such Class C Holder on the terms set forth in this subsection (b).

(i)

The Put Notice shall be delivered to the Company no less than 90 days prior to the last business day of the month following the end of any calendar quarter (the “Closing Date”). Subject to the timely delivery of the Put Notice, on the Closing Date, the Corporation shall repurchase from the Class C Holder, and such Class C Holder shall sell and deliver to the Corporation, the number of Class C Common Shares specified in the Put Notice, and the Corporation shall pay the Put Price (as defined below) to such Class C Holder. Such purchase and sale shall be on and in accordance with the Contract Terms.

(ii)	For purposes of this subsection (b):

(A)

The “Put Price” for each Class C Common Share being purchased by the Corporation shall be (1) in the event that the Closing Date is on or prior to the expiration date of the Lock-Up Period applicable to such Class C Common Share (the “Price Adjustment Date”), an amount equal to 95% of the Book Value per Class C Common Share as of the Put Price Calculation Date (defined below) or (2) in the event that the Closing Date is after the Price Adjustment Date, an amount equal to 100% of the Book Value per Class C Common Share as of the Put Price Calculation Date; and

(B)	The “Put Price Calculation Date” shall be the last day of the calendar quarter preceding the Closing Date.

Section 7.10 ~~Section 7.07~~ - Contract Terms.

(a)

The purchase price of each Common Share to be Transferred in accordance with the Contract Terms shall be the Book Value thereof at the applicable valuation date, as determined pursuant to this Section ~~7.07~~7.10(a). The Corporation shall cause its principal financial officer to determine the Book Value of the Common Shares subject to the Transfer and deliver written notice of such determination to the Transferring shareholder or his or her legal representative within 30 days after the Corporation receives actual notice of its right or obligation to purchase such Common Shares (except that such period shall be 60 days if actual notice occurs in December or January), and such determination shall be conclusively binding on the parties to the Transfer unless the ~~Transferee~~Transferring shareholder shall dispute such determination by providing written notice thereof to the Corporation within 10 days after such shareholder’s receipt of such determination. If a shareholder so disputes such determination of Book Value, ~~within 10 days,~~ the Corporation shall refer such dispute to a firm of independent public accountants (which may be the Corporation’s requested accounting firm) selected by the Board of Directors, and such accountants’ determination shall be conclusively binding on the parties. Such accountants shall be instructed to deliver their determination within 15 days. The failure of the Corporation or the accountants to meet any deadline in this Section ~~7.07~~7.10(a) shall not be a breach hereof by the Corporation unless such delay materially prejudices the Transferor.

(b)

The purchase price to be paid in any Transfer on and in accordance with the Contract Terms will be due and payable in cash in full at the closing of the Transfer held in accordance with this Section ~~7.07,~~7.10, subject, however to Section ~~7.07(f).~~ 7.10(f) and the following provisions of this Section 7.10(b). The purchase price to be paid in any Transfer on and in accordance with the Contract Terms shall be subject to any adjustments necessary to reconcile estimated and actual calculations of Book Value as of December 31 of the calendar year for which the purchase price was paid based upon the year-end audit of the Corporation’s financial statements. The Corporation may withhold up to five percent (5%) of the purchase price to be paid in any Transfer on and in accordance with the Contract Terms for a period of up to thirty (30) days after the completion of such year-end audit in order to make any such adjustments.

(c)

Notwithstanding any provision of this Article VII to the contrary, any purchase price payable by the Corporation for any Common Shares purchased by the Corporation pursuant to this Article VII shall be reduced, before any payments are made under this Article VII by the Corporation, by an amount equal to the unpaid balance and any accrued but unpaid indebtedness owed to the Corporation (the “Debt”) by the Transferor, and the Debt (to the extent of the purchase price) shall be deemed paid to the Corporation.

(d)

Subject to Section ~~7.07~~7.10(f), any Transfer of Common Shares made pursuant to the Contract Terms must be closed as specified in the applicable Section of this Article VII or, if not so specified, within 60 days after the date on which the parties involved become unconditionally bound under this Article VII to effect such Transfer or at such other time as such parties may otherwise agree.

(e)

Upon the delivery at the closing by the ~~Transferee~~Corporation of the purchase price, in cash (and/or promissory notes as permitted by Section ~~7.07~~7.10(f)), to be delivered in payment for such Common Shares Transferred pursuant to the Contract Terms, the Transferor shall execute and deliver to the ~~Transferee~~Corporation certificates representing the Common Shares Transferred and all such assignments and other instruments which may reasonably be required to evidence and cause such Transfer to be a valid, binding and legally enforceable Transfer of such Common Shares to the ~~Transferee~~Corporation. The Transferor shall also execute and deliver to the ~~Transferee~~Corporation a certificate, dated the closing date of such Transfer, containing a representation and warranty that on such date the Transferor is the holder of record and sole beneficial owner of the Common Shares so Transferred, has the full and unrestricted right to sell, assign, transfer and deliver such Common Shares to ~~such Transferee~~the Corporation, that the Transfer of such Common Shares to the Transferee will not conflict with or constitute a breach of the Corporation’s Amended and Restated Articles of Incorporation or Code of Regulations and that the Transferor is Transferring to such Transferee good and marketable title to the Common Shares so Transferred, free from all liens, security interests, pledges, encumbrances, equities, charges, claims, voting trusts or restrictions whatsoever, other than those restrictions contained in or arising under this Code of Regulations or, if applicable, the Amended and Restated Articles of Incorporation of the Corporation (and any restrictions arising by reason of federal or state securities laws).

(f)

Notwithstanding any other provision of this Article VII, the Corporation may, (i) for reasonable cause determined by the Board of Directors, defer the closing of any Transfer of any Common Shares pursuant to Section ~~7.03,~~7.06, Section ~~7.05~~7.07, Section 7.08 or Section ~~7.06,~~7.09, for a period not to exceed 395 days after the date on which the Corporation becomes aware of its right or obligation to consummate such purchase by the terms of this Article VII, (ii) upon written notice to all holders of Common Shares at least 30 days prior to such fiscal period, establish for any fiscal period designated by the Board of Directors, a maximum budget for aggregate cash payments to be made to Transferors by the Corporation during such fiscal period under Section ~~7.03, Section 7.05 and Section~~ 7.06, Section 7.07, Section 7.08 and/or Section 7.09, and/or (iii) defer all purchase price payments owed by the Corporation to Transferors pursuant to Section ~~7.03, Section 7.05 and Section~~ 7.06, Section 7.07, Section 7.08 and/or Section 7.09, but not paid as permitted by clauses (i) and/or (ii) of this Section ~~7.07~~7.10(f), pursuant to promissory notes of the Corporation, each (x) bearing a fixed rate of interest equal to the prime rate for commercial loans published on the closing date by the Corporation’s primary commercial bank, (y) being payable in equal monthly installments of principal interest sufficient to fully amortize such promissory note within five (5) years and (z) subject to the Corporation’s right at any time and from time to time to prepay such indebtedness in whole or in part.

Section 7.11 ~~Section 7.08~~ - Legend.

(a)

Each certificate evidencing Common Shares and each certificate issued in exchange for or upon the transfer of any Common Shares shall be stamped or otherwise imprinted with legends in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND RIGHTS AND OBLIGATIONS OF PURCHASE AND SALE PURSUANT TO THE CORPORATION’S CODE OF REGULATIONS ON FILE AT THE OFFICE OF THE CORPORATION, AND TRANSFER OF THESE SECURITIES CANNOT BE MADE EXCEPT UPON COMPLIANCE THEREWITH, OF WHICH NOTICE IS HEREBY GIVEN. A COPY OF SUCH CODE OF REGULATIONS WILL BE FURNISHED WITHOUT CHARGE BY THE CORPORATION TO THE HOLDER HEREOF WITHIN FIVE DAYS OF WRITTEN REQUEST.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR THERE IS PRESENTED TO THE CORPORATION AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT SUCH REGISTRATION IS NOT NECESSARY.

Section 7.12 ~~Section 7.09~~ - Binding Nature of Provisions.

The provisions contained in this Article VII shall be binding upon and inure to the benefit of each Person now or hereafter becoming a legal or beneficial holder of any Common Shares, or any interest therein, and upon and to their respective executors, administrators, heirs, successors and assigns.

Section 7.13 ~~Section 7.10~~ - Remedies.

Irreparable injury will result to the Corporation in the event of a breach of any of the covenants and agreements contained in this Article VII, and in the event of any such breach, the Corporation shall be entitled to injunctive relief to restrain a violation of such provisions or specific performance of the terms of such provisions, or other equitable relief as may be appropriate. If any dispute arises regarding the Transfer or proposed Transfer of any Common Shares, the Corporation shall be entitled, without showing actual damage, to a temporary or permanent injunction restraining such Transfer or proposed Transfer pending determination of such controversy and that no bond or other security shall be required in connection with such action. Accordingly, each shareholder hereby waives with respect to any action or proceeding brought by to enforce the provisions hereof against said shareholder any claim or defense that the Corporation now has or hereafter shall have an adequate remedy at law and such shareholder hereby agrees not to assert any such claim or defense in any such action or proceeding. The foregoing provisions of this Section ~~7.11~~7.13 shall not be construed as precluding the Corporation from exercising any other rights, privileges or remedies to which it may be entitled, all of which rights, remedies and privileges shall be deemed cumulative and none of which shall be deemed exclusive.

ARTICLE VIII

Miscellaneous

Section 8.01 - No Seal.

The Corporation shall have no seal.

Section 8.02 - Amendment.

This Code of Regulations may be amended in whole or part by the affirmative vote at a meeting or by the written consent without a meeting of the holders of record of shares of capital stock of the Corporation entitling them to exercise a majority of the voting power of the Corporation, as such phrase “voting power of the Corporation” is defined in Section 1.08(a).

Proxy must be signed and dated below.

DCP HOLDING COMPANY	PROXY

This Proxy is solicited on behalf of the Board of Directors for the Special Meeting to be held on November 12, 2013.

The undersigned hereby appoints Michael J. Carl, James T. Foley and David A. Kreyling, and each of them, attorneys and proxies of the undersigned with full power of substitution, to attend the Special Meeting of Shareholders of DCP Holding Company to be held on November 12, 2013 at 6:30 P.M. Eastern Time, at the Cooper Creek Event Center, 4040 Cooper Road, Blue Ash, Ohio 45241 or any adjournment of such Special Meeting, and to vote the number of Class A Common Shares and Class B Common Shares which the undersigned would be entitled to vote and with all the power the undersigned would possess if personally present.

Receipt of the Notice of Special Meeting of Shareholders and Proxy Statement dated October 7, 2013, is hereby acknowledged.
Dated: , 2013

Signature(s)
IMPORTANT: Please sign exactly as your name appears hereon indicating, where proper, official position or representative capacity. In the case of joint holders, all must sign.

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Special Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

DCP Holding Company	Proxy

This proxy will be voted in accordance with specification made. The parenthetical following each Proposal references the class of Common Shares entitled to vote on the Proposal. If no choices are indicated, this proxy will be voted FOR each of the Proposals below.

1.	AMENDED ARTICLES PROPOSALS:

(A) To increase the number of authorized Class B Common Shares from 100,000 shares to 120,000 shares (Class A Common Shares and Class B Common Shares, voting as separate classes).

☐ FOR ☐ AGAINST ☐ ABSTAIN

(B) To amend the terms of the Class B Common Shares to provide that the shares shall have voting rights and terms substantially similar to the Class A Common Shares (Class A Common Shares and Class B Common Shares, voting as separate classes).

☐ FOR ☐ AGAINST ☐ ABSTAIN

(C) To create a new Class C Common Shares (Class A Common Shares and Class B Common Shares, voting as separate classes).

☐ FOR ☐ AGAINST ☐ ABSTAIN

(D) To create a new Class D Common Shares (Class A Common Shares and Class B Common Shares, voting as separate classes).

☐ FOR ☐ AGAINST ☐ ABSTAIN

(E) To eliminate pre-emptive rights of holders of Class A Common Shares with respect to new classes of voting shares (Class A Common Shares and Class B Common Shares, voting as separate classes).

☐ FOR ☐ AGAINST ☐ ABSTAIN

(F) To provide for automatic conversion of Class A, Class B and Class C Common Shares. (Class A Common Shares and Class B Common Shares, voting as separate classes).

☐ FOR ☐ AGAINST ☐ ABSTAIN

2.	AMENDED CODE PROPOSALS:

(A) To amend and establish eligibility requirements for ownership of the classes of the Company’s Common Shares (Class A Common Shares Only).

☐ FOR ☐ AGAINST ☐ ABSTAIN

(B) To amend transfer restrictions and repurchase rights and obligations with respect to Class A Common Shares and Class B Common Shares (Class A Common Shares Only).

☐ FOR ☐ AGAINST ☐ ABSTAIN

(C) To establish transfer restrictions and repurchase and redemption rights and obligations with respect to Class C Common Shares (Class A Common Shares Only).

☐ FOR ☐ AGAINST ☐ ABSTAIN

(D) To establish transfer restrictions and repurchase and redemption rights and obligations with respect to Class D Common Shares (Class A Common Shares Only).

☐ FOR ☐ AGAINST ☐ ABSTAIN

(E) To establish a maximum percentage of Class C Common Shares that may be outstanding (Class A Common Shares Only).

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	Proposal to adjourn the special meeting if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve Proposal 1 and/or Proposal 2 (Class A Common Shares Only).

☐ FOR ☐ AGAINST ☐ ABSTAIN